Prospectus Supplement
(To Prospectus Dated June 28, 2007)

The information in this Prospectus Supplement is not complete and may be changed.  This Prospectus Supplement and the accompanying
Prospectus is not an offer to sell and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                                               Subject to Completion Dated July 17, 2007
                                                            $[            ]
                                          Structured Repackaged Asset-Backed Trust Securities
                                            (STRATS(SM)) Callable Certificates, Series 2007-2
                                   STRATS(SM) Trust for BNSF Funding Trust I Securities, Series 2007-2
                                                            Issuing Entity
                                                Synthetic Fixed-Income Securities, Inc.
                                                         Depositor and Sponsor

The offered certificates represent interests in the issuing   The Issuing Entity
entity only and do not represent an interest in or            o  is a New York common law trust formed by a trust agreement
obligation of the underwriters, the trustee, the depositor       between the Depositor and U.S. Bank Trust National
and sponsor or any of their affiliates.                          Association, as trustee.
You should review the information in "Risk Factors" on page   o  will issue one class of certificates: the Certificates,
S-12 of this Prospectus Supplement and on page 4 in the          which are offered by this Prospectus Supplement.
Prospectus.  For complete information about the offered       o  will enter into the Warrant Agent Agreement pursuant to
certificates, read both this Prospectus Supplement and the       which the Call Warrants relating to the Certificates will
Prospectus.                                                      be issued.  The Call Warrants are not offered by this
This Prospectus Supplement must be accompanied by the            Prospectus Supplement.
Prospectus if it is being used to offer and sell the          The Certificates
offered certificates.                                         o  are entitled to semi-annual interest payments on each
                                                                 January 15 and July 15 until January 15, 2026 at a rate of
                                                                 [         ]% per annum, and thereafter quarterly interest
                                                                 payments on each January 15, April 15, July 15 and October
                                                                 15 at an annual rate equal to the applicable pass-through
                                                                 rate, reset quarterly, in each case to the extent interest payments are received on the underlying securities.
                                                              o  are subject to the deferral of interest payments if, and to the extent that, the underlying issuer defers payment
                                                                 of interest on the underlying securities.
                                                              o  are entitled to a pro rata share of principal payments
                                                                 made on the underlying securities.  A single principal
                                                                 payment is due on the underlying securities on their due
                                                                 date or earlier upon redemption of the underlying
                                                                 securities.
                                                              o  are callable in whole or in part if the Call Warrants on the underlying securities are exercised, which may occur
                                                                 at any time on or after July 15, 2012 or earlier, under
                                                                 the circumstances described in this Prospectus Supplement.
                                                              o  may be subject to early redemption if the underlying
                                                                 securities guarantor ceases or fails to file periodic
                                                                 reports under the Securities Exchange Act of 1934, as
                                                                 described in this Prospectus Supplement.  Such an event
                                                                 could negatively affect your return on your investment in
                                                                 the Certificates.
                                                              o  currently have no trading market.
                                                              o  are not insured or guaranteed by any governmental agency or by any other person or entity.
                                                                                           Proceeds to Issuer
                                          Price to Public       Underwriting Discount      (before expenses)
                                          ______________________________________________________________________
                        Per Certificate        $25.00                  $[     ]                 $[     ]
                                  Total        $[   ]                  $[     ]                 $[     ]
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the Certificates or passed upon the adequacy or accuracy of this Prospectus Supplement or the accompanying Prospectus.  Any representation to the contrary is a criminal offense.
Subject to the satisfaction of certain conditions, the underwriters (the "Underwriters") named below will purchase the offered
Certificates from the depositor.  See "Method of Distribution" in this Prospectus Supplement.  The offered Certificates will be
issued in book-entry form only on or about [         ], 2007.  The depositor intends to apply to list the Certificates on the New
York Stock Exchange.  Trading of the Certificates on the New York Stock Exchange is expected to commence within a 30-day period after the initial delivery thereof.

                                                            _______________
Wachovia Securities                                                                             RBC Capital Markets
                                                            July    , 2007

                                         IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
                                         PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

     We provide information to you about the Certificates in two separate documents that progressively provide more detail: (a) the accompanying Prospectus, which provides general information, some of which may not apply to your Certificates and (b) this Prospectus
Supplement, which describes the specific terms of your Certificates.

     For complete information about the offered Certificates, read both this Prospectus Supplement and the Prospectus.  This
Prospectus Supplement must be accompanied by the Prospectus if it is being used to offer and sell the offered Certificates.  All annexes and schedules to this Prospectus Supplement are part of this Prospectus Supplement.

     The Depositor has filed with the Securities and Exchange Commission (the "Commission") a registration statement (of which this
Prospectus Supplement and the accompanying Prospectus form a part) under the Securities Act of 1933, with respect to your
Certificates.  This Prospectus Supplement and the accompanying Prospectus do not contain all of the information contained in the registration statement.  For further information regarding the documents referred to in this Prospectus Supplement and the accompanying Prospectus, you should refer to the registration statement and the exhibits to such registration statement.  See "Where
You Can Find More Information" in the accompanying Prospectus.

     You should rely only on the information contained in this Prospectus Supplement or the accompanying Prospectus.  Neither the
Depositor nor any Underwriter has authorized any other person to provide you with different information.  If anyone provides you with different or inconsistent information, you should not rely on it.  Neither the Depositor nor any Underwriter is making an offer to sell offered Certificates in any jurisdiction where the offer or sale is not permitted.

     We include cross-references in this Prospectus Supplement and the accompanying Prospectus to captions in these materials where you can find further related discussions.  The following table of contents and the table of contents included in the accompanying
Prospectus provide the pages on which these captions are located.

     For 90 days following the date of this Prospectus Supplement, all dealers selling the offered Certificates will deliver a
Prospectus Supplement and Prospectus.  This is in addition to any dealer's obligation to deliver a Prospectus Supplement and
Prospectus when acting as Underwriters of the offered Certificates and with respect to their unsold allotments or subscriptions.

     The Underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the offered Certificates, including over-allotment, stabilizing and short-covering transactions in such securities and the imposition of penalty bids, in each case in connection with the offering of the offered Certificates.  For a description of these activities, see "Method of
Distribution" in this Prospectus Supplement.

                                                        EUROPEAN ECONOMIC AREA

     In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a "Relevant
Member State"), each Underwriter has represented and agreed that with effect from and including the date on which the Prospectus
Directive is implemented in that Relevant Member State (the "Relevant Implementation Date") it has not made and will not make an offer of the offered Certificates to the public in that Relevant Member State prior to the publication of a prospectus in relation to the offered Certificates which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of the offered Certificates to the public in that Relevant Member State at any time:

         (a)  to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

         (b)  to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year;
     (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or

         (c)  in any other circumstances which do not require the publication by the issuing entity of a prospectus pursuant to
     Article 3 of the Prospectus Directive.

                                                                 ii

     For the purposes of this provision, the expression an "offer of Certificates to the public" in relation to any offered
Certificates in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the offered Certificates so as to enable an investor to decide to purchase or subscribe the offered Certificates, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression "Prospectus Directive" means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member
State.

                                                [Remainder of Page Left Intentionally Blank]

                                                                 iii

                                                         PROSPECTUS SUPPLEMENT

                                                              PROSPECTUS

                                                                 iv

                                                                SUMMARY

     This summary highlights the principal economic terms of the Certificates being issued by the Trust and of the Underlying
Securities.  It does not contain all of the information that you need to consider in making your investment decision.  To understand all of the terms of the offering of the Certificates, you should read carefully this Prospectus Supplement and the accompanying
Prospectus in full.  Certain capitalized terms used in this Prospectus Supplement are defined on the pages indicated in "Index of
Terms."

Depositor                                        Synthetic Fixed-Income Securities, Inc., a wholly-owned subsidiary of
                                                 Wachovia Corporation (the "Depositor").  The Depositor is also the
                                                 "sponsor" with respect to the Certificates for purposes of Rule 1101(1)
                                                 under the Securities Act and references to the "Depositor" in the
                                                 Prospectus Supplement also include the Depositor in its capacity as sponsor.

Trustee                                          U.S. Bank Trust National Association.

Issuing Entity                                   The Depositor and the trustee will form the STRATS(SM) Trust for BNSF
                                                 Funding Trust I Securities, Series 2007-2 (the "Trust") pursuant to a trust agreement dated as of September 8, 2006, as supplemented by the
                                                 STRATS(SM) Certificates series supplement 2007-2, dated [         ], 2007
                                                 (collectively, the "Trust Agreement").

Certificates                                     $[         ] STRATS(SM) Callable Certificates, Series 2007-2 (the
                                                 "Certificates").  The Certificates represent the entire beneficial interest in the Trust.  The Certificates will be issued by the terms of the Trust Agreement.

Seller                                           [                  ], LLC (the "Seller"), a wholly owned subsidiary of
                                                 Wachovia Securities.  Notwithstanding anything to the contrary in the accompanying Prospectus, the Underlying Securities will be sold to the
                                                 Trustee by the Seller on the Closing Date.  The Seller will have no obligations with respect to the Certificates.

Distribution Date                                Semi-annually on the 15th day of each January and July, commencing on
                                                 January 15, 2008, until the Underlying Securities Rate Conversion Date, and thereafter quarterly on the 15th day of each January, April, July and October beginning on April 15, 2026, until the date on which the
                                                 Certificates are retired (the "Distribution Date"), or in each case if such date is not a Business Day, the next succeeding Business Day.
                                                 Notwithstanding the above, in the event that the Underlying Securities
                                                 Guarantor exercises its right to defer interest payments on the Junior
                                                 Subordinated Debentures as described under "Summary-Underlying
                                                 Securities Interest Deferral," no distributions on the Certificates will be made during the resulting Optional Deferral Period.  "Business
                                                 Day" means any other day other than a Saturday, a Sunday or a day on which banking institutions in New York, New York are authorized or obligated by law or executive order to be closed.

                                                                 S-1

Payments of Interest and
Pass-Through Rate                                You will have the right to receive payments of interest on your
                                                 Certificates at the Pass-Through Rate on each Distribution Date until the date on which the Certificates have been paid in full, as described below.  For each Interest Period commencing prior to the Underlying
                                                 Securities Rate Conversion Date, payments of interest will be made semi-annually in arrears, and for each Interest Period commencing on or after the Underlying Securities Rate Conversion Date, payments of interest will be quarterly in arrears.

                                                 The "Pass-Through Rate" will be a rate per annum equal to [   ]%.  If
                                                 any portion of the principal amount of any Underlying Securities remains unpaid after the Underlying Securities Rate Conversion Date, then from and after the Underlying Securities Rate Conversion Date, the
                                                 Pass-Through Rate will be an annual rate paid quarterly and will be equal to the percentage equivalent of a fraction, the numerator of which is (a) the product of (i) the then applicable interest rate on the Underlying Securities, times (ii) the principal amount of the
                                                 Underlying Securities, minus (b) an amount equal to the annual Trustee fee and NYSE listing fee, and the denominator of which is the principal amount of the Certificates, reset quarterly on each Reset Date;
                                                 provided that upon a partial redemption of Certificates, the
                                                 Pass-Through Rate will be a rate equal to the then applicable interest rate on the Underlying Securities divided by the Warrant Conversion
                                                 Percentage.  See "Description of the Certificates," "Description of the
                                                 Underlying Securities" and Appendix A herein.  Interest will begin to accrue on your Certificates on the Closing Date and the first
                                                 Distribution Date will be January 15, 2008.

Rate Conversion Date                             January  15, 2026.  The Certificates are entitled to semi-annual interest payments on the 15th day of each January and July, commencing on January 15, 2008, until the Underlying Securities Rate Conversion
                                                 Date, and thereafter the Certificates are entitled to quarterly interest payments on the 15th day of each January, April, July and
                                                 October beginning on April 15, 2026, until the date on which the
                                                 Certificates are retired.   See "Appendix A-Description of the
                                                 Underlying Securities" herein.

Deferral of Interest                             Interest on the Certificates will not be payable if any payment with respect to the Underlying Securities is not received by the trustee by
                                                 12:00 noon (New York City time) on an Underlying Securities Scheduled
                                                 Payment Date as a result of a deferral of interest on the Underlying
                                                 Securities as described below.

                                                 During any resulting Optional Deferral Period, interest on the
                                                 Certificates will be calculated at the Pass-Through Rate and will accumulate additional interest on the amount of each deferred interest payment from the Distribution Date on which it otherwise would have been paid at the applicable Pass-Through Rate, compounded semi-annually for each Interest Period commencing prior to the Underlying Securities
                                                 Rate Conversion Date, and quarterly for each Interest Period commencing on or after the Underlying Securities Rate Conversion Date.

                                                                 S-2

                                                 Interest payments on the Certificates will resume once (i)
                                                 distributions on the Underlying Securities have resumed and (ii) all amounts due and payable on the Underlying Securities have been received by the Trust. Following the satisfaction of these conditions, interest payments on the Certificates will thereafter be payable on each succeeding Underlying Securities Payment Date once distributions on the
                                                 Underlying Securities have resumed.  See "Summary-Underlying Securities
                                                 Interest Deferral" and "Appendix A-Description of the Underlying
                                                 Securities" herein.

Interest Period                                  The "Interest Period" will be, with respect to the first Distribution
                                                 Date, the period from and including the original issue date of the
                                                 Certificates to, but excluding, January 15, 2008 and thereafter each period from and including a Distribution Date to but excluding the next
                                                 Distribution Date, which will be (i) prior to the Underlying Securities
                                                 Rate Conversion Date, semi-annually, and (ii) from and after the
                                                 Underlying Securities Rate Conversion Date, quarterly.  Interest will be calculated on the basis of a 360-day year consisting of twelve
                                                 30-day months.

Payment of Principal                             You will have the right to receive a payment equal to the principal amount of your Certificates ($25 per Certificate) on the Final Maturity
                                                 Date, to the extent the outstanding principal amount of the Underlying
                                                 Securities is repaid by the Underlying Issuer on such date, or such earlier date on which a payment of principal is made on the Underlying
                                                 Securities or on which the Trust redeems your Certificates as described under "Description of the Certificates-Redemption of the Certificates
                                                 Upon Exercise of a Call Warrant" herein.

Record Date                                      The Business Day immediately preceding each Distribution Date (the
                                                 "Record Date").

Closing Date                                     [         ], 2007 (the "Closing Date"), or such other date on which the
                                                 Certificates offered under this Prospectus Supplement are issued.

Final Maturity Date                              December 15, 2055 (the "Final Maturity Date").

Denominations                                    The Certificates will be available for purchase in minimum denominations of $25 and integral multiples of $25.  The denomination of each Certificate will also represent its initial principal balance.

Book-Entry Registration                          As a holder of a certificate ("Certificateholder"), you will not receive Certificates in physical form.  Instead, your Certificates will be in book-entry form and registered in the name of Cede & Co., as the nominee of the Depository Trust Company.  See "Description of the
                                                 Certificates-Definitive Certificates" herein.

Rating                                           It is a condition to the issuance of the Certificates that the
                                                 Certificates are rated by the agency named below at least as highly as the Underlying Securities.  As of the date of this Prospectus
                                                 Supplement,

                                                                 S-3

                                                 the Underlying Securities are rated "BBB-" by Standard & Poor's Ratings
                                                 Services, a division of The McGraw-Hill Companies, Inc. ("S&P"). A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. A security rating does not address the occurrence or frequency of redemptions or prepayments on, or extensions of the maturity of, securities held by a trust, if applicable, or the corresponding effect on the yield to investors. The rating addresses the likelihood of the receipt by holders of the Certificates of payments required under the Trust Agreement, and are based primarily on the credit quality of the Underlying Securities. The rating does not, however, address the likelihood of the Underlying Securities Guarantor failing to report under the Exchange Act. Any downgrade by the rating agency of the Underlying Securities would result in a downgrade of such rating agency's rating with respect to the Certificates. See "Rating"
                                                 herein.

The Underlying Securities                        $[         ] 6.613% Fixed Rate/Floating Rate Trust Preferred Securities
                                                 due 2055 issued by the Underlying Issuer (the "Underlying Securities").

Underlying Issuer                                BNSF Funding Trust I (the "Underlying Issuer").  See "The Underlying
                                                 Issuer and the Underlying Securities Guarantor" herein.  The Underlying
                                                 Securities Guarantor has unconditionally guaranteed the payment of distributions out of moneys held by the Underlying Issuer and payments on liquidation of the Underlying Issuer or the redemption of the
                                                 Underlying Securities to the extent the Underlying Issuer has funds available therefore (the "Underlying Securities Guarantee").  See
                                                 "Appendix A-Description of the Underlying Securities" herein.

Underlying Securities Guarantor                  Burlington Northern Santa Fe Corporation (the "Underlying Securities
                                                 Guarantor").  See "The Underlying Issuer And The Underlying Securities
                                                 Guarantor" herein.  The Underlying Securities have the benefit of a limited guarantee by the Underlying Securities Guarantor, which is described below, and the sole assets held by the Underlying Issuer will be the Junior Subordinated Notes of the Underlying Securities
                                                 Guarantor, which are described below. Although the Underlying
                                                 Securities are issued pursuant to a multi-stage legal structure, the
                                                 Underlying Securities are effectively unsecured and fully subordinated obligations of the Underlying Securities Guarantor.  Potential
                                                 Certificateholders should obtain and evaluate the same information concerning the Underlying Issuer and the Underlying Securities
                                                 Guarantor as they would obtain and evaluate if they were investing directly in the Underlying Securities or in other securities guaranteed by the Underlying Securities Guarantor.  See "Risk Factors" and
                                                 "Description of the Underlying Securities" herein.

                                                 The Underlying Securities Guarantor is subject to the informational reporting requirements of the Securities Exchange Act of 1934 and, in accordance therewith, files reports and other information (including financial information) with the Securities and Exchange Commission under the Underlying Securities Guarantor's Exchange Act File Number,
                                                 001-11535.

                                                                 S-4

Junior Subordinated Notes                        6.613% Fixed Rate/Floating Rate Junior Subordinated Notes, due December
                                                 15, 2055 issued by the Underlying Securities Guarantor (the "Junior
                                                 Subordinated Notes").  The Junior Subordinated Notes are the sole assets held by the Underlying Issuer.  The Junior Subordinated Notes
                                                 may be distributed or exchanged for the Underlying Securities under certain circumstances, and if such distribution or exchange occurs, such event will not be treated as a redemption and the Junior
                                                 Subordinated Notes will be treated as the Underlying Securities for all purposes.

                                                 The Junior Subordinated Notes constitute fully subordinated unsecured indebtedness that ranks junior in right of payment to all existing and future senior indebtedness of the Underlying Securities Guarantor.

Underlying Securities Interest Rate              Prior to the Underlying Securities Rate Conversion Date, 6.613% per
                                                 annum payable semi-annually, and on and after the Underlying Securities
                                                 Rate Conversion Date, three-month LIBOR plus 2.350%, reset and payable quarterly until repaid.

                                                 Interest on the Underlying Securities accrues at the Underlying
                                                 Securities Interest Rate for each Underlying Securities interest accrual period described below and is payable on each Underlying
                                                 Securities Scheduled Payment Date described below.  The entire principal amount of the Underlying Securities will be payable on the
                                                 Underlying Securities Final Maturity Date described above, subject to compliance by the Underlying Securities Guarantor with certain capital replacement covenants.

Underlying Securities Scheduled
Payment Date                                     January 15 and July 15 of each year until the Underlying Securities
                                                 Rate Conversion Date, and thereafter quarterly on the 15th day of each
                                                 January, April, July and October (each, an "Underlying Securities
                                                 Scheduled Payment Date").  The next scheduled payment date is
                                                 January 15, 2008.

Underlying Securities Rate Conversion
Date                                             January 15, 2026 (the "Underlying Securities Rate Conversion Date").
                                                 See "Appendix A-Description of the Underlying Securities" herein.

Denominations; Underlying Securities             The Underlying Securities are denominated and payable in U.S. dollars and are available in minimum denominations of $1,000 and integral multiples of $1,000 thereof.

Underlying Securities Interest
Accrual Periods                                  Interest is payable on a semi-annual basis until the Underlying
                                                 Securities Rate Conversion Date, and thereafter on a quarterly basis.

                                                                 S-5

Underlying Securities Interest
Deferral                                         The Underlying Securities Guarantor may elect, on one or more occasions, to defer the interest payments on the Junior Subordinated
                                                 Notes for a period of up to 5 consecutive years (each, an "Optional
                                                 Deferral Period"); provided that the Underlying Securities Guarantor cannot optionally defer interest payments on or after the maturity date of, or redemption date for, the Junior Subordinated Notes and it has not failed to pay (i) optionally deferred interest otherwise due for a period of 10 consecutive years or (ii) any interest otherwise due for a period of 12 consecutive years.

                                                 If the Underlying Securities Guarantor fails to pay all accrued and unpaid interest on the Junior Subordinated Notes for a period of 5 consecutive years following the commencement of an Optional Deferral
                                                 Period or during a Mandatory Trigger Period (as defined in Appendix A herein), and unless prevented by a Market Disruption Event (as defined in Appendix A herein), the Underlying Securities Guarantor must sell its common stock and/or qualifying preferred stock pursuant to the
                                                 Underlying Securities Prospectus and use the net proceeds of such sales to pay all accrued and unpaid interest on the Junior Subordinated Notes.

                                                 During any such Optional Deferral Period, distributions on the
                                                 Underlying Securities and, consequently the Certificates will also be deferred.  Once distributions are deferred on the Underlying
                                                 Securities, distributions on the Certificates will also be deferred.
                                                 Any deferral of the payment of interest on the Underlying Securities will not require any payment by the Underlying Securities Guarantor.
                                                 See "Appendix A-Description of the Underlying Securities" and "Appendix
                                                 A-Description of the Junior Subordinated Notes" herein.

Optional Redemption                              The Junior Subordinated Notes are redeemable in whole or in part by the
                                                 Underlying Securities Guarantor at any time and from time to time, (i)
                                                 on or after January 15, 2026 at a redemption price (the "Optional
                                                 Redemption Price")  equal to the aggregate principal amount of the
                                                 Junior Subordinated Notes owned by the Underlying Issuer to be redeemed, plus all accrued and unpaid interest thereon to but not including the redemption date; or (ii) in whole or in part at any time prior to January 15, 2026 at a redemption price (the "Make-Whole
                                                 Optional Redemption Price")  equal to the greater of 100% of the principal amount of the Junior Subordinated Notes being redeemed, and as determined by the calculation agent, the sum of the present values of remaining scheduled payments of principal and interest thereon for the period of time from the redemption date to January 15, 2026, discounted to the redemption date on a semi-annual basis (assuming a
                                                 360-day year consisting of twelve 30-day months) at the Treasury Rate
                                                 (as defined in Appendix A) plus 0.35%, plus, in each case, all accrued and unpaid interest thereon to but not including the redemption date.
                                                 The Underlying Securities Guarantor may elect to redeem Junior
                                                 Subordinated Notes at one or more times in this manner.

                                                 To the extent the Junior Subordinated Notes are redeemed, the
                                                 Underlying Issuer will redeem a Like Amount of the Underlying
                                                 Securities.  Neither the Junior Subordinated Notes nor the Underlying
                                                 Securities are redeemable at the option of their holders.   See
                                                 "Description of the Underlying Securities" herein.

                                                                 S-6

Special Event Redemption
                                                 The Underlying Issuer will redeem the Underlying Securities if the
                                                 Junior Subordinated Notes are redeemed in whole, but not in part, within 90 days following the occurrence of a tax event or a regulatory event at a redemption price (the "Special Event Redemption Price")
                                                 equal to the greater of (i) 100% of the principal amount of the Junior
                                                 Subordinated Notes being redeemed, and (ii) as determined by the calculation agent, the sum of the present values of remaining scheduled payments of principal and interest thereon for the period of time from the redemption date to January 15, 2026, discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined in Appendix A)
                                                 plus 0.50% plus, in each case, all accrued and unpaid interest thereon to but not including the redemption date.

Like Amount                                      With respect to a redemption of the securities of the Underlying
                                                 Issuer, such securities having a liquidation amount equal to the principal amount of the Junior Subordinated Notes that are to be contemporaneously paid in accordance with their terms.  With respect to a distribution of Junior Subordinated Notes upon the dissolution and liquidation of the Underlying Issuer, Junior Subordinated Notes having a principal amount equal to the liquidation amount of the securities of the Underlying Issuer, and bearing accrued and unpaid interest in an amount equal to the accumulated and unpaid distributions on the securities of the Underlying Issuer, of the holder to whom those notes are being distributed (the "Like Amount").

Liquidation of the Underlying Issuer             The Underlying Securities Guarantor will have the right under certain circumstances to cause the dissolution of the Underlying Issuer and cause a pro rata distribution of the Junior Subordinated Notes to the holders of the Underlying Securities (a "Dissolution Event" ).  If such distribution occurs, such event will not be treated as a redemption and the Junior Subordinated Notes will be treated as the Underlying
                                                 Securities for all purposes.  In addition, upon the occurrence of such a Dissolution Event, the Underlying Securities Guarantor will have the right to distribute the principal amount of the Underlying Securities to the holders thereof (i.e., the Trust) plus any accumulated and unpaid distributions to that date in cash. See "Appendix A-Description of the Underlying Securities" herein.

Action Upon Underlying Securities Guarantor
Failing to Report Under the Exchange Act
                                                 If (1) the Underlying Securities Guarantor either (x) states in writing that it intends permanently to cease filing periodic reports required under the Securities Exchange Act of 1934 or (y) fails to file all required periodic reports for any applicable reporting period, and
                                                 (2) the Depositor determines after consultation with Securities and
                                                 Exchange Commission staff or available published guidance, that under applicable securities laws, rules or regulations the Trust must be liquidated or the Underlying Securities distributed (an "SEC Reporting
                                                 Failure"), then the Depositor will promptly notify the Trustee, S&P and to the extent permitted by applicable law, the Warrantholders of such
                                                 SEC Reporting Failure and the Trustee will liquidate or distribute in kind, as directed by the Depositor, any remaining Underlying Securities and the Trustee will allocate and distribute such moneys or other property to the holders of Certificates then outstanding in an amount equal to the Allocation

                                                                 S-7

                                                 Amount, subject to the exercise of the Call Warrants, as described in the next paragraph.

                                                 In addition, the Call Warrants will become immediately exercisable upon the occurrence of an SEC Reporting Failure (whether such SEC Reporting
                                                 Failure occurs before or after July 15, 2012) and, if the Call Warrants are "in the money," they will be deemed to be exercised without further action by the Warrantholders and will be cash settled concurrently with the distribution to Certificateholders.  The distribution will be allocated to the Holders of the Certificates in an amount equal to the
                                                 Allocation Amount and will be made to the Certificateholders on a pro rata basis according to the certificate principal balance for the
                                                 Certificates held.

                                                 In the event of a failure by the Underlying Securities Guarantor to file all required periodic reports as described above, if permitted by law, the Depositor may cause the Trust to terminate its Exchange Act reporting obligations if doing so would permit the Trust to continue without a liquidation or distribution of the Underlying Securities.  In connection with any such termination, the listing of the Certificates on the NYSE may be discontinued in accordance with NYSE rules.

Optional Exchange                                A Warrantholder will have a limited right to exchange certificates for a pro rata portion of the Underlying Securities.  See "Description of the Certificates-Warrantholder Optional Exchange" in this Prospectus
                                                 Supplement and "Description of the Certificates-Optional Exchange" in
                                                 the Prospectus.

Trustee Compensation                             As compensation for its services under the Trust Agreement, the Trustee will receive an annual fee equal to $4,000.00. The trustee fee will be paid by the Trust on each Distribution Date after the Certificateholders have received their distributions.

Call Warrants                                    Concurrently with the execution of the Trust Agreement and the delivery of the Certificates, the Trustee, on behalf of the Trust, will execute an agreement, (the "Warrant Agent Agreement"), initially evidencing call options with respect to the Underlying Securities (the "Call
                                                 Warrants").  The Trust will hold the Underlying Securities subject to the Call Warrants.

                                                 On the Closing Date, the Warrantholder will be required to make an upfront payment to the Trust as consideration for the Call Warrants.

                                                 The Call Warrants permit their holders to purchase the Underlying
                                                 Securities from the Trust at any time on any Business Day on or after
                                                 July 15, 2012 and any Business Day during any earlier period during which (i) a trust event of default with respect to the Underlying
                                                 Securities or an indenture event of default with respect to the Junior
                                                 Subordinated Notes has occurred and is continuing, (ii) a tender offer for the Underlying Securities has occurred, (iii) any redemption or other unscheduled payment on the Underlying Securities has been announced and the distribution to securityholders of the redemption price or other payment has not yet occurred or (iv) an SEC Reporting
                                                 Failure (as

                                                                 S-8

                                                 defined in this Prospectus Supplement) has occurred and is continuing (each, a "Warrant Exercise Date").

                                                 Each Call Warrant may be exercised by the relevant Warrantholder in whole or in part on any Warrant Exercise Date.  Upon exercise of a Call
                                                 Warrant, the Warrantholder will be entitled to delivery of the Called
                                                 Underlying Securities or, in connection with a tender offer where the called securities cannot be delivered, the excess of the tender offer proceeds over the Warrant Exercise Purchase Price.  The "Called
                                                 Underlying Securities" will be Underlying Securities having a principal amount equal to $500,000 per exercised Call Warrant, and in increments of $1,000 in excess of $500,000.

                                                  o   An exercise of the Call Warrants in whole will result in the redemption of all of the Certificates.

                                                  o   In the event of an exercise of the Call Warrants in part, the
                                                      Certificates will be redeemed in an aggregate certificate
                                                      principal amount equal to the product of (i) the Warrant
                                                      Conversion Percentage times (ii) the principal amount of
                                                      Underlying Securities purchased by the holders of the Call
                                                      Warrants.

                                                  o   Any redemption of the Certificates resulting from an exercise of the Call Warrants will be at a price equal to 100% of the
                                                      principal amount of the Certificates to be redeemed (i.e., an amount equal to $25 per Certificate to be redeemed in full) plus accrued and unpaid interest on the called Certificates to the
                                                      Warrant Exercise Date.  No call or other premium will be paid.

                                                 See "Description of the Call Warrants and Warrantholders" and
                                                 "Description of the Certificates-Redemption of the Certificates Upon
                                                 Exercise of a Call Warrant" in this Prospectus Supplement.

Warrantholders                                   On the Closing Date, it is anticipated that Wachovia Capital
                                                 Markets, LLC or its affiliate will be the sole holder of the Call
                                                 Warrants (the "Warrantholders").   Wachovia Capital Markets, LLC has
                                                 informed the Depositor that it intends to market the Call Warrants for sale on or after the Closing Date.  The Call Warrants may not be transferred except to a transferee whom the transferor of the Call
                                                 Warrants reasonably believes is (i) a "Qualified Institutional Buyer"
                                                 (as defined in Rule 144A under the Securities Act) and (ii) acquiring the Call Warrants for its own account or for the account of an investor of the type described in clause (i) above as to which the transferee exercises sole investment discretion.  See "Description of the Call
                                                 Warrants and the Warrantholders" in this Prospectus Supplement.

Trust Agreement                                  The Certificates will be issued pursuant to the terms of the Trust
                                                 Agreement.  See "Description of the Trust Agreement" in this Prospectus
                                                 Supplement.

                                                                 S-9

Distributions                                    Holders of the Certificates will be entitled to receive on each
                                                 Distribution Date to the extent of available funds, after payment of the expenses of the Trustee and its respective agents up to the
                                                 Allowable Expense Amount:

                                                 o    distributions allocable to interest at the applicable interest rate on the applicable Certificate principal balance or notional amount, as the case may be, and

                                                 o    distributions allocable to principal up to the Allocation Amount.

                                                 All distributions to Certificateholders will be made only from available funds, which are funds that are available on any Distribution
                                                 Date from the property of the Trust (including any proceeds received under the Call Warrants) as described herein.  Available funds on any
                                                 Distribution Date will be net of expenses described under "Description of Certificates-Fees and Expenses" in this Prospectus Supplement.

                                                 The "Allowable Expense Amount" with respect to extraordinary trust expenses for the Trust will be such expenses which in the aggregate exceed $20,000 but are less than the maximum reimbursable amount of
                                                 $100,000.

                                                 In the event that interest distributions on the Underlying Securities are insufficient to pay accrued interest on the Certificates, the holders of the Certificates will share in such distributions and in any resulting shortfalls on a pro rata basis.

                                                 If the Underlying Securities are liquidated in whole or in part due to the occurrence of a trust event of default on the Underlying
                                                 Securities, an indenture event of default on the Junior Subordinated
                                                 Notes or an SEC Reporting Failure (and an "in-kind" distribution is not made), the Trust's available funds will be allocated first to the holders of the Certificates in accordance with the Allocation Amount and second to the Warrantholders in an amount equal to the
                                                 Warrantholders Allocation Amount.

                                                 On any Distribution Date, the "Allocation Amount" means, with respect to any amounts held by the Trust on such date, (i) all such amounts representing interest received with respect to the Underlying
                                                 Securities, including accrued and unpaid interest, and (ii) [ ]% of all such amounts representing principal of the Underlying Securities, not to exceed $25 per Certificate. On any Distribution Date, "Warrantholder
                                                 Allocation Amount" means, with respect to any amounts held by the Trust on such date representing principal of the Underlying Securities, the excess of all such amounts after allocation of the Allocation Amount.

Special Distribution Dates                       If a payment with respect to the Underlying Securities is made to the
                                                 Trustee after the Underlying Securities Scheduled Payment Date on which payment was due, then the Trustee will distribute any such amounts received on the next occurring Business Day (a "Special Distribution
                                                 Date") as if the funds had constituted available funds on the

                                                                 S-10

                                                 Distribution Date immediately preceding such Special Distribution Date;
                                                 provided, however, that the Record Date for such Special Distribution
                                                 Date will be five Business Days prior to the day on which the related payment was received from the Underlying Securities Trustee.

Certain Federal Income
Tax Consequences                                 In the opinion of Orrick, Herrington & Sutcliffe LLP, (a) assuming the
                                                 Underlying Securities are indebtedness for federal income tax purposes, although the matter is not free from doubt, the Trust will be a grantor trust for federal income tax purposes and (b) the issuing entity will not be classified as a corporation or publicly traded partnership taxable as a corporation for federal income tax purposes.  Accordingly, each Certificateholder will be treated as the owner of its pro rata interests in the principal and interest payments on the Underlying
                                                 Securities and as the writer of its pro rata share of the Call
                                                 Warrants.  See "Material Federal Income Tax Consequences" in this
                                                 Prospectus Supplement.

ERISA Considerations                             An "employee benefit plan" subject to Title I of Employee Retirement
                                                 Income Security Act of 1974, as amended, or a "plan" subject to Section
                                                 4975 of the Internal Revenue Code of 1986, as amended, contemplating the purchase of Certificates should consult with its counsel before making such a purchase.  The fiduciary of such an employee benefit plan or plan and such legal advisors should consider whether the
                                                 Certificates will satisfy all of the requirements of the
                                                 "publicly-offered securities" exception described herein and the possible application of "prohibited transaction exemptions" described herein.  See "ERISA Considerations" in this Prospectus Supplement.

Listing                                          Application will be made to list the Certificates on the New York Stock
                                                 Exchange.  Trading of the Certificates on the New York Stock Exchange
                                                 is expected to commence within a 30-day period after the initial delivery thereof.  It is unlikely that trading of the Certificates on the New York Stock Exchange will be active.  There can be no assurance that the Certificates, once listed, will continue to be eligible for trading on the NYSE.  See "Method of Distribution" in this Prospectus
                                                 Supplement.

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                                                                 S-11

                                                             RISK FACTORS

     You should consider the following factors in deciding whether to purchase the Certificates, together with the additional factors set forth in the Prospectus under "Risk Factors":

1.    No investigation of the Underlying Securities, the Underlying Issuer or the Underlying Securities Guarantor has been made by the Depositor, the Underwriters or the Trustee in connection with the offering of the Certificates.  None of the Depositor, the
      Underwriters or the Trustee has made, or will make, any investigation of the business condition, financial or otherwise, of the
      Underlying Issuer or the Underlying Securities Guarantor, or verified or will verify any reports or information filed by the
      Underlying Issuer with the Securities and Exchange Commission (the "Commission")  or otherwise made available to the public.
      None of the Depositor, the Underwriters or the Trustee are affiliated with the Underlying Issuer or the Underlying Securities
      Guarantor.

      Certificateholders will be exposed to the credit risk of the Underlying Issuer and the Underlying Securities Guarantor.
      Material information with respect to the Underlying Issuer and Underlying Securities Guarantor is described in public filings prepared by the Underlying Securities Guarantor and referred to in this Prospectus Supplement.  In addition, this section does not contain any risk factors relating to the Underlying Securities Guarantor or the Underlying Issuer.

      It is strongly recommended that prospective investors in the Certificates consider and evaluate publicly available financial and other information regarding the Underlying Issuer and the Underlying Securities Guarantor.  The issuance of the
      Certificates should not be construed as an endorsement by the Depositor, the Underwriters or the Trustee of the financial condition or business prospects of the Underlying Securities Guarantor.  Potential Certificateholders should obtain and evaluate the same information concerning the Underlying Securities Guarantor as they would obtain and evaluate if they were investing directly in the Underlying Securities or in other debt securities issued by the Underlying Securities Guarantor.
      None of the Depositor, the Trustee, the Underwriters, or any of their respective affiliates, assumes any responsibility for the accuracy, timeliness or completeness of any publicly available information of the Underlying Issuer or the Underlying
      Securities Guarantor filed with the SEC or any other comparable U.S. or international government agency or otherwise made publicly available or considered by a purchaser of the Certificates in making its investment decision in connection therewith.
      See "Description of the Underlying Securities" in this Prospectus Supplement.

      One or more affiliates of the Depositor and/or Wachovia Securities may publish research reports from time to time with respect to the Underlying Securities Guarantor.  Such reports may make negative recommendations with respect to securities of the
      Underlying Securities Guarantor.  None of the Depositor, the Underwriters or the Trustee undertakes any responsibility to reflect or account for in this Prospectus Supplement the conclusions or analyses set forth in such research reports.  You may obtain a copy of any research reports relating to the Underlying Securities Guarantor by requesting them from your broker or from the Depositor and/or Wachovia Securities directly.

2.    The Junior Subordinated Notes are subordinated debt securities, and the Underlying Securities Guarantor is the only payment source for the Junior Subordinated Notes.  The Junior Subordinated Notes are only payment source on the Underlying Securities.
      Underlying Securities and the Underlying Securities Guarantor are the only payment sources on the Certificates.  The payments made by the Underlying Issuer and the Underlying Securities Guarantor on the Underlying Securities are the only source of payment for your Certificates.  Payment on the Underlying Securities relies on payment of the Junior Subordinated Notes by the
      Underlying Securities Guarantor.  The obligations of the Underlying Securities Guarantor under the Underlying Securities
      Guarantee issued for the benefit of the holders of Underlying Securities, as well as under the Junior Subordinated Notes, will be unsecured and rank subordinate and junior in right of payment to all senior indebtedness of the Underlying Securities
      Guarantor.  The Underlying Securities Guarantor is subject to laws relating to bankruptcy, moratorium, reorganization or other insolvency proceedings.  If the Underlying Securities Guarantor experiences financial difficulties, there may be delays in payment, partial payment or non-payment of your Certificates.  In the event of nonpayment on the Underlying Securities by the
      Underlying Issuer, you will bear the risk of such nonpayment.  See "Description of the Certificates-Recovery on Underlying
      Securities Following Payment Default or Acceleration" in this

                                                                 S-12

      Prospectus Supplement.  The Underlying Securities are not guaranteed by the federal government or any agency or instrumentality of the federal government.  The Certificates represent interests in the Trust only and do not represent an interest in or obligation of the Underwriters, the Depositor, the Trustee or any of their affiliates.

3.    Certain payments to Wachovia Securities.  On January 15, 2008 as payment of the balance of the purchase price for the
      Underlying Securities, the Trustee will pay to Wachovia Securities the amount of the interest accrued on the Underlying
      Securities from [      ], 2007 to, but not including, the Closing Date.  In the event a Payment Default or Acceleration on the
      Underlying Securities occurs on or prior to January 15, 2008 and Wachovia Securities is not paid such accrued interest on such date, Wachovia Securities will have a claim for such accrued interest, and will share pro rata with the holders of the
      Certificates to the extent of such claim in the proceeds from the recovery on the Underlying Securities.  See "Description of the Certificates-Recovery on Underlying Securities Following Payment Default or Acceleration" in this Prospectus Supplement.

4.    Holders of the Call Warrants, and not Certificateholders, will benefit from any redemption premiums or market value appreciation on the Underlying Securities.  In some circumstances, redemption of the Underlying Securities requires payment of a redemption premium.  However, the Certificateholders will not be entitled to any share of any redemption or other premiums that may be paid on the Underlying Securities.  If an exercise of the Call Warrants occurs, the Certificates will be redeemed in an aggregate certificate principal amount equal to the product of (i) the Warrant Conversion Percentage times (ii) the principal amount of Underlying Securities purchased by the holders of the Call Warrants, and the redemption price to
      Certificateholders will be equal to 100% of the principal amount of Certificates to be redeemed plus accrued and unpaid interest to the date of redemption at the Pass-Through Rate in effect at such time.  The right of the Warrantholders to purchase the Underlying Securities will effectively reserve to the Warrantholders the right to receive any redemption or other premium paid on the Underlying Securities and, after July 15, 2012, the right to realize the resulting gain in the event of an increase in the market value of the Underlying Securities relative to their value as of the date of this Prospectus Supplement.

5.    Prepayments on the Underlying Securities may affect yield on the Certificates.  A redemption of the Underlying Securities or an exercise of a Call Warrant may result in an early redemption or a call of the Certificates at a time when reinvestment in securities with yields comparable to that of the Certificates is not possible.  This is particularly important because a decreasing interest rate environment will make an exercise of a Call Warrant more likely.  There can be no assurance as to the effect of any redemption or exercise of the Call Warrants on a Certificateholder's yield in the Certificates.

6.    A failure by the Underlying Securities Guarantor to file reports with the SEC could cause early Termination of the Trust or cause the Certificates to be ineligible for listing on the New York Stock Exchange.  Application has been made to list the
      Certificates on the NYSE.  Trading of the Certificates on the NYSE is expected to commence within a 30-day period after the initial delivery of the Certificates. There can be no assurance that the Certificates, once listed, will continue to be eligible for trading on the NYSE.  Should the Underlying Securities Guarantor cease to report under the Securities Exchange Act of 1934, as amended, the Trustee may be required to liquidate the Underlying Securities, or to distribute to any duly electing
      Certificateholder its proportionate share of the Underlying Securities themselves (subject to the requirement that the
      Underlying Securities be distributed in authorized denominations).  Any such liquidation of the Underlying Securities would result in a final distribution to Certificateholders of the net proceeds of such liquidation.  In any event, there can be no assurance that, at the time of any such liquidation or distribution, the market price of the Underlying Securities will equal the principal amount of the Certificates.  As a result, you may suffer a loss upon any such occurrence.  See "Description of the Certificates-Action Upon Underlying Securities Guarantor Failing to Report Under the Exchange Act" in this Prospectus
      Supplement.

      In addition, to the extent permitted by law, in the event of an SEC Reporting Failure the Trust's Exchange Act reporting obligations may be terminated, the listing of the Certificates on the NYSE may be discontinued in accordance with NYSE Rules, and the Trust may continue without a liquidation or distribution of the Underlying Securities.

      A failure or termination of reporting by the Underlying Securities Guarantor may occur as a result of, among other reasons, a merger or acquisition, redemption or delisting of unrelated securities of the Underlying Securities Guarantor, or any guarantors of its obligations, or changes in its corporate structure, a restatement

                                                                 S-13

      or unavailability of financial statements, or other events with respect to the Underlying Securities Guarantor over which the
      Depositor has no control.

7.    A Downgrade by a rating agency of the Underlying Securities would reduce the value of the Certificates.  At the time of issuance, the Certificates will have the rating assigned by S&P equivalent to the rating of the Underlying Securities.  It is expected that the rating of the Certificates will change if the rating of the Underlying Securities changes.  The rating issued for the Certificates is not a recommendation to purchase, sell or hold Certificates.  The rating does not comment on the market price of the Certificates or their suitability for a particular investor.  In addition, the rating does not address the likelihood of the Underlying Securities Guarantor failing to report under the Exchange Act.  There can be no assurance that the rating assigned to the Certificates will remain for any given period of time or that the rating will not be revised or withdrawn entirely by the related rating agency if, in its judgment, circumstances, including without limitation, the rating of the Underlying Securities, so warrant.  Any downward revision or withdrawal of the rating is likely to have an adverse effect on the market price of the Certificates.  Moody's Investors Service, Inc. ("Moody's") has also assigned a rating to the
      Underlying Securities but has not been asked to rate the Certificates.  Nonetheless, if Moody's downgrades the Underlying
      Securities, that action could also have an adverse effect on the market price of the Certificates even in the absence of a direct rating by Moody's of the Certificates.

8.    The Junior Subordinated Notes are subordinated debt securities, and the Underlying Securities Guarantor is the only payment source for the Junior Subordinated Notes.  The Junior Subordinated Notes are the only payment source for the Underlying
      Securities.  The Underlying Securities are the only payment source for the Certificates.  The Underlying Securities Guarantor
      is a holding company that conducts its operations through its principal operating subsidiary and it relies primarily on interest payments, dividends, proceeds from inter-company transactions and loans from the subsidiary to meet its obligations for payment of principal and interest on its outstanding debt obligations and corporate expenses (including interest payments on the Junior Subordinated Notes), which may be subject to contractual restrictions. Accordingly, the Junior Subordinated Notes are structurally subordinated to all existing and future liabilities of the Underlying Securities Guarantor and its principal operating subsidiary.  Holders of Junior Subordinated Notes, including the Underlying Issuer, can look only to the assets of the Underlying Securities Guarantor, and not any of its subsidiaries, for payments on the Junior Subordinated Notes. If the
      Underlying Securities Guarantor is unable to obtain cash to fund required payments in respect of the Junior Subordinated Notes, it may be unable to make payments of principal or interest and the Underlying Issuer may not receive amounts sufficient to make corresponding distributions on the Underlying Securities. The payments received by the Underlying Issuer and subsequently paid on the Underlying Securities are the only sources of payment for your Certificates.  In the event of any nonpayment on the
      Underlying Securities by the Underlying Issuer, you will bear the risk of such nonpayment.  See "Description of the
      Certificates-Recovery on Underlying Securities Following Payment Default or Acceleration" herein.

9.    You may suffer a loss if the Junior Subordinated Notes are distributed to the Trust, as holder of the Underlying Securities, in exchange for the Underlying Securities because market prices for the Underlying Securities and the Junior Subordinated Notes
      may not be equal. The Underlying Issuer may be required to exchange its Underlying Securities for the Junior Subordinated
      Notes.  Neither the Underlying Securities Guarantor nor the Underlying Issuer can assure you as to the market prices for the
      Junior Subordinated Notes that may be distributed in exchange for the Underlying Securities.

10.   Interest distributions on the Junior Subordinated Notes and, consequently, on the Underlying Securities and on the Certificates
      may be deferred. The Underlying Securities Guarantor has the right under the junior subordinated indenture to defer payments of interest on the Junior Subordinated Notes at any time or from time to time for a period not exceeding 5 years with respect to each Optional Deferral Period, provided that no Optional Deferral Period may occur on or after the Final Maturity Date or redemption date of the Junior Subordinated Notes.  Deferment of payment on the Junior Subordinated Notes will defer payments on the Underlying Securities.  As a consequence of any such deferral, the amount of distributions to which holders of the
      Underlying Securities are entitled will accumulate additional distributions (to the extent permitted by applicable law) at the rate equal to the annual interest rate then applicable to the Underlying Securities, from the relevant payment date for such distributions during any such Optional Deferral Period.  The Underlying Securities Guarantor will be required to sell its common stock and/or Qualifying Preferred Stock (as defined in Appendix A) if the Optional Deferral Period exceeds 5 consecutive years.  Subject to certain exceptions, an Optional Deferral Period cannot exceed 10 consecutive years.  Upon the termination of any Optional Deferral

                                                                 S-14

      Period and the payment of all interest then accrued and unpaid on the Underlying Securities, the
      Underlying Securities Guarantor may elect to begin a new Optional Deferral Period, subject to the above requirements.  There is no limitation on the number of times that the Underlying Securities Guarantor may elect to begin an Optional Deferral Period.
      A permitted deferral of interest payments during an Optional Deferral Period is not an event of default under the Junior
      Subordinated Notes indenture.  Upon any such deferral, payments on the Certificates will also be deferred.  Interest payments on the Certificates will resume once (i) distributions on the Underlying Securities have resumed and (ii) all amounts due and payable on the Underlying Securities have been received by the Trust, and will thereafter be payable on each succeeding
      Underlying Securities Payment Date once distributions on the Underlying Securities have resumed.  See "Description of the
      Certificates-Distributions."

11.   The interests of the Certificateholders with respect to the Underlying Securities may conflict with the interests of Wachovia
      Securities, the Depositor or their affiliates.  Wachovia Securities and other affiliates of the Depositor may commence, maintain or continue to maintain commercial relationships with respect to the Underlying Issuer, Underlying Securities
      Guarantor or its affiliates.  In particular, affiliates of the Depositor may provide investment banking and other financial services to, and may enter into derivative transactions with, the Underlying Issuer, the Underlying Securities Guarantor or its
      affiliates.  Affiliates of the Depositor may also hold long or short positions with respect to securities or other obligations of the Underlying Securities Guarantor or its affiliates (including the Underlying Securities or Junior Subordinated Notes), or
      may enter into credit derivative or other derivative transactions with third parties with respect to those obligations.  In connection with those transactions, affiliates of Wachovia Securities or the Depositor may exercise or enforce rights against, and may otherwise act with respect to, the Underlying Issuer or its affiliates without regard to the issuance of the
      Certificates and the related transactions described in this Prospectus Supplement.  Any such actions might have an adverse effect on the Underlying Securities, the Underlying Issuer, the Underlying Securities Guarantor or the Junior Subordinated
      Notes or the ability of the Trust to exercise or enforce any rights with respect to the Underlying Securities or the value of the Certificates.  In the case of a bankruptcy or insolvency of the Underlying Issuer or the Underlying Securities Guarantor or
      their affiliates, or any other default under securities or other obligations of the Underlying Issuer, the Underlying
      Securities Guarantor or their affiliates (including the Underlying Securities or the Junior Subordinated Notes), the interests of the Certificateholders with respect to Underlying Securities held by the Trust may be in conflict with the interests of
      Wachovia Securities, the Depositor or their affiliates that have entered into transactions with the Underlying Issuer,
      Underlying Securities Guarantor or their affiliates.

      Each Certificateholder will be deemed to have acknowledged and agreed that the Underwriters and their respective affiliates may engage in any kind of business with, or have an investment in, the Underlying Issuer, the Underlying Securities Guarantor or
      their affiliates, and in this regard, may obtain or be in possession of non-public information regarding the Underlying
      Securities or related persons which may not be made available to Certificateholders.

12.   The Certificates may not be actively traded.  There may be little or no secondary market for the Certificates.  Although the
      Certificates are expected to be listed on the NYSE, it is not possible to predict whether the Certificates will trade in the secondary market.  Even if there is a secondary market, it may not provide significant liquidity.

13.   The Market Value of Underlying Securities may affect the market value of the Certificates.  The market value of the Underlying
      Securities, due to their maturity, will be sensitive to changes in prevailing market interest rates, and will also vary depending upon the creditworthiness of the Underlying Issuer and other factors.  Any decline in the market value of the
      Underlying Securities will correspondingly affect the market value of the Certificates, and a holder of the Certificates will bear the risk of any such decline in market value.

14.   Holders of the Certificates may be required to recognize income for U.S. federal income tax purposes at the time interest accrues, whether or not they actually receive interest income at that time.  If a deferral of an interest payment on the
      Underlying Securities occurs (whether at the Underlying Issuer's option or due to a market disruption event as described in the
      Underlying Securities Prospectus), which would cause a corresponding deferral of distributions on the Junior Subordinated Notes and, consequently, on the Underlying Securities, each holder of the Underlying Securities, including the Trust, will be required to accrue income for United States federal income tax purposes in the amount of the accumulated distributions on the
      Underlying Securities, in the form of original issue discount. In that event, you, as a Certificateholder will recognize income for United States federal income tax purposes in advance of the receipt of cash corresponding to that

                                                                 S-15

      income, and will not receive the cash related to that income, from the Underlying Issuer if you dispose of your Certificates prior to the applicable record date for any distributions of those amounts.

15.   Bankruptcy of certain transaction parties may cause delays or reductions in payment on the Certificates.  Wachovia Capital
      Markets, LLC will represent and warrant that its transfer of the Underlying Securities to the Depositor is a sale.  If Wachovia
      Capital Markets, LLC were to become a debtor in a bankruptcy case, and a party in interest (including Wachovia Capital
      Markets, LLC itself) were to take the position that the transfer of the Underlying Securities to the Depositor should be recharacterized as the grant of a security interest in such Underlying Securities to secure a borrowing of Wachovia Capital
      Markets, LLC, delays in payments on the Certificates could result.  If a court were to adopt such position, then delays or reductions in payments on the Certificates could result.  The Depositor will represent and warrant that the transfer of the
      Underlying Securities to the Trustee is a sale.  If the Depositor were to become a debtor in a bankruptcy case, and a party in interest (including the Depositor itself) were to take the position that the transfer of the Underlying Securities to the
      Trustee should be recharacterized as the grant of a security interest in such Underlying Securities to secure a borrowing of the Depositor, delays in payments on the Certificates could result.  If a court were to adopt such position, then delays or reductions in payments on the Certificates could result.

See "Risk Factors" and "Maturity and Yield Considerations" in the Prospectus.

                                             [Remainder of Page Left Intentionally Blank]

                                                                 S-16

                                                    FORMATION OF THE ISSUING ENTITY

    The issuing entity will be STRATS(SM) Trust for BNSF Funding Trust I Securities, Series 2007-2 (the "Trust"), a New York
common law trust, formed pursuant to a trust agreement, dated September 8, 2006, and including the related series supplement
(collectively, the "Trust Agreement") dated [         ], 2007 (the "Closing Date") between Synthetic Fixed-Income Securities,
Inc. (the "Depositor") and U.S. Bank Trust National Association, as Trustee (the "Trustee").  At the time of the execution
and delivery of the Trust Agreement, the Seller will sell $[         ] of 6.613% Fixed Rate/Floating Rate Trust Preferred
Securities due 2055 issued by the Underlying Issuer (the "Underlying Securities") to the Trustee.  The Trustee, on behalf of the Trust, will purchase such Underlying Securities and will deliver the Certificates subject to the Call Warrants on the Underlying Securities (the "Call Warrants") in accordance with the instructions of the Depositor.  The property of the
Trust will consist solely of (i) the Underlying Securities and (ii) all payments on or collections in respect of the
Underlying Securities accruing on or after the Closing Date.  The Trustee will hold the Underlying Securities for the benefit of the holders of the Certificates (the "Certificateholders"), subject to the rights of the Warrantholders.

     The Underlying Securities will be purchased by Wachovia Securities or one of its affiliates in the secondary market (and not from the Underlying Issuer), and then Wachovia Securities or one of its affiliates will sell the Underlying Securities to the Seller and the Seller will sell such Underlying Securities to the Trustee.  The Underlying Securities will not be acquired from the Underlying
Issuer as part of any distribution by or in accordance with any agreement with the Underlying Issuer.  The Underlying Issuer is not participating in this offering and will not receive any of the proceeds of the sale of the Underlying Securities to Wachovia
Securities or the Trustee.

     The fiscal year end for the Trust will be December 31, commencing with December 31, 2007.

     The Trust has been established so as to minimize the risk that it would become insolvent or enter bankruptcy.  Nevertheless, it may be eligible to file for bankruptcy, and no assurance can be given that the risk of insolvency or bankruptcy has been eliminated.
If the Trust were to become insolvent or were to enter bankruptcy, distributions on the Certificates could be delayed or reduced.

                                                            USE OF PROCEEDS

     The net proceeds to be received by the Trust from the sale of the Certificates and amounts paid at closing by the Warrantholders will be used to purchase the Underlying Securities.

                                     THE UNDERLYING ISSUER AND THE UNDERLYING SECURITIES GUARANTOR

     This Prospectus Supplement does not provide information with respect to the Underlying Issuer or the Underlying Securities
Guarantor.  No investigation has been made of the financial condition or creditworthiness of the Underlying Issuer or the Underlying
Securities Guarantor in connection with the issuance of the Certificates.  Neither Wachovia Securities nor the Depositor is an
affiliate of the Underlying Issuer or the Underlying Securities Guarantor.

     The Underlying Securities represent the sole assets of the Trust that are available to make distributions in respect of the
Certificates.

     According to the Underlying Issuer's publicly available documents, the Underlying Issuer is a statutory trust created under the
Delaware Statutory Trust Act pursuant to a declaration of trust executed on December 8, 2005, as amended and restated as of the date of issuance of the trust preferred securities by an amended and restated declaration of trust, among the Underlying Securities
Guarantor, as depositor, the property trustee and the Delaware trustee, and two individuals who are officers or employees of the
Underlying Securities Guarantor, as administrative trustees. The principal executive offices are located at c/o Burlington Northern
Santa Fe Corporation, 2650 Lou Menk Drive, Fort Worth, Texas 76131-2830, telephone number (800) 795-2673.

                                                                 S-17

     The Underlying Securities Guarantor is engaged primarily in railroad transportation through its principal operating subsidiary.
Its operating subsidiary operates one of the largest railroad networks in the United States. Its operating subsidiary's system consists of approximately 32,000 route miles of track in 28 states in the western two-thirds of the United States and two Canadian provinces. The operating subsidiary derives a substantial portion of its revenues from transportation services provided by the following business groups: Consumer Products, which has a significant intermodal component and includes the business areas of international, direct marketing, truckload, intermodal marketing companies, automotive, and perishables and dry boxcar; Industrial
Products, including the business areas of building products, construction products, chemicals and plastics, and petroleum products;
Coal; and Agricultural Products.

     The Underlying Securities Guarantor's principal executive offices are located at 2650 Lou Menk Drive, Fort Worth, Texas
76131-2830, telephone number (800) 795-2673.

     The Underlying Securities Guarantor is subject to the informational requirements of the Securities Exchange Act of 1934 and in accordance therewith files reports and other information (including financial information) with the SEC under its Exchange Act file number, 001-11535. The SEC maintains a database, known as "EDGAR" that can be accessed through the SEC's web site at
http://www.sec.gov as well as through certain privately run internet services.  For purposes of any electronic version of this
Prospectus Supplement, the preceding uniform resource locator, or URL, is an inactive textual reference only.  We have taken steps to ensure that this URL was inactive at the time we created any electronic version of this prospectus.

     The EDGAR database contains reports, proxy statements and other information regarding registrants that file electronically with the SEC.  Reports, proxy statements and other information filed by such issuer with the SEC pursuant to the informational requirements of the Exchange Act may be accessed on the EDGAR database.  You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC.  Please call the SEC at (800) SEC-0330 for further information on the operation of the SEC's public reference rooms.  In addition, such reports and other information can be inspected at the offices of the New York Stock
Exchange at 20 Broad Street, New York, New York 10005.

     The information contained in this Prospectus Supplement under the headings "The Underlying Issuer and the Underlying Securities
Guarantor," "Description of the Underlying Securities" and "Appendix A-Description of the Underlying Securities" is qualified in its entirety by, and should be read in conjunction with, (i) the Prospectus Supplement relating to the Underlying Securities dated
December 12, 2005 (the "Underlying Securities Prospectus Supplement"), and (ii) the Underlying Securities Prospectus dated December
8, 2005 (and together with the Underlying Securities Prospectus Supplement, the "Underlying Securities Prospectus") of which such
Underlying Securities Prospectus Supplement is a part.

     All of the information contained in this Prospectus Supplement relating to the Underlying Securities has been derived from the
Underlying Securities Prospectus and Underlying Securities Registration Statement.  None of the Trustee, the Underwriters or the
Depositor has participated in the preparation of the Underlying Securities Prospectus or the Underlying Securities Registration
Statement, or made any due diligence inquiry with respect to the information provided in such documents and no representation is made by the Trustee, the Underwriters or the Depositor as to the accuracy or completeness of the information contained in the Underlying
Securities Prospectus or the Underlying Securities Registration Statement. Events affecting the Underlying Securities or the
Underlying Issuer may have occurred and may have not yet been publicly disclosed, which could affect the accuracy or completeness of the Underlying Securities Prospectus, the Underlying Securities Registration Statement or the other publicly available documents described above.

                                               DESCRIPTION OF THE UNDERLYING SECURITIES

     This Prospectus Supplement sets forth the relevant terms with respect to the Underlying Securities, but does not provide detailed information with respect to the Underlying Securities. This Prospectus Supplement relates only to the Certificates and does not relate to the Underlying Securities. All disclosure contained in this Prospectus Supplement with respect to the Underlying Securities is derived from the Underlying Securities Prospectus. Although the Depositor has no reason to believe the information concerning the
Underlying Securities, the Underlying Issuer, the Underlying Securities Guarantor or the Underlying Securities Prospectus related to the Underlying Securities and other publicly available information is not reliable, neither the Depositor nor any

                                                                 S-18

Underwriter has participated in the preparation of such documents, or made any due diligence inquiry with respect to the information provided in such documents. Events affecting the Underlying Securities or the Underlying Issuer may have occurred and may have not yet been publicly disclosed. This would affect the accuracy or completeness of the publicly available documents described above.

     No investigation of the Underlying Securities, the Underlying Securities Guarantor or the Underlying Issuer was made by the
Depositor in connection with this offering.  The Underlying Securities were selected for inclusion in the Trust by the Depositor based on its assessment of investor preferences, the payment characteristics of the Underlying Securities, and the price and availability of the Underlying Securities in the secondary market.

     As of July [  ], 2007, the Depositor estimates that the market price of the Underlying Securities was [         ]% of their
principal amount plus accrued interest.  This market price is based on one or more prices reported or available to the Depositor for actual sales occurring on July [  ], 2007.  The foregoing market price of the Underlying Securities is not intended to indicate the market value of the Certificates and does not reflect the cost of the Call Warrants.

     BNSF Funding Trust I (the "Underlying Issuer") issued its 6.613% Fixed Rate/Floating Rate Trust Preferred Securities due in 2055
in the principal amount of $500,000,000 in a public offering registered on Registration Statement No. 333-130214-01  (the "Underlying
Securities Prospectus"),  filed by the Underlying Issuer with the Commission under the Securities Act of 1933, as amended (the
"Securities Act").  The Underlying Securities CUSIP is 05567SAA0.

     The rate of interest payable on the Underlying Securities is 6.613% per annum payable semi-annually in arrears, and on and after the Underlying Securities Rate Conversion Date, three-month LIBOR plus 2.350%, reset and payable quarterly in arrears until repaid.

     The Underlying Securities of the Trust will consist solely of $[         ] aggregate principal amount of the Underlying Issuer's
6.613% Fixed Rate/Floating Rate Trust Preferred Securities due 2055 (the "Underlying Securities").  Distributions of interest are required to be made on the Underlying Securities semi-annually on the 15th day of each January and July until the Underlying
Securities Rate Conversion Date, and thereafter quarterly on the 15th day of each January, April, July and October, or in each case if such day is not a Business Day on the next succeeding Business Day.  The Underlying Securities Guarantor may defer its payment obligations under the Junior Subordinated Notes, at any one time and from time to time as described in Appendix A herein and in the
Underlying Securities Prospectus.  Any such deferral will cause the Underlying Issuer to defer payment on the Underlying Securities, and the Underlying Securities Guarantee does not require the Underlying Securities Guarantor to make payments with respect to the
Underlying Securities at any time when the Underlying Securities Guarantor has deferred its obligation to make payments under the
Junior Subordinated Notes.  Although the Underlying Securities are issued pursuant to a multi-stage legal structure, the Underlying
Securities are effectively unsecured and fully subordinated obligations of the Underlying Securities Guarantor.  All unpaid interest and principal on the Underlying Securities will be due and payable on the Final Maturity Date, which is December 15, 2055, or if that day is not a business day, then the following business day.  The Underlying Securities are subject to redemption by the Underlying
Issuer, in whole or in part, at any time and from time to time, prior to their final maturity date.  See "Appendix A-Redemption."

     Payment on the Underlying Securities will depend on payments by the Underlying Securities Guarantor on the Junior Subordinated
Notes.  The Junior Subordinated Notes will bear interest to January 15, 2026 at the annual rate of 6.613% of their principal amount, payable semi-annually in arrears on January 15 and July 15 of each year, beginning July 15, 2006; and thereafter, at a floating rate equal to the 3-month LIBOR Rate plus 2.35%, reset quarterly, payable quarterly in arrears on January 15, April 15, July 15 and
October 15 of each year from April 15, 2026.  The Underlying Securities Guarantor may elect at its option to defer payment of all or part of the current and accrued interest otherwise due on the Junior Subordinated Notes as described in Appendix A herein and in the
Underlying Securities Prospectus.  However, the Underlying Securities Guarantor will be prohibited from paying interest, except from the net proceeds of certain sales of its common stock and/or Qualifying Preferred Stock, in the circumstances described in the
Underlying Securities Prospectus.  The Junior Subordinated Notes will mature on December 15, 2055 and are not redeemable by the
Underlying Securities Guarantor on or prior to December  15, 2040 except under the limited circumstances described in the Underlying
Securities Prospectus.

     The Underlying Securities will be purchased by Wachovia Securities or one of its affiliates in the secondary market (and not from the Underlying Issuer), and then Wachovia Securities or one of its affiliates will sell the Underlying Securities to the Seller and the Seller will sell such Underlying Securities to the Trustee.  The

                                                                 S-19

Underlying Securities will not be acquired from the UnderlyingIssuer as part of any distribution by or in accordance with any agreement with the Underlying Issuer.  The Underlying Issuer is not participating in this offering and will not receive any of the proceeds of the sale of the Underlying Securities to Wachovia
Securities or the Trustee.

     In addition, each of the Underlying Securities will be subject to the Call Warrants described in this Prospectus Supplement under
"Description of the Call Warrants and Warrantholders."  As of July 16, 2007, the Underlying Securities were rated "BBB-" by S&P, and, based on publicly available information, the Underlying Issuer was not in default in the payment of any installments of principal, interest or premium (if any) with respect to the Underlying Securities.  Any such rating of such Underlying Securities is not a recommendation to purchase, hold or sell such Underlying Securities or the Certificates, and a rating may not remain for any given period of time or may be lowered or withdrawn entirely by a rating agency in the future.  See "Rating" in this Prospectus Supplement and "Risk Factors-Risk of the Rating of the Certificates being Downgraded or Withdrawn" in the accompanying Prospectus regarding certain considerations applicable to the rating of the Certificates.

     The Junior Subordinated Notes constitute fully subordinated, unsecured indebtedness and rank junior in right of payment to all existing and future senior indebtedness of the Underlying Securities Guarantor.  The junior subordinated note indenture does not limit the aggregate amount of securities that may be issued thereunder, and securities may be issued thereunder from time to time in one or more separate series up to the aggregate principal amount from time to time authorized by the Underlying Securities
Guarantor.

     The Trust will have no other significant assets other than the Underlying Securities from which to make distributions of amounts due in respect of the Certificates.  Consequently, the ability of Certificateholders to receive distributions in respect of the
Certificates will depend entirely on the Trust's receipt of payments on the Underlying Securities from the Underlying Issuer and the
Underlying Securities Guarantor.  Prospective purchasers of the Certificates should consider carefully the financial condition of the
Underlying Issuer and the Underlying Securities Guarantor and their ability to make payments in respect of the Underlying
Securities.  This Prospectus Supplement relates only to the Certificates being offered by this Prospectus Supplement and does not relate to the Underlying Securities.

     For a summary of the material terms of the Underlying Securities and the Junior Subordinated Notes, see Appendix A to this
Prospectus Supplement.

                                              THE UNDERWRITERS AND THE UNDERLYING ISSUER

     From time to time, Wachovia Capital Markets, LLC (herein referred to by its trade name "Wachovia Securities") and RBC Dain
Rauscher Inc. (collectively with Wachovia Securities, the "Underwriters") may be engaged by the Underlying Issuer as underwriters or placement agent, in an advisory capacity or in other business arrangements.  In addition, the Underwriters or an affiliate of the
Depositor may make a market in other outstanding securities of the Underlying Issuer.  See "Risk Factors" in this Prospectus
Supplement.

                                                     THE DEPOSITOR AND THE SELLER

     The Depositor was incorporated in the State of Delaware on April 12, 2001, as a wholly owned, limited purpose subsidiary of
Wachovia Corporation.  The business activities of the Depositor are limited by its Certificate of Incorporation to the acquiring, owning, holding, selling, transferring, assigning or otherwise dealing with or in certain debt or asset backed securities, issuing, offering and selling certificates or notes that represent interests in or are secured by such debt or asset backed securities, and generally any activities that are incidental to the foregoing.  The principal office of the Depositor is located at One Wachovia
Center, 301 South College Street, DC 8, Charlotte, NC 28288, Attention: Structured Notes Desk.

     In its securitization program, the Depositor acquires fixed income securities from time to time and transfers them to trusts that it forms which in turn issue securities, such as the Certificates, backed by the transferred fixed income securities and also backed by or subject to any other assets arranged for by the Depositor.  The Depositor sells the securities issued through these securitizations in both public offerings and private placements.  In each such offering, Wachovia Securities, the Depositor's affiliate, has been the managing or sole underwriter or, in the case of the private placements, the initial purchaser of the securities.  The Depositor regularly evaluates market conditions and publicly tradable fixed income securities to identify opportunities to engage in transactions of this type.  The

                                                                 S-20

Depositor has been securitizing fixed income securities in this manner since 2003.  Through December 31, 2006, the Depositor has completed
28 public securitizations, one in 2003, 16 in 2004, 6 in 2005, 4 in 2006 and one in 2007.  The aggregate principal amount of securities issued in these securitizations is approximately $795 million.

     The Depositor will have no obligations with respect to the Certificates following their issuance, except to the limited extent set forth in the Trust Agreement.  The Depositor's obligations under the Trust Agreement following the issuance of the Certificates will be limited to (i) acting as set forth in this Prospectus Supplement under "Description of the Certificates-Action Upon
Underlying Securities Guarantor Failing to Report Under the Exchange Act" in the event of an SEC Reporting Failure, (ii) directing the Trustee in the manner of any early liquidation of the Trust, (iii) providing notice to the Trustee in the event DTC is no longer willing or able to act as Clearing Agency with respect to the Certificates, (iv) filing periodic reports in relation to the Trust under the Exchange Act for so long as such reporting obligations apply to the Trust, (v) providing for the payment of the fees of the
Trustee and providing indemnification to the Trustee for certain liabilities and expenses and (vi) appointing a replacement trustee in the event of the Trustee's resignation or removal.

     The Seller will be formed as a limited liability company in the State of Delaware on or before the Closing Date, as a wholly owned, limited purpose subsidiary of Wachovia Securities.  The business activities of the Seller will be limited by its Certificate of Formation to acquiring, owning, holding, selling, transferring, assigning or otherwise dealing with or in certain debt, asset-backed or other types of securities, and generally any activities that are incidental to the foregoing.  The principal office of the Seller will be located at [  ].

     On the Closing Date, the Seller will acquire the Underlying Securities from Wachovia Securities and will sell such Underlying
Securities to the Trustee.  The Seller will have no obligations with respect to the Certificates.

                                          DESCRIPTION OF THE CALL WARRANTS AND WARRANTHOLDERS

     Concurrently with the execution of the Trust Agreement and the delivery of the Certificates, the Trustee, on behalf of the Trust, will execute an agreement (the "Warrant Agent Agreement"), initially evidencing (i) call options with respect to the Underlying
Securities and (ii) the right to receive the Warrantholder Allocation Amounts (the "Call Warrants").  The Trustee will perform the
Trust's obligations under the Warrant Agent Agreement and the Call Warrants in accordance with their respective terms.  The Trust will hold the Underlying Securities subject to the Call Warrants.

     On the Closing Date, the Warrantholder will be required to make an upfront payment to the Trust as consideration for the Call
Warrants.  Such upfront payment will be used to help purchase the Underlying Securities.

     Each Call Warrant may be exercised by the relevant Warrantholder in whole or in part on any Warrant Exercise Date.  Upon exercise of a Call Warrant, the Warrantholder will be entitled to delivery of the Called Underlying Securities except that if such call notice is in connection with a tender offer and the called Underlying Securities cannot be delivered to the relevant Warrantholder due to time constraints or other restrictions relating to such tender, the Warrant Agent under the Warrant Agent Agreement (the "Warrant
Agent")  will instruct the Trustee to distribute to the exercising Warrantholder the excess of the tender offer proceeds over the
Warrant Exercise Purchase Price pursuant to the Trust Agreement.  The "Called Underlying Securities" will be Underlying Securities having a principal amount equal to $500,000 per exercised Call Warrant, and in increments of $1,000 in excess of $500,000.

     "Warrant Exercise Date" means any Business Day on or after July 15, 2012, and any Business Day during any earlier period during which (i) a trust event of default with respect to the Underlying Securities or an indenture event of default with respect to the
Junior Subordinated Notes has occurred and is continuing, (ii) a tender offer for the Underlying Securities has occurred, (iii) any redemption or other unscheduled payment on the Underlying Securities has been announced and the distribution to securityholders of the redemption price or other unscheduled payment has not yet occurred or (iv) an SEC Reporting Failure has occurred and is continuing, in each case as set forth in the notice from the Warrantholder to the Trustee.

     The Trustee will notify the Certificateholders and the rating agencies upon receipt of any notice, pursuant to the provisions of the Call Warrants, of a Warrantholder's intent to exercise its Call Warrants.  Such notice from the Trustee will state (i) the
Warrant Exercise Date, (ii) that such exercise of the Call Warrant is conditional upon receipt by the Trustee of the Warrant Exercise
Purchase Price with respect to such exercise and (iii) that there will be selected for redemption (in the case of the Certificates, by lot, or in the event redemption by lot is not practicable,

                                                                 S-21

by pro rata reduction) a certificate principal balance of Certificates in an amount equal to the product of (i) the Warrant Conversion
Percentage times (ii) the principal amount of Underlying Securities to be purchased, and that such redemption of the Certificates will occur on the Warrant Exercise Date at a price equal to 100% of the certificate principal balance of the Certificates to be redeemed ($25 per each Certificate that is redeemed in full and has not previously received distributions in respect of principal) plus accrued and unpaid interest to the date of redemption.  A holder of a Call Warrant may rescind its notice given pursuant to the terms of the Call Warrant and any rescission of such notice or failure to pay the Warrant Exercise Purchase Price pursuant to a rescinded notice will not adversely affect the right of a Warrantholder to deliver a notice thereafter; provided, that a call notice delivered in connection with a tender offer may not be rescinded after such time as the Trustee has tendered the Underlying Securities for payment.  The Trustee will promptly notify
Certificateholders of any rescission of such a notice and that the redemption of Certificates in connection with such exercise is also rescinded.

     Upon receipt of the Warrant Exercise Purchase Price and the Call Warrants being exercised, the Trustee will deposit the amount of the Warrant Exercise Purchase Price in the certificate account on or before the related Warrant Exercise Date and pay to the
Certificateholders the amount described in clause (iii) of the immediately preceding paragraph.  The Certificates to be redeemed will be selected, in the case of the Certificates, by the Trustee or DTC by lot, or in the event redemption by lot is not practicable, by pro rata reduction of the aggregate certificate principal balance of Certificates to be redeemed, and all Certificates so selected by the Trustee or DTC by lot, or in the event redemption by lot is not practicable, by pro rata reduction of the aggregate certificate principal balance of Certificates to be redeemed, and all Certificates so selected will be paid for on the Warrant Exercise Date.

     "Warrant Conversion Percentage" means [       ]% being the percentage equivalent of (i) the aggregate certificate principal balance of Certificates as of the Closing Date, divided by (ii) the aggregate principal balance of Underlying Securities on the
Closing Date.

     "Warrant Exercise Purchase Price" means an amount paid by the Warrantholder on each Warrant Exercise Date equal to the product of
(i) the Warrant Conversion Percentage and (ii) the principal amount of the Called Underlying Securities being purchased, in each case, plus accrued and unpaid interest to and including the Warrant Exercise Date.

     All distributions to Certificateholders will be subject to exercise of Call Warrants and payment of the applicable portion of the related Warrant Exercise Purchase Price in lieu of such distribution in the event the related Distribution Date is also a Warrant
Exercise Date.

     In addition, the Call Warrants will become immediately exercisable upon the occurrence of an SEC Reporting Failure (whether such
SEC Reporting Failure occurs before or after July 15, 2012) and, if the Call Warrants are in the money, as defined below, they will be deemed to be exercised without further action by the Warrantholders and will be cash settled concurrently with the distribution to
Certificateholders.  Notwithstanding the foregoing, if at any time an SEC Reporting Failure occurs and is continuing, Warrantholders will have the right to exercise the Call Warrants so long as the Call Warrants are exercised prior to the liquidation or distribution of the Underlying Securities.  The distribution will be allocated to the holders of the Certificates in an amount equal to the
Allocation Amount and will be made to the Certificateholders on a pro rata basis according to the outstanding certificate principal balance for the Certificates held, provided that the Certificateholders will not receive more than $25 per Certificate plus accrued interest thereon to the date of redemption.  Any liquidation proceeds or Underlying Securities in excess of the amounts distributed to the Certificateholders pursuant to the preceding sentence will be distributed to the Warrantholders on a pro rata basis according to the number of Call Warrants held.

     If an SEC Reporting Failure occurs, the Trustee will solicit bids for the sale of the Underlying Securities with settlement thereof on or before the third (3rd) Business Day after such sale from three leading dealers in the relevant market and the
Warrantholders, and may solicit additional bids from such other parties as the Depositor deems appropriate.  For purposes hereof, the
Call Warrants will be deemed to be "in the money" if the highest firm bid received with respect to all Underlying Securities held by the Trust exceeds the Warrant Exercise Purchase Price for such Underlying Securities, and cash settlement will be made in an amount equal to such excess (but only if the Underlying Securities are actually sold at a price equal to the amount of such bid).  The
Trustee will not be responsible for the failure to obtain a bid so long as it has made reasonable efforts to obtain bids.  If a bid for the sale of the Underlying Securities has been accepted by the Trustee but the sale has failed to settle on the proposed settlement date, the Trustee will request new bids from such leading dealers.

                                                                 S-22

     If the Trustee receives notice of a tender offer for some or all of the Underlying Securities, the Trustee will within two
Business Days notify the Warrant Agent and forward to the Warrant Agent copies of all materials received by the Trustee in connection therewith.  Upon receipt of notice of a tender offer by a Warrantholder and up until five Business Days prior to the expiration of the tender offer acceptance period, each Call Warrant will become exercisable and the Warrantholder will have the right to issue a call notice (as defined in the Call Warrant) notifying the Trustee that such Warrantholder desires to exercise all or a portion of its Call Warrants.

     The Warrant Exercise Date for any exercise of Call Warrants in connection with a tender offer will be deemed to be the Business
Day on which such Underlying Securities are accepted for payment and paid for.

     The Warrant Exercise Purchase Price will be deducted from the tender offer proceeds and paid to Certificateholders as provided in this Prospectus Supplement, and the excess of the tender offer proceeds over the Warrant Exercise Purchase Price will be paid to the exercising Warrantholders pro rata in respect to their proportionate exercises of Call Warrants or, if the Warrant Exercise Purchase
Price exceeds the tender offer proceeds, the amount of such excess will be paid by the exercising Warrantholders pro rata in respect to their proportionate exercises of Call Warrants.

     If fewer than all tendered Underlying Securities are accepted for payment and paid for, (i) the amount of Call Warrants exercised will be reduced to an amount that corresponds to a number of the Underlying Securities accepted for payment and paid for (without regard to any restrictions on the amount to be exercised, so long as such restrictions would have been satisfied had all tendered
Underlying Securities been accepted for payment and paid for); (ii) each Warrantholder's exercise will be reduced by its share
(proportionate to the amount specified in its exercise notice) of the amount of Underlying Securities not accepted for payment and paid for; (iii) the Warrant Exercise Purchase Price will be determined after giving effect to the reduction specified in clause (ii);
(iv) the Call Warrants that relate to the reduction specified in clause (ii) will remain outstanding; and (v) the excess of the tender offer proceeds over the Warrant Exercise Purchase Price will be allocated in proportion to the amount of Call Warrants deemed exercised as set forth in clause (i) above or, if the Warrant Exercise Purchase Price exceeds the tender offer proceeds the amount of such excess will be paid by the exercising Warrantholders pro rata in respect to their proportionate exercises of Call Warrants.

     If the tender offer is terminated by the Underlying Issuer or an affiliate thereof without consummation thereof or if all tenders by the Trust of Underlying Securities are otherwise rejected, then (i) the call notices will be of no further force and effect, and
(ii) any Call Warrants relating to such call notices will not be exercised and will remain outstanding.

     Prior to the exercise of a Call Warrant, the holder of such Call Warrant will not be entitled to any of the rights of a holder of the Underlying Securities, including, without limitation, the right to receive the payment of any amount on or in respect of the
Underlying Securities or to enforce any of the covenants of the Trust Agreement; provided, however, that the Warrantholders are entitled to receive the Warrantholder Allocation Amount in connection with any redemption of the Underlying Securities or any distribution to the Trust of amounts representing repayment of principal on the Underlying Securities.

     Notwithstanding anything to the contrary in the Trust Agreement, the Trustee will at no time vote in favor of or consent to any matter (i) which would alter the timing or amount of any payment on the Underlying Securities (including, without limitation, any demand to accelerate the Underlying Securities) or (ii) which would result in the exchange or substitution of any Underlying Security whether or not pursuant to a plan for the refunding or refinancing of such Underlying Security, except in each case with the unanimous consent of the Warrantholders, and subject to the requirement that such vote would not materially increase the likelihood that the Trust will fail to qualify as a grantor trust for federal income tax purpose, and, in any event, that the Trust will not fail to qualify as either a grantor trust or partnership (other than a publicly traded partnership treated as a corporation) under the Code, such determination to be based solely on an opinion of counsel; provided, however, that the restriction described in this paragraph will not apply to any tender of Underlying Securities pursuant to a tender offer at the direction of a Warrantholder in accordance with the terms of the Call Warrants.

     A notice by the holder of the Call Warrant does not impose any obligations on the holder of such Call Warrant in any way to pay any Warrant Exercise Purchase Price.  If on the Warrant Exercise Date the holder of the Call Warrant being exercised has not paid the
Warrant Exercise Purchase Price, then such notice will automatically expire and none of the holders of such Call Warrant, the Trustee or any other person will have any obligations with respect to such notice by the holder of such Call Warrant.  The expiration of a notice by the holder of a Call Warrant

                                                                 S-23

will in no way affect the right of holder of such Call Warrant to subsequently deliver a notice which satisfies the terms of the Trust
Agreement.

     If Underlying Securities are redeemed in part by the Underlying Issuer and the Warrantholders do not exercise their call rights in connection with such partial redemption, then the number of Call Warrants held by each Warrantholder will be reduced proportionately to the aggregate amount of Underlying Securities held by the Trust after giving effect to such partial redemption.

     It is anticipated that there will only be a single Warrantholder.  As of the Closing Date, the Warrantholder is anticipated to be
Wachovia Capital Markets, LLC or its affiliate.  There can be no assurance that Wachovia Capital Markets, LLC will hold the Call
Warrants for any period of time and, in fact, Wachovia Capital Markets, LLC has informed the Depositor that Wachovia Capital Markets,
LLC intends to market the Call Warrants for sale on or after the Closing Date.  The Call Warrants may not be transferred except to a transferee whom the transferor of the Call Warrants reasonably believes is (i) a "Qualified Institutional Buyer" (as defined in Rule
144A under the Securities Act) and (ii) acquiring the Call Warrants for its own account or for the account of an investor of the type described in clause (i) above as to which the transferee exercises sole investment discretion.

     The right to exercise a Call Warrant will expire on the earliest to occur of (a) the cancellation thereof, or (b) the liquidation, disposition or payment in full (whether by maturity, redemption or otherwise) of all of the Underlying Securities.

                                                    DESCRIPTION OF THE CERTIFICATES
General

     The Certificates have in the aggregate an initial Certificate Principal Balance of $[         ] (approximate) and will bear
interest at an initial Pass-Through Rate equal to [         ]%.  If any portion of the principal amount of any Underlying Securities remains unpaid after the Underlying Securities Rate Conversion Date, then from and after the Underlying Securities Rate Conversion
Date, the Pass-Through Rate will be an annual rate paid quarterly and will be equal to the percentage equivalent of a fraction, the numerator of which is (a) the product of (i) the then applicable interest rate on the Underlying Securities, times (ii) the principal amount of the Underlying Securities, minus (b) an amount equal to the annual Trustee fee and NYSE listing fee, and the denominator of which is the principal amount of the Certificates, reset quarterly on each Reset Date; provided that upon a partial redemption of
Certificates, the Pass-Through Rate will be a rate equal to the then applicable interest rate on the Underlying Securities divided by the Warrant Conversion Percentage.

     The Certificates will be issued pursuant to the terms of the Trust Agreement.  The following summary as well as other pertinent information included elsewhere in this Prospectus Supplement and in the accompanying Prospectus describes material terms of the
Certificates and the Trust Agreement, but does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the Certificates and the Trust Agreement.  The following summary supplements the description of the general terms and provisions of the Certificates of any given series and the related Trust Agreement set forth in the accompanying Prospectus, to which description reference is hereby made.

     The property of the Trust will consist of (i) the Underlying Securities, and (ii) all payments on or collections in respect of the Underlying Securities accruing on or after the Closing Date.  The property of the Trust will be held for the benefit of the holders of the Certificates by the Trustee, subject to the rights of the holders of the Call Warrants.

     There will be a single class of Certificates, designated as Certificates.  The Certificates will be denominated and distributions with respect to the Certificates will be payable in U.S. dollars, which will be the "Specified Currency" as such term is defined in the accompanying Prospectus.  The Certificates represent in the aggregate the entire beneficial ownership interest in the Trust, subject to the rights of the Call Warrants.

     All distributions to Certificateholders will be made only from the property of the Trust (including any proceeds received from the exercise of the Call Warrants) as described herein.  The Certificates do not represent an interest in or obligation of the
Depositor, the Underlying Issuer, the Trustee, the Underwriters, or any affiliate of any thereof.

                                                                 S-24

     The Certificates will be delivered in registered form.  The Certificates will be issued, maintained and transferred on the book-entry records of The Depository Trust Company ("DTC") and its Participants in denominations of $25.  The Certificates will each initially be represented by one or more global Certificates registered in the name of the nominee of DTC, together with any successor clearing agency selected by the Depositor (the "Clearing Agency"), except as provided below.  The Depositor has been informed by DTC that DTC's nominee will be Cede & Co.  No holder of any such Certificate will be entitled to receive a Certificate representing such person's interest, except as set forth below under "-Definitive Certificates."  Unless and until definitive Certificates are issued under the limited circumstances described below, all references to actions by Certificateholders with respect to any such
Certificates will refer to actions taken by DTC upon instructions from its Participants.  See "-Definitive Certificates" below and
"Description of the Certificates-Global Securities" in the Prospectus.

     Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC will take action permitted to be taken by a Certificateholder under the Trust Agreement only at the direction of one or more Participants to whose DTC account such
Certificates are credited.  Additionally, DTC will take such actions with respect to specified Voting Rights only at the direction and on behalf of participants whose holdings of such Certificates evidence such specified Voting Rights.  DTC may take conflicting actions with respect to Voting Rights, to the extent that participants whose holdings of Certificates evidence such Voting Rights, authorize divergent action.

Definitive Certificates

     Definitive Certificates will be issued to Certificate owners or their nominees, respectively, rather than to DTC or its nominee, only if (i) the Depositor advises the Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as Clearing Agency with respect to the Certificates and the Depositor is unable to locate a qualified successor or
(ii) to the extent permitted by law or by the rules and procedures of DTC, the Depositor, at its option, elects to terminate the book-entry system through DTC.

     Upon the occurrence of any event described in the immediately preceding paragraph, the Trustee is required to notify all participants of the availability through DTC of definitive Certificates.  Upon surrender by DTC of the definitive Certificates representing the Certificates and receipt of instructions for re-registration, the Trustee will reissue such Certificates as definitive Certificates issued in the respective principal amounts owned by the individual owners of the Certificates.  Thereafter the Trustee will recognize the holders of the definitive Certificates as Certificateholders under the Trust Agreement.

Distributions

     Each Certificate evidences the right to receive (i) distributions of interest, (A) for each interest period commencing prior to the Underlying Securities Rate Conversion Date, semi-annually on the 15th day of January and July, commencing January 15, 2008, and
(B) for each interest period commencing on or after the Underlying Securities Rate Conversion Date, quarterly on the 15th day of each
January, April, July and October or, if any such day is not a Business Day, the next succeeding Business Day (each, a "Distribution
Date") at an annual rate equal to the Pass-Through Rate on their outstanding principal balance and (ii) a distribution of principal equal to $25 per Certificate on December 15, 2055, or earlier upon repayment in full of the Underlying Securities upon redemption of the Underlying Securities or redemption of the Certificates in the event the Call Warrants are exercised.  See "-Redemption of the
Certificates Upon Exercise of a Call Warrant" below.  Interest will begin to accrue on the Certificates on the Closing Date.

     If a distribution is scheduled to be made on any day which is not a Business Day, then such distribution will be made on the next succeeding Business Day.  With respect to any Distribution Date, the record date is the day immediately prior to such Distribution
Date.  For purposes of determining the Distribution Date, "Business Day" means any day other than a Saturday, a Sunday or a day on which banking institutions in New York, New York are authorized or obligated by law or executive order to be closed.

     All distributions to Certificateholders will be made only from available funds, which are funds that are available on any
Distribution Date from the property of the Trust (including any proceeds received under the Call Warrants) as described herein.
Available funds on any Distribution Date will be net of expenses of the Trustee and its respective agents up to the Allowable Expense
Amount.  The "Allowable Expense Amount"  with respect to extraordinary trust expenses for the Trust will be such expenses which in the aggregate exceed $20,000 but are less than the maximum reimbursable amount of $100,000.  Extraordinary trust expenses include all expenses, fees, costs

                                                                 S-25

and disbursements related to the Trust, incurred by the Trustee or its agents, excluding the Trustee's initial acceptance fees, exchange listing fees and expenses associated with scheduled SEC filings.

     In the event that interest distributions on the Underlying Securities are insufficient to pay accrued interest on the
Certificates, the holders of the Certificates will share in such distributions and in any resulting shortfalls on a pro rata basis.

     If the Underlying Securities are liquidated in whole or in part due to the occurrence of a trust event of default on the
Underlying Securities, an indenture event of default on the Junior Subordinated Notes or an SEC Reporting Failure (and an "in-kind"
distribution is not made), the Trust's available funds will be allocated first, to the holders of the Certificates in an amount equal to the Allocation Amount and second, to the Warrantholders in an amount equal to the Warrantholder Allocation Amount.

     On any Distribution Date, the "Allocation Amount" means, with respect to any amounts held by the Trust on such date, (i) all such amounts representing interest received with respect to the Underlying Securities, including accrued and unpaid interest, and (ii)
[         ]% of all such amounts representing principal of the Underlying Securities, not to exceed $25 per Certificate.  On any
Distribution Date, "Warrantholder Allocation Amount" means, with respect to any amounts held by the Trust on such date representing principal of the Underlying Securities, the excess of all such amounts after allocation of the Allocation Amount.

Redemption of the Certificates Upon Exercise of a Call Warrant

     The Certificates will be subject to redemption in connection with the exercise of a Call Warrant.  See "Description of the Call
Warrants and Warrantholders" in this Prospectus Supplement.

Fees and Expenses

     As described under "-Distributions," above, funds collected on the Underlying Securities that are available for distribution to
Certificateholders will be net of any expenses paid as part of the Allowable Expense Amount.  On each Distribution Date, the Trustee will be entitled to its fees and expenses after the Certificateholders have received their distributions.  In addition, the Trust is also expected to have ongoing expenses of $5,000 per year for listing fees, which expenses will be paid from Trust property after
Certificateholders have received their distributions.  The following table identifies the amount or method of determination for each fee or expense that will be paid on each Distribution Date prior to the Underlying Securities Rate Conversion Date from collections on the Underlying Securities:

     Fee or Expense          General Purpose      Party Receiving Fee       Source of Funds            Amount
____________________________________________________________________________________________________________________
      Trustee Fee         Trustee Compensation          Trustee             Trust Property           $2,000 per
                                                                                                  Distribution Date

      Listing Fee           NYSE Compensation             NYSE              Trust Property           $2,500 per
                                                                                                  Distribution Date

     On each Distribution Date following the Underlying Securities Rate Conversion Date, the Trustee fee will be paid in an amount equal to $1,000 and the NYSE listing fee will be paid in an amount equal to $1,250.

Recovery on Underlying Securities Following Payment Default or Acceleration

     If a Payment Default or an Acceleration occurs, the Trustee will promptly give notice to DTC or, for any Certificates which are not then held by DTC or any other depository, directly to the registered holders thereof.  Such notice will set forth (i) the identity of the issuer of the Underlying Securities, (ii) the date and nature of such Payment Default or Acceleration, (iii) the amount of the interest or principal in default, (iv) the Certificates affected by the Payment Default or Acceleration, and (v) any other information which the Trustee may deem appropriate.

     In the event of a Payment Default, the Trustee is required to proceed against the Underlying Issuer on behalf of the
Certificateholders to enforce the Underlying Securities or otherwise to protect the interests of the Certificateholders, subject to the receipt of indemnity in form and substance satisfactory to the Trustee; provided that holders of the Certificates representing a majority of the Voting Rights on the Certificates will be entitled to

                                                                 S-26

direct the Trustee in any such proceeding or direct the Trustee to sell the Underlying Securities, subject to the Trustee's receipt of satisfactory indemnity. In the event of an Acceleration and a corresponding payment on the Underlying Securities, the Trustee will distribute the proceeds to the Certificateholders no later than two Business Days after the receipt of immediately available funds in the manner described under "-Distributions" above.

     A "Payment Default" means a default in the payment of any amount due on the Underlying Securities after the same becomes due and payable (and the expiration of any applicable grace period on the Underlying Securities).  Any deferral of interest on the
Certificates resulting from the occurrence of an Optional Deferral Period on the Underlying Securities is not a Payment Default.  An
"Acceleration" means the acceleration of the maturity of the Underlying Securities after the occurrence of any default on the
Underlying Securities other than a Payment Default.

     In the event that the Trustee receives money or other property in respect of the Underlying Securities (other than a scheduled payment on or with respect to an interest payment date) as a result of a Payment Default on the Underlying Securities (including from the sale thereof), the Trustee will promptly give notice as provided in the Trust Agreement to DTC, or for any Certificates which are not then held by DTC or any other depository, directly to the registered holders of the Certificates then outstanding and unpaid.
Such notice will state that, not later than 30 days after the receipt of such moneys or other property, the Trustee will allocate and distribute such moneys or other property first, to the holders of the Certificates pro rata in an amount equal to the Allocation
Amount (after deducting the costs incurred in connection therewith) and second, to the Warrantholders in an amount equal to the
Warrantholder Allocation Amount.  Property other than cash will be liquidated by the Trustee, and the proceeds thereof distributed in cash, only to the extent necessary to avoid distribution of fractional securities to Certificateholders.  In-kind distribution of
Underlying Securities to Certificateholders will be deemed to reduce the principal amount of Certificates on a proportionate basis.
Following such in-kind distribution, all Certificates will be cancelled.

     Interest and principal payments on the Underlying Securities are payable solely by the Underlying Issuer.  The Underlying Issuer is subject to laws regarding bankruptcy, liquidation, moratorium, reorganization or other insolvency proceedings which, in the event of financial difficulties of the Underlying Issuer, could result in delays in payment, partial payment or non-payment of the
Certificates.

Action Upon Underlying Securities Guarantor Failing to Report Under the Exchange Act

     If (1) the Underlying Securities Guarantor either (x) states in writing that it intends permanently to cease filing periodic reports required under the Securities Exchange Act of 1934 or (y) fails to file all required periodic reports for any applicable reporting period, and (2) the Depositor determines after consultation with Securities and Exchange Commission, that under applicable securities laws, rules or regulations the Trust must be liquidated or the Underlying Securities distributed (an "SEC Reporting
Failure"), then the Depositor will promptly notify the Trustee, S&P and  to the extent permitted by applicable law, the Warrantholders of such SEC Reporting Failure and the Trustee will liquidate or distribute in kind, as directed by the Depositor, any remaining
Underlying Securities and the Trustee will allocate and distribute such moneys or other property first, to the holders of the
Certificates then outstanding and unpaid in an amount equal to the Allocation Amount, and second, to the Warrantholders in an amount equal to the Warrantholder Allocation Amount.  Any such liquidation of the Underlying Securities would result in a final distribution to Certificateholders of the net proceeds of such liquidation.  Any such "in-kind" distribution of the Underlying Securities will also constitute the final distribution to the electing Certificateholder.  See "-Distributions" above.

     In the event an SEC Reporting Failure occurs, the Trustee will liquidate or distribute the Underlying Securities only if, as instructed by the Depositor, it is required to do so by the rules of the Commission as interpreted by the Commission staff at that time.  In that regard, in the event of an SEC Reporting Failure, if permitted by law, the Depositor may cause the Trust to terminate its Exchange Act reporting obligations if doing so would permit the Trust to continue without a liquidation or distribution of the
Underlying Securities.  In connection with any such termination, the listing of the Certificates on the NYSE may be discontinued in accordance with NYSE rules.

Listing on the New York Stock Exchange

     Application has been made to list the Certificates on the New York Stock Exchange (the "NYSE").  Trading of the Certificates on
the NYSE is expected to commence within a 30-day period after the initial delivery thereof.  It is unlikely that trading of the
Certificates on the NYSE will be active.  There can be no assurance that the Certificates, once listed, will continue to be eligible for trading on the NYSE.  In the event of an SEC Reporting Failure, the

                                                                 S-27

listing of the Certificates on the NYSE may be discontinued.  See "-Action Upon Underlying Securities Guarantor Failing to Report
Under the Exchange Act" above.

Warrantholder Optional Exchange

     If a Warrantholder is the beneficial owner of Certificates, it will have a limited right to exchange a proportionate amount of
Certificates for a pro rata portion of the Underlying Securities at a ratio of $[         ] certificate principal balance of
Certificates to each $10,000 principal amount of Underlying Securities.  The exercise of this exchange right by a Warrantholder will be subject to the terms and limitations set forth in the prospectus under "Description of the Certificates-Optional Exchange"
including but not limited to the following: (1) the minimum principal balance of each class of certificates that may be the subject of any exchange will be $250,000; (2) any exchange must occur on a Distribution Date and no more than one exchange may occur during any calendar quarter; and (3) the trustee must be provided with at least 30 days prior notice of the exchange.

Reports to Certificateholders

     For so long as the Depositor is subject to the reporting requirements of the Exchange Act, the Depositor will file distribution reports on Form 10-D on behalf of the Trust following each Distribution Date, will file an annual report on Form 10-K on behalf of the Trust, and may file additional public reports in relation to the Trust from time to time.  The name of the Trust for purposes of obtaining reports on the EDGAR system is STRATS(SM) Trust for BNSF Funding Trust I Securities, Series 2007-2, and the CIK number of
the Trust is [     ].  The public may read and copy any materials filed with the Commission at the Commission's Public Reference Room
at 100 F Street, NE, Washington, DC 20549.  The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330.  The Commission maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission at (http://www.sec.gov).  For purposes of any electronic version of this Prospectus Supplement, the preceding uniform resource locator, or URL, is an inactive textual reference only.  We have taken steps to ensure that this URL was inactive at the time we created any electronic version of this Prospectus Supplement.  Reports on the Trust will not be separately made available by the Depositor through any other web site.
However, as discussed in "Description of the Trust Agreement-The Trustee" in this Prospectus Supplement, the Trustee will make each distribution date statement available to Certificateholders.

                                                  DESCRIPTION OF THE TRUST AGREEMENT

General

     The Certificates will be issued pursuant to the Trust Agreement, a form of which is filed as an exhibit to this registration statement.  A Current Report on Form 8-K relating to the Certificates containing a copy of the supplement to the Trust Agreement as executed will be filed by the Depositor with the SEC following the issuance and sale of the Certificates.  The assets of the Trust will consist of (i) the Underlying Securities and (ii) all payments on or collections in respect of the Underlying Securities accruing on or after the Closing Date.

     Reference is made to the Prospectus for important information in addition to that set forth herein regarding the Trust, the terms and conditions of the Trust Agreement and the Certificates.  The following summaries of certain provisions of the Trust Agreement do not purport to be complete and are subject to the detailed provisions contained in the form of Trust Agreement.  Certificateholders should review the form of Trust Agreement for a full description of its provisions, including the definition of certain terms used in this Prospectus Supplement.

The Trustee

     U.S. Bank Trust National Association ("U.S. Bank Trust") will act as trustee, registrar and paying agent under the Trust
Agreement.  U.S. Bank Trust is a national banking association and a wholly-owned subsidiary of U.S. Bancorp, which is currently ranked as a sixth largest bank holding company in the United States with total assets exceeding $221 billion as of March 31, 2007.
As of March 31, 2007, U.S. Bancorp served approximately 14.2 million customers, operated 2,498 branch offices in 24 states and had over 50,000 employees.  A network of specialized U.S. Bancorp offices across the nation, inside and outside its 24-state footprint, provides a comprehensive line of banking, brokerage, insurance, investment, mortgage, trust and payment services products to consumers, businesses, governments and institutions.

                                                                 S-28

     U.S. Bank Trust (together with its affiliate U.S. Bank National Association hereafter referred to as "U.S. Bank")  has one of the largest corporate trust businesses in the country with offices in 46 U.S. cities.  The Trust Agreement will be administered from U.S.
Bank's corporate trust office located at 100 Wall Street, New York, New York or at such other address as the trustee may designate from time to time.

     U.S. Bank has provided corporate trust services since 1924.  As of March 31, 2007, U.S. Bank was acting as trustee with respect to over 81,000 issuances of securities with an aggregate outstanding principal balance of over $2.2 trillion.  This portfolio includes corporate and municipal bonds, mortgage-backed and asset-backed securities and collateralized debt obligations.

     The trustee shall make each payment date statement available to the certificateholders via the trustee's internet website at
http://www.usbank.com/abs.  Certificateholders with questions may direct them to the trustee's bondholder services group at (800)
934-6802.

     The trustee will hold custody of the underlying securities for the benefit of the certificateholders and will collect payments made on the underlying securities and distribute these amounts as described under "Description of the Certificates-Distributions" in this Prospectus Supplement.

     As of March  31, 2007, U.S. Bank (and its affiliate U.S. Bank Trust) was acting as trustee, registrar and paying agent on 146 issuances of repackaged securities with an outstanding aggregate principal balance of approximately $13.5 billion.

     A U.S. Bank Trust analyst (an "Analyst") in the Structured Derivatives Group will review the final documents for this transaction
(collectively, the "Documents") and establish on a spreadsheet the cashflow structure for the transaction.  The trustee will hold the underlying securities through DTC or such other method allowed by the Documents and will collect payments due in accordance with its standard methods for receiving distributions for such ownership interest.  The trustee will monitor payment receipts on the trust accounting system, will perform distribution calculations using the cashflow spreadsheet and make required distributions in accordance with the Documents.  If any amounts owed by an underlying obligor are not received on a timely basis, the trustee will take the actions required by the Documents and allowed by the underlying securities and applicable law.  This may include enforcing the obligations of the underlying obligor in legal proceedings.

     The information set forth in the preceding seven paragraphs was prepared solely by the Trustee without any input from the
Depositor.

     The Trustee will hold custody of the Underlying Securities for the benefit of the Certificateholders and will collect payments made on the Underlying Securities and distribute these amounts as described under "Description of the Certificates-Distributions" in this Prospectus Supplement.

     The Trustee may at any time resign and be discharged from the Trust by giving written notice to the Depositor, the rating agencies and the Certificateholders, subject to an eligible successor trustee being appointed by the Depositor and accepting its appointment.  If no successor trustee has been appointed and accepted its appointment within 30 days after a notice of resignation by an acting trustee, that acting trustee or the Depositor may petition any court of competent jurisdiction for the appointment of a successor trustee.

     The Trust Agreement will provide that the Trustee and any director, officer, employee or agent of the Trustee will be indemnified by the Depositor and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Trust Agreement or the Certificates or the administration of the Trust or the performance of the Trustee's duties under the Trust Agreement, other than any loss, liability or expense (i) that constitutes a specific liability of the Trustee under the Trust Agreement caused by the Trustee's negligence or (ii) incurred by reason of willful misfeasance, bad faith or negligence in the performance of the Trustee's duties under the Trust Agreement or as a result of a breach, or by reason of reckless disregard, of the Trustee's obligations and duties under the Trust Agreement.

Events of Default

     There are no events of default under the Trust Agreement.

                                                                 S-29

Voting Rights

     At all times, 100% of the voting rights with respect to the Trust ("Voting Rights") will be allocated to all holders of the
Certificates in proportion to the then outstanding principal amount of their respective Certificates.  The "Required Percentage" for modifying or amending the Trust Agreement is 66 2/3% of the aggregate Voting Rights; provided, however, that, if written confirmation is not obtained from the Rating Agencies that such modification or amendment will not result in a reduction or withdrawal of the then current rating of the Certificates, then any such modification or amendment must be approved by all Certificateholders.

Limitation on Voting and Consent Rights

     Voting and consensual rights available to or in favor of Holders of Certificates may be exercised only by a United States person
(as defined in Section 7701(a)(30) of the Code) that is a beneficial owner of a Certificate or by a United States person acting as irrevocable agent with discretionary powers for the beneficial owner of a Certificate that is not a United States person.
Certificateholders that are not United States persons must irrevocably appoint a United States person with discretionary powers to act as their agent with respect to such voting and consensual rights.

Voting of Underlying Securities

     The Trustee, as holder of the Underlying Securities, has the right to vote and give consents and waivers in respect of such
Underlying Securities as permitted by DTC and except as otherwise limited by the Trust Agreement and the Call Warrants.  In the event that the Trustee receives a request from DTC or the Underlying Issuer for the Trustee's consent to any amendment, modification or waiver of the Underlying Securities, or any other document thereunder or relating to the Underlying Securities, or receives any other solicitation for any action with respect to the Underlying Securities, the Trustee will mail a notice of such proposed amendment, modification, waiver or solicitation to each Certificateholder of record as of such date.  The Trustee will request instructions from the Certificateholders as to whether or not to consent to or vote to accept such amendment, modification, waiver or solicitation.
The Trustee will consent or vote, or refrain from consenting or voting, in the same proportion (based on the relative principal amount of the Certificates) as the Certificates were actually voted or not voted by the Certificateholders as of a date determined by the Trustee prior to the date on which such consent or vote is required; provided, however, that, notwithstanding anything to the contrary, the Trustee will at no time vote or consent to any matter which would alter the timing or amount of any payment on the
Underlying Securities, including, without limitation, any demand to accelerate the Underlying Securities, or which would result in the exchange or substitution of any of the outstanding Underlying Securities whether or not in accordance with a plan for the refunding or refinancing of such Underlying Securities, except with the consent of Certificateholders representing 100% of the aggregate Voting Rights of the Certificates and all of the Warrantholders and subject to the requirement that such vote or consent would not, based on an opinion of counsel, materially increase the risk that the Trust would fail to qualify as a grantor trust for federal income tax purposes. The Trustee will not be liable for any failure to act resulting from Certificateholders' late return of, or failure to return, directions requested by the Trustee from the Certificateholders.

Termination of Trust

     The Trust will terminate upon (i) the payment in full at maturity or upon early redemption of the Certificates, (ii) the distribution of the proceeds received upon a recovery on the Underlying Securities or the "in-kind" distribution of the Underlying
Securities themselves (in each case, after deducting the costs incurred in connection therewith) after a Payment Default or an
Acceleration thereof (or other default with respect to the Underlying Securities), (iii) the distribution (or liquidation and distribution) of the Underlying Securities in accordance with the Trust Agreement in the event of an SEC Reporting Failure, or (iv)
the sale by the Trust in accordance with the Call Warrants of all the Underlying Securities and the distribution in full of all amounts due to Certificateholders. Under the terms of the Trust Agreement and the Call Warrants, the Certificateholders will not be entitled to terminate the Trust or cause the sale or other disposition of the Underlying Securities if and for so long as the Call
Warrants remain outstanding, without the unanimous consent of the Warrantholders.

                                                                 S-30

                                               MATERIAL FEDERAL INCOME TAX CONSEQUENCES

     The following supplements the discussion under the caption "Material Federal Income Tax Consequences" in the accompanying
Prospectus.  The discussion herein is based on the Internal Revenue Code of 1986, as amended (the "Code"), the Treasury Regulations promulgated and proposed thereunder (the "Regulations"), judicial decisions and published administrative rulings and pronouncements of the Internal Revenue Service (the "Service") and interpretations thereof.  All of these authorities and interpretations are subject to change, and such changes may be applied on a retroactive basis.

     This discussion represents the opinion of tax counsel to the Trust, subject to the qualifications set forth herein.  This summary assumes that the Certificates represent interests in securities that are properly characterized as debt for federal income tax purposes.  Except as specifically provided, this summary neither discusses the tax consequences of persons other than initial purchasers who are U.S. Certificateholders (as defined below) that hold their Certificates as capital assets (within the meaning of
Section 1221 of the Code) nor does it discuss all of the tax consequences that may be relevant to particular investors or to investors subject to special treatment under the United States federal income tax laws (securities dealers or brokers, or traders in securities electing mark-to-market treatment; banks, thrifts, or other financial institutions; insurance companies, regulated investment companies or real estate investment trusts; small business investment companies or S corporations; investors that hold their certificates through a partnership or other entity that is treated as a partnership for U.S. federal tax purposes; investors whose functional currency is not the U.S. dollar; retirement plans or other tax-exempt entities, or persons holding the certificates in tax-deferred or tax-advantaged accounts; investors holding certificates as part of a "straddle" or a "conversion transaction" for
U.S. federal income tax purposes or as part of some other integrated investment; or investors subject to the alternative minimum tax).  This summary also does not address the tax consequences to shareholders, or other equity holders in, or beneficiaries of, a holder, or any state, local or foreign tax consequences of the purchase, ownership or disposition of the certificates.

     U.S. Certificateholder.  For purposes of this discussion, a "U.S. Certificateholder" means a Certificateholder that is (i) a citizen or resident of the United States, (ii) corporation (or other entity treated like a corporation for federal income tax purposes) organized in or under the laws of the United States, any state thereof or the District of Columbia, (iii) an estate, the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source, or (iv) a trust with respect to which both (A) a court in the U.S. is able to exercise primary authority over its administration and (B) one or more U.S.
persons have the authority to control all of its substantial decisions or a trust that has made a valid election to under U.S.
Treasury Regulations to be treated as a domestic trust.  A "Non-U.S. Certificateholder" means a person that is not a U.S.
Certificateholder, a partnership or a Certificateholder subject to rules applicable to former citizens and residents of the United
States.  If a partnership is a Certificateholder, the tax treatment of a partner will generally depend upon the status of the partner and upon the activities of the partnership.  Partners of partnerships that are Certificateholders should consult their own tax advisors.

     PROSPECTIVE INVESTORS ARE URGED TO CONSULT THEIR TAX ADVISORS WITH REGARD TO THE FEDERAL TAX CONSEQUENCES OF PURCHASING, HOLDING
AND DISPOSING OF THE CERTIFICATES UNDER THEIR OWN PARTICULAR CIRCUMSTANCES, AS WELL AS THE TAX CONSEQUENCES ARISING UNDER THE LAWS OF
ANY LOCAL, STATE OR FOREIGN JURISDICTION TO WHICH THEY MAY BE SUBJECT.

Tax Status of the Trust

     Upon the issuance of the Certificates, Orrick, Herrington & Sutcliffe LLP will deliver its opinion generally to the effect that,
(a) assuming that the Underlying Securities are debt for federal income tax purposes, although the matter is not free from doubt, the
Trust will be a grantor trust for federal income tax purposes and (b) the Trust will not be an association taxable as a corporation or a publicly traded partnership treated as a corporation for federal income tax purposes.  As a result, the trust will not be subject to federal income tax.

Classification of the Underlying Securities

     The following discussion assumes that the Underlying Securities constitute U.S. dollar-denominated debt instruments for United
States federal income tax purposes.  The Underlying Securities Prospectus indicates that counsel is of the opinion that the
Underlying Securities should be treated as indebtedness for federal income tax purposes.  If the Service were to challenge successfully the classification of the Underlying Securities as

                                                                 S-31

indebtedness, the Underlying Securities would likely be treated as preferred stock of the Underlying Issuer.  Payments on the Underlying
Securities (including amounts denominated as interest) would be treated as dividends to the extent of current or accumulated earnings and profits of the Underlying Issuer.  A Non-U.S. Certificateholder would be subject to 30% United States federal withholding tax in respect of amounts treated as dividends unless such holder qualified for a lower withholding rate under an applicable U.S. income tax treaty.
In addition, U.S. Certificateholders would be subject to the tax accounting rules applicable to stock rather than indebtedness, which could differ significantly.

Income of U.S. Certificateholders

     Each Certificates represents two separate components - an interest in the Underlying Securities and an interest in the Call
Warrants.  As a holder of a Certificate, you will be treated as the owner of a pro rata share of the Underlying Securities and as the writer of a pro rata share of the Call Warrants and will be taxed on each component separately.

     The Underlying Securities Prospectus Supplement indicates that the Underlying Issuer believes that the likelihood of exercising its option to defer interest payments is remote, and, thus, that for information reporting purposes, absent an actual deferral of interest payments by the Underlying Issuer, interest payments will be reported on the Underlying Securities as interest (and not original issue discount).  However, the IRS has not addressed this interpretation and it is possible that the IRS may take a contrary position.  In that event, U.S. Holders of Certificates would have to accrue interest income on a constant yield basis, regardless of their normal method of accounting.  Nevertheless, absent any deferral of interest (or contrary interpretation by the IRS) interest will be reported to you in the same manner as reported to holders of the Underlying Securities, which currently is on Form 1099, as interest and not original issue discount, and will be included in your income as it is paid (or, if you are an accrual method taxpayer, as it is accrued) as interest (and not as original issue discount).  See "Material Federal Income Tax Consequences" in the
accompanying Prospectus and "Certain Federal Income Tax Consequences-U.S. Holders-Interest Income and Original Issue Discount" in the
Underlying Securities Prospectus Supplement.

     Should the Underlying Issuer exercise its right to defer payments of interest, each holder of the Underlying Securities, and thus each holder of the Certificates will be required to accrue income (as original issue discount) in respect of the deferred interest allocable to its Certificates for United States federal income tax purposes, which will be allocated but not distributed to it.  As a result, each such holder of a Certificate will recognize income for United States federal income tax purposes in advance of the receipt of cash and will not receive the cash related to such income from the Underlying Issuer if the holder disposes of its
Certificates prior to the record date for the payment of distributions thereafter.

     On behalf of the holders of the Certificates, the Trustee will identify (within the meaning of section 1092(a)(2)(B) of the Code)
your interests in the Call Warrants and the Underlying Securities as identified positions of an identified straddle.  Although tax counsel believes that this identification should be respected, there is no specific provision permitting trustees of grantor trusts to make this identification on behalf of a trust's beneficial owners.  Before you purchase a Certificate, you should consider making your own identification on a protective basis and retaining such identification in your own books and records.  Section 1092 of the
Code requires that any identified straddle be clearly identified on your books and records before the earlier of (i) the close of the day on which the straddle is acquired or (ii) such time as the Treasury may prescribe by regulations.  To date no such regulations have been promulgated.  In general, provided that you do not own any position that offsets either your interest in the Underlying
Securities or the Call Warrants, other than the positions you own as a result of holding a Certificate, you will be taxed generally in the same manner whether or not the Trustee's identification or your protective identification is respected.  For more information on the impact of the straddle rules on the taxation of a Certificates, see "Material Federal Income Tax Consequences-Sale or Exchange
by Certificateholders-Certificates Subject to Call" in the accompanying prospectus.

     If you own one or more positions, other than the positions you own as a result of holding a Certificate, that offset either your interest in the Underlying Securities or the Call Warrants, you may be able to identify some or all of such positions and one or more of the components of your Certificate as identified positions of an identified straddle.  If you do not want to be bound by the
Trustee's identification, either because you do not wish to make any identification or because you wish to identify other positions that you own and one or more of the components of your Certificate as identified positions of an identified straddle, you must affirmatively disavow the Trustee's identification and, if applicable, make your own alternative identification in your books and records on or before the day you purchase your Certificate. Although the Trustee's identification generally should be beneficial to holders of

                                                                 S-32

Certificates, you should consult your own tax advisor concerning whether you should disavow the Trustee's identification and, if applicable, make any alternative identification.  The following summary assumes that either the Trustee's identification or your protective identification is respected.

     An initial purchaser of a Certificate will be deemed (i) to have received $[  ] from writing its pro rata share of the Call
Warrants and (ii) to have paid $[  ] for its interest in the Underlying Securities.  For a general discussion of premium, see
"Material Federal Income Tax Consequences-Interest in the Underlying Securities in Full-Premium" in the accompanying prospectus.  The premium will be taken into account as an additional amount realized when the Call Warrant is settled or otherwise terminated as to the Certificateholder, including by disposition through sale of the Certificates. Also this may result in a Certificateholder having acquired a Certificate with acquisition or bond premium.  See "Material Federal Income Tax Consequences-Interests in the Underlying
Securities in Full -Premium" in the accompanying Prospectus.

     Market Discount. To the extent the purchase price of a Certificate allocated to an Underlying Security is less than the
Underlying Security's adjusted issue price (that is, the initial price of the Underlying Security to the public increased for accrued
OID), the a Certificateholder may acquire its interest in the Underlying Security with "market discount" as defined under Section
1276 of the Code.  See "Material Federal Income Tax Consequences- Interests in the Underlying Securities in Full -Market Discount" in
the accompanying Prospectus.

     Original Issue Discount.  The Certificates will be subject to the stripped bond rules of section 1286 of the Code.  See "Material
Federal Income Tax Consequences-Strip Certificates" in the accompanying Prospectus.  Accordingly, if you are a subsequent purchaser and you purchase the Certificates at a discount that is more than a de minimis amount, your interest in the Underlying Securities will likely constitute an original issue discount obligation.  Any subsequent purchaser should consult its own tax advisor regarding whether it must accrue original issue discount on its interest in the Underlying Securities.

     Election to Treat All Interest as Original Issue Discount.  A Certificateholder may elect to include in gross income all interest
(including stated interest, OID, and de minimis OID, as adjusted by any bond premium) that accrues on the Underlying Securities using a constant yield method.  Because this election will affect how the Certificateholder treats other securities it should only be made after consulting with a tax advisor.

     Additional Interest.  Upon the occurrence of certain events, the interest coupon on the Underlying Securities is subject to adjustment. If such an adjustment occurs, the issuer has stated  that this additional interest should be taxable as interest to holders of the Underlying Securities, and accordingly this amount should be included in the income of holders of Certificates, when received or accrued depending on the holder's regular method of tax accounting.  Holders of the Certificates should be aware that the
Service could assert a contrary position, potentially giving rise to differences in timing, amount and character of the Underlying
Securities, and accordingly, of the Certificates.

Deductibility of Trust's Fees and Expenses

     Under Section 162 or 212 of the Code, each Certificateholder will be entitled to deduct its pro rata share of expenses incurred by the Trust.  In the case of individuals (and trusts, estates or other persons that compute their income in the same manner as individuals) these expenses will be deductible under Section 67 of the Code only to the extent these expenses, plus other
"miscellaneous itemized deductions" of the individual, exceed 2% of the individual's adjusted gross income.  In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a certain amount (the "Applicable Amount") will be reduced by the lesser of (i) 3% of the excess of the individual's adjusted gross income over the Applicable Amount or (ii) 80% of the amount of itemized deductions otherwise allowable for the taxable year.  The 3%
and 80% limits are reduced by two-thirds in 2007, and by one-third in 2008 and 2009, and will return to current levels after 2010.

Sale or Exchange by Certificateholders

     Sale or Exchange of a Certificate.  A Certificateholder who sells a Certificate prior to its maturity will be treated as having sold a pro rata portion of the Underlying Securities represented by the Certificate.  The Certificateholder will recognize gain or loss equal to the difference, if any, between the amount received for the Underlying Securities and the Certificateholder's adjusted basis in the Underlying Securities.  A Certificateholder's adjusted basis in an Underlying Securities will equal the amount of the
Certificate purchase price initially allocated to the Underlying Securities, increased by any original issue discount accrued by the
Certificateholder with respect to that security and

                                                                 S-33

decreased by the bond premium amortized and any payments of stated redemption price at maturity (generally, principal payments) received with respect to that security.  Except for gain representing accrued unpaid interest and accrued market discount not previously included in income, any gain or loss will be capital gain or loss.

     As noted above, the acquisition of a Certificate will represent both the purchase of an interest in the Underlying Securities and the grant of an option to call the Certificate.  Although the matter is not entirely free from doubt, these two actions are likely to represent a straddle for purposes of Section 1092 of the Code.  As noted above, on behalf of the holders of the Certificates, the
Trustee will identify (within the meaning of section 1092(a)(2)(B) of the Code) your interests in the Call Warrants and the
Underlying Securities as identified positions of an identified straddle.  Consequently, any capital gain or loss realized on the sale, exchange or redemption of the Certificate will be short-term capital gain or loss regardless of how long the Certificate is held.  If the straddle rules do not apply and a certificateholder has held its certificates for more than one year, capital gains or losses from the certificates may be long-term gains or losses, but all capital gains or losses from a lapse or termination of the option would be short-term.

     Sale of the Underlying Securities.  If the Trust sells the Underlying Securities, including pursuant to the exercise by a
Warrantholder of its Call Warrant (or if the Underlying Securities are retired by the Underlying Issuer) each Certificateholder will be treated as having sold its pro rata interest in the Underlying Securities and gain or loss (if any) will be recognized by the
Certificateholder.  Except for gain representing accrued unpaid interest and accrued market discount not previously included in income, any gain or loss will be capital gain or loss.

     In Kind Redemption of Certificates.  If the Underlying Securities are distributed in exchange for the Certificates in accordance with the proportionate interests of the certificateholders in the principal and interest payments on the Underlying Securities, then that distribution will not be treated as a taxable event.  A certificateholder will, however, have gain or loss if, following an in-kind redemption, the Certificateholder has a greater or lesser interest in the principal or interest payments on the Underlying
Securities than the certificateholder held immediately before the exchange.  This could happen, for example, upon an in-kind redemption following an SEC Reporting Failure.

     Modification or Exchange of Underlying Securities.  Depending upon the circumstances, it is possible that a modification of the terms of the Underlying Securities, or a substitution of other assets for the Underlying Securities following a default on the
Underlying Securities, would be a taxable event to Certificateholders, in which case they would recognize gain or loss as if they had sold their interests in the Underlying Securities.

Income of Non-U.S. Certificateholders

     A Non-U.S. Certificateholder who is an individual or corporation (or an entity treated as a corporation for federal income tax purposes) holding Certificates on its own behalf will not be subject to United States federal income taxes on payments of principal, premium, interest or original issue discount on a Certificate, unless the Non-U.S. Certificateholder is (i) a direct or indirect 10%
or greater shareholder of the issuer of the Underlying Securities; (ii) a controlled foreign corporation related to the issuer of the
Underlying Securities; or (iii) an individual who ceased being a U.S. citizen or long-term resident for tax avoidance purposes. To qualify for the exemption from taxation, the Withholding Agent, as defined below, must have received a statement from the individual or corporation that:

     o   is signed under penalties of perjury by the beneficial owner of the Certificate,

     o   certifies that such owner is not a U.S. Certificateholder, and

     o   provides the beneficial owner's name and address.

     A "Withholding Agent" is the last United States payor (or a non-U.S. payor who is a qualified intermediary, U.S. branch of a foreign person, or withholding foreign partnership) in the chain of payment prior to payment to a Non-U.S. Certificateholder (which itself is not a Withholding Agent).  Generally, this statement is made on an IRS Form W-8BEN ("W-8BEN"), which is effective for the remainder of the year of signature plus three full calendar years unless a change in circumstances makes any information on the form incorrect.  Notwithstanding the preceding sentence, a W-8BEN with a U.S. taxpayer identification number will remain effective until a change in circumstances makes any information on the form incorrect, provided that the Withholding Agent reports at least annually to the beneficial owner on IRS Form 1042-S.  The beneficial owner must inform the Withholding Agent within 30 days of such change and furnish a new W-8BEN.  A Non-U.S. Certificateholder who is not an individual

                                                                 S-34

or corporation (or an entity treated as a corporation for federal income tax purposes) holding Certificates on its own behalf may have substantially increased reporting requirements.  In particular, in the case of Certificates held by a foreign partnership (or foreign trust), the partners (or beneficiaries) rather than the partnership (or trust) will be required to provide the certification discussed above, and the partnership (or trust) will be required to provide certain additional information.

     A Non-U.S. Certificateholder whose income with respect to its investment in a Certificate is effectively connected with the conduct of a U.S. trade or business would generally be taxed as if the Certificateholder were a U.S. person, provided that the
Certificateholder provides to the Withholding Agent an IRS Form W-8ECI
("W-8ECI").

     Certain securities clearing organizations, and other entities that are not beneficial owners, may be able to provide a signed statement to the Withholding Agent.  However, in such case, the signed statement may require a copy of the beneficial owner's W-8BEN
(or a substitute form).

     Generally, a Non-U.S. Certificateholder will not be subject to federal income taxes on any amount which constitutes capital gain upon retirement or disposition of a Certificate, unless the Non-U.S. Certificateholder is an individual who is present in the United
States for 183 days or more in the taxable year of the disposition and the gain is derived from sources within the United States.
Certain other exceptions may be applicable, and a Non-U.S. Certificateholder should consult its tax advisor in this regard.

Information Reporting and Backup Withholding

     Backup withholding of U.S. federal income tax may apply to payments made in respect of a Certificate to a registered owner who is not an "exempt recipient" and who fails to provide certain identifying information (such as the registered owner's taxpayer identification number) in the manner required.  Generally, individuals are not exempt recipients whereas corporations and certain other entities are exempt recipients.  Payments made in respect of a Certificateholder must be reported to the Service, unless the
Certificateholder is an exempt recipient or otherwise establishes an exemption.  Compliance with the identification procedures
(described in the preceding section) will also establish an exemption from backup withholding for a Non-U.S. Certificateholder who is not an exempt recipient.

     In addition, upon the sale of a Certificate to (or through) a broker, the broker must backup withhold on the entire purchase price, unless either (i) the broker determines that the seller is a corporation or other exempt recipient or (ii) the seller provides certain identifying information in the required manner and in the case of a Non-U.S. Certificateholder certifies that the seller is a
Non-U.S. Certificateholder (and certain other conditions are met).  The sale must also be reported by the broker to the Service, unless either (i) the broker determines that the seller is an exempt recipient or (ii) the seller certifies its non-U.S. status (and certain other conditions are met).

     Any amounts withheld under the backup withholding rules from a payment to a Certificateholder will be allowed as a refund or a credit against such Certificateholder's U.S. federal income tax, provided that the required information is furnished to the Service.

Reporting Regulations

     On January 24, 2006, the IRS published final regulations which establish a reporting framework for interests in "widely held fixed investment trusts" and place the responsibility of reporting on the person in the ownership chain who holds an interest for a beneficial owner.  A widely-held fixed investment trust is defined as an arrangement classified as a "trust" under Treasury
Regulation Section 301.7701-4(c), in which any interest is held by a middleman, which includes, but is not limited to, (i) a custodian of a person's account, (ii) a nominee and (iii) a broker holding an interest for a customer in street name.  The Trustee, or its designated agent, will be required to calculate and provide information to requesting persons with respect to the Trust in accordance with these new regulations beginning with respect to the 2007 calendar year.  The Trustee (or its designated agent), or the applicable middleman (in the case of interests held through a middleman), will be required to file information returns with the
IRS and provide tax information statements to Certificateholders in accordance with these new regulations after December 31, 2007.

                                                                 S-35

State and Local Tax Considerations

     Potential certificateholders should consider the state and local tax consequences of the purchase, ownership and disposition of the Certificates.  State and local tax laws may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the tax laws of any state or locality.  Therefore, potential certificateholders should consult their tax advisors with respect to the various state and local tax consequences of an investment in the Certificates.

Penalty Protection

     If penalties were asserted against purchasers of the Certificates in respect of their treatment of the Certificates for tax purposes, the summary of tax considerations contained, and the opinions stated, herein and in the accompanying Prospectus may not meet the conditions necessary for purchasers' reliance on that summary and those opinions to exculpate them from the asserted penalties.

                                                         ERISA CONSIDERATIONS

     The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and Section 4975 of the Code impose certain requirements on (a) an employee benefit plan (as defined in Section 3(3) of ERISA and subject to Title I of ERISA), (b) a plan defined in and subject to Section 4975 of the Code, including an individual retirement account ("IRA") or Keogh plan or (c) any entity whose underlying assets include plan assets of any such employee benefit plan or other plan by reason of a plan's investment in the entity (each, a "Plan"). In accordance with ERISA's fiduciary standards, before investing in a Certificate, a plan fiduciary should determine whether such an investment is permitted under the Plan's governing instruments and is appropriate for the Plan in view of its investment policy and the composition of its portfolio.

     ERISA and Section 4975 of the Code prohibit certain transactions involving the assets of a Plan and persons who have specified relationships to the Plan, i.e., "parties in interest" within the meaning of ERISA or "disqualified persons" within the meaning of
Section 4975 of the Code (collectively, "Parties in Interest").  The Underlying Issuer, the Underwriters, the Trustee and their respective affiliates may be Parties in Interest with respect to many Plans.  There are a number of prohibited transaction exemptions that, depending upon the circumstances of a Plan's investment in Certificates, could apply to exempt from the penalties imposed on prohibited transactions some or all prohibited transactions arising in connection with the Plan's investment, including, but not limited to: United States Department of Labor ("DOL") Prohibited Transaction Class Exemption ("PTCE") 84-14 (for certain transactions determined by independent qualified professional asset managers); PTCE 91-38 (for certain transactions involving bank collective investment funds); PTCE 90-1 (for certain transactions involving insurance company pooled separate accounts); PTCE 95-60 (for certain transactions involving insurance company general accounts); and PTCE 96-23 (for certain transactions effected by certain in-house asset managers). In addition, Section 408(b)(17) of ERISA provides an exemption for certain transactions between Plans and certain service providers to Plans, so long as the Plan pays no more, nor receives no less, than "adequate consideration."  There is no assurance that any of these exemptions would apply with respect to all transactions involving the Trust's assets.  A Plan fiduciary considering an investment in Certificates should consider whether such an investment might constitute or give rise to a non-exempt prohibited transaction under ERISA or Section 4975 of the Code.

     If an investment in Certificates by a Plan were to result in the assets of the Trust being deemed to constitute "plan assets" of such Plan, certain aspects of such investment, including the operations of the Trust and the deemed extension of credit between the
Underlying Issuer and the holder of a Certificate (as a result of the Underlying Securities being deemed to be "plan assets"), as well as subsequent transactions involving the Trust or its assets, might constitute or result in prohibited transactions under
Section 406 of ERISA and Section 4975 of the Code unless exemptive relief were available under an applicable exemption issued by the
DOL.  Under Section 2510.3-101 of the DOL regulations, as modified by Section 3(42) of ERISA (collectively, the "Regulation"), a
Plan's assets may include the assets of an entity if the Plan acquires an "equity interest" in such entity.  This is called the
"look-through rule."  Thus, if a Plan acquired a Certificate, for certain purposes (including the prohibited transaction provisions of
Section 406 of ERISA and Section 4975 of the Code), the Plan would be considered to own an undivided interest in the underlying assets of the Trust, unless an exception applied under the Regulation.

     Under the Regulation, "publicly-offered securities" qualify for an exception to the generally applicable "look-through" rule described in the preceding paragraph.  A "publicly-offered security" is a security that is (i)

                                                                 S-36

freely transferable, (ii)part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another at the conclusion of the initial offering, and (iii) either is (A) part of a class of securities registered under Section 12(b)
or 12(g) of the Exchange Act, or (B) sold to the Plan as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act and the class of securities of which such security is a part is registered under the
Exchange Act within 120 days (or such later time as may be allowed by the Commission) after the end of the fiscal year of the issuer during which the offering of such securities to the public occurred.

     It is anticipated that the Certificates will meet the criteria of the "publicly offered securities" exemption.  There are no restrictions imposed on the transfer of Certificates; the Certificates will be sold pursuant to an effective registration statement under the Securities Act and then will be timely registered under the Exchange Act; and in order to meet one of the requirements for listing the Certificates on the NYSE, the Underwriters have undertaken to sell the Certificates to a minimum of 400 beneficial owners.  See "Method of Distribution" herein.

     Nothing herein shall be construed as a representation that an investment in the Certificates would meet any or all of the relevant legal requirements with respect to investments by, or is appropriate for, Plans generally or any particular Plan.  Any Plan or any other entity the assets of which are deemed to be "Plan Assets", such as an insurance company investing assets of its general account, proposing to acquire the Certificates should consult with its counsel.

                                                        METHOD OF DISTRIBUTION

     Subject to the terms and conditions set forth in the underwriting agreement, dated July [  ], 2007, the Depositor has agreed to cause the Trustee, on behalf of the Trust, to sell and the Underwriters, named below for which Wachovia Securities (an affiliate of the Depositor) is acting as representative, have severally agreed to purchase the principal amount of Certificates set forth below opposite its name.

                           Wachovia Capital Markets, LLC..............    $  [         ]
                           RBC Dain Rauscher Inc......................       [         ]
                           Total......................................    $  [         ]

     The Underwriters have agreed, subject to the terms and conditions set forth in the underwriting agreement, to purchase all
Certificates offered by this Prospectus Supplement if any of such Certificates are purchased.  In the event of default by any
Underwriter, the underwriting agreement provides that, in certain circumstances, the underwriting agreement may be terminated.

     The Depositor has been advised by the Underwriters that they propose to offer the Certificates to the public at the public offering price set forth on the cover page of this Prospectus Supplement, and to certain dealers at such price less a concession not in excess of $[  ] per Certificate.  The Underwriters may allow and such dealers may reallow a concession not in excess of $[  ].
After the initial public offering, the public offering price and the concessions may be changed.

     The Certificates are a new issue of securities with no established trading market.  Application has been made to list the
Certificates on the New York Stock Exchange.  In order to meet one of the requirements for listing the Certificates on the NYSE, the
Underwriters have undertaken to sell the Certificates to a minimum of 400 beneficial owners.  Trading of the Certificates on the NYSE is expected to commence within the 30-day period after the initial delivery thereof.  The Underwriters have told the Depositor that they presently intend to make a market in the Certificates prior to commencement of trading on the NYSE, as permitted by applicable laws and regulations.  The Underwriters are not obligated, however, to make a market in the Certificates.  Any market making by the
Underwriters may be discontinued at any time at the sole discretion of the Underwriters.  No assurance can be given as to whether a trading market for the Certificates will develop or as to the liquidity of any trading market.

     The Certificates are expected to trade flat.  Trading "flat" means that any accrued and unpaid interest on the Certificates will be reflected in the trading price, and purchasers will not pay and sellers will not receive any accrued and unpaid interest on the
Certificates not included in the trading price.

                                                                 S-37

     Until the distribution of the Certificates is completed, rules of the Commission may limit the ability of the Underwriters to bid for and purchase the Certificates.  As an exception to these rules, the Underwriters are permitted to engage in certain transactions for the purpose of stabilizing the price of the Certificates.  Possible transactions consist of bids or purchases for the purpose of maintaining the price of the Certificates while this offering is in progress.

     If the Underwriters create a short position in the Certificates in connection with this offering, that is, if they sell a greater aggregate principal amount of Certificates than is set forth on the cover page of this Prospectus Supplement, the Underwriters may reduce that short position by purchasing Certificates in the open market.  The Underwriters may also impose a penalty bid on certain selling group members.  This means that, if an Underwriter purchases Certificates in the open market to reduce its short position or to stabilize the price of the Certificates, it may reclaim the amount of the selling concession from the selling group members who sold those Certificates as part of the offering.

     In general, purchase of a security for the purposes of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases.  The imposition of a penalty bid might also have an effect on the price of a Certificate to the extent that it were to discourage resales of the Certificates.

     Neither the Depositor nor the Underwriters make any representation or prediction as to the direction or magnitude of any effect that the transaction described above might have on the price of the Certificates.  In addition, neither the Depositor nor the
Underwriters make any representation that the Underwriters will engage in such transactions.  Such transactions, once commenced, may be discontinued without notice.

     The underwriting agreement provides that the Depositor will indemnify the Underwriters against certain civil liabilities, including liabilities under the Securities Act, or will contribute to payments the Underwriters may be required to make in respect of such civil liabilities.

     Wachovia Corporation conducts its investment banking, institutional, and capital markets businesses through its various bank, broker-dealer and non-bank subsidiaries (including Wachovia Capital Markets, LLC) under the trade name of Wachovia Securities.  Any references to Wachovia Securities in this Prospectus Supplement, however, do not include Wachovia Securities, Inc., a member of NASD and SIPC, a separate broker-dealer subsidiary of Wachovia Corporation, and an affiliate of Wachovia Capital Markets, LLC.

                                                                RATING

     It is a condition to the establishment of the Trust and the issuance of the Certificates that the Certificates be rated at least as highly as the Underlying Securities by S&P.  The Underlying Securities are rated "BBB-" by S&P.

     Any downgrade by the rating agency of the Underlying Securities would result in a downgrade of such rating agency's rating with respect to the Certificates.

     The rating addresses the likelihood of the receipt by holders of the Certificates of payments required under the Trust Agreement and are based primarily on the credit quality of the Underlying Securities.  The rating does not address the likelihood of the
Underlying Issuer failing to report under the Exchange Act.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by S&P.  Each security rating should be evaluated independently of any other security rating.

     The Depositor has not requested a rating on the Certificates by any rating agency other than S&P.  However, there can be no assurance as to whether any other rating agency will rate the Certificates, or, if it does, what rating would be assigned by any such other rating agency.  A rating on the Certificates by another rating agency, if assigned at all, may be lower than the rating assigned to the Certificates by S&P.  You should note that as of the date of this Prospectus Supplement, the Underlying Securities are rated "Baa3" by Moody's.  The Depositor has not asked Moody's to assign a rating to the Certificates.  See "Risk Factors-A
Downgrade by a rating agency of the Underlying Securities would reduce the value of the Certificates" in this Prospectus Supplement.

                                                                 S-38

                                                            LEGAL OPINIONS

     Certain legal matters relating to the Certificates will be passed upon for the Depositor and the Underwriters by Orrick,
Herrington & Sutcliffe LLP, Washington, D.C.  Certain tax matters will be passed upon by Orrick, Herrington & Sutcliffe LLP, New
York, New York, Special Tax Counsel.

                                             [Remainder of Page Left Intentionally Blank]

                                                                 S-39

                                                            INDEX OF TERMS

Acceleration.....................................S-27
Allocation Amount..........................S-10, S-26
Allowable Expense Amount...................S-10, S-25
Applicable Amount................................S-33
Business Day................................S-1, S-25
Call Warrants.........................S-8, S-17, S-21
Called Underlying Securities................S-9, S-21
Certificateholder.................................S-3
Certificateholders...............................S-17
Certificates......................................S-1
Clearing Agency..................................S-25
Closing Date................................S-3, S-17
Code.............................................S-31
Commission...................................ii, S-12
Depositor...................................S-1, S-17
Dissolution Event.................................S-7
Distribution Date...........................S-1, S-25
DOL..............................................S-36
DTC..............................................S-25
ERISA............................................S-36
Final Maturity Date...............................S-3
Interest Period...................................S-3
IRA..............................................S-36
Junior Subordinated Notes.........................S-5
Like Amount.......................................S-7
Make-Whole Optional Redemption Price..............S-6
Moody's..........................................S-14
Non-U.S. Certificateholder.......................S-31
NYSE.............................................S-27
Optional Deferral Period..........................S-6
Optional Redemption Price.........................S-6
Parties in Interest..............................S-36
Pass-Through Rate.................................S-2
Payment Default..................................S-27
Plan.............................................S-36
Plan Assets......................................S-37
Prospectus Directive..............................iii
PTCE.............................................S-36
Qualified Institutional Buyer.....................S-9
Record Date.......................................S-3
Regulation.......................................S-36
Regulations......................................S-31
Relevant Implementation Date.......................ii
Relevant Member State..............................ii
Required Percentage..............................S-30
S&P...............................................S-4
SEC Reporting Failure.......................S-7, S-27
Securities Act...................................S-19
Seller............................................S-1
Service..........................................S-31
Special Distribution Date........................S-10
Special Event Redemption Price....................S-7
Specified Currency...............................S-24
Trust.......................................S-1, S-17
Trust Agreement.............................S-1, S-17
Trustee..........................................S-17
U.S. Bank........................................S-29
U.S. Bank Trust..................................S-28
U.S. Certificateholder...........................S-31
Underlying Issuer...........................S-4, S-19
Underlying Securities.................S-4, S-17, S-19

Underlying Securities Prospectus...........S-18, S-19
Underlying Securities Prospectus Supplement......S-18
Underlying Securities Rate Conversion Date........S-5
Underlying Securities Scheduled Payment Date......S-5
Underwriters..................................i, S-20
Voting Rights....................................S-30
W-8BEN...........................................S-34
W-8ECI...........................................S-35
Wachovia Securities..............................S-20
Warrant Agent....................................S-21
Warrant Agent Agreement.....................S-8, S-21
Warrant Conversion Percentage....................S-22
Warrant Exercise Date.......................S-9, S-21
Warrant Exercise Purchase Price..................S-22
Warrantholder Allocation Amount............S-10, S-26
Warrantholders....................................S-9
Withholding Agent................................S-34

                                                                 S-40

                                                              APPENDIX A

                                               DESCRIPTION OF THE UNDERLYING SECURITIES

     The "Summary of Terms of the Underlying Securities" and the "Summary Excerpts From the Underlying Securities Prospectus" below are qualified in their entirety by reference to the Underlying Securities Prospectus and the Underlying Securities Registration
Statement referred to below.  Prospective investors in the Certificates are urged to obtain and read a copy of the Underlying
Securities Prospectus and the Underlying Securities Registration Statement.  Defined terms not defined elsewhere in this Appendix A have the meanings assigned to them in Section 3 below or in the Indenture referred to below.

1.       Summary of Terms of the Underlying Securities

Underlying Issuer:                            BNSF Funding Trust I
Underlying Securities:                        $[         ] 6.613% Fixed Rate/Floating Rate Trust Preferred
                                              Securities due 2055 (the "Underlying Securities")
Amount Originally Issued:                     $500,000,000
Interest Rate:                                6.613% per annum
Scheduled Payment Dates:                      January 15 and July 15 until January 15, 2026 and then on each January
                                              15, April 15, July 15 and October 15 beginning on April 15, 2026
Underlying Securities Rate Conversion Date:
                                              January 15, 2026
Underlying Securities Final Maturity Date:
                                              December 15, 2055
Underlying Securities Trustee:                U.S. Bank Trust National Association
Denominations:                                $1,000 and integral multiples of $1,000 thereof
Form:                                         Fully registered
CUSIP:                                        05567SAA0
Underlying Securities Prospectus:             Prospectus dated December 8, 2005, as amended, and as supplemented by
                                              Prospectus Supplement dated December 12, 2005
Underlying Securities Registration
   Statement:                                 The registration statement filed on December 8, 2005, as amended, file number 333-130214

2.       Summary Excerpts From the Underlying Securities Prospectus

     Set forth below are summaries of certain sections of the Underlying Securities Prospectus and the Underlying Securities
Registration Statement, which set forth material terms of the Underlying Securities.  Prospective Investors in the Certificates are
urged to read the full text of the Underlying Securities Prospectus and Underlying Securities Registration Statement referred to above.  The Underlying Securities were issued pursuant to the declaration of trust executed on December 8, 2005, as amended and restated as of the date of issuance of the Underlying Securities by an amended and restated declaration of trust, among the
Underlying Securities Guarantor, as depositor, U.S. Bank Trust National Association ("U.S. Bank"), as property trustee and as
Delaware trustee, and two individuals who are officers or employees of the Underlying Securities Guarantor, as

                                                                 A-1

administrative trustees.  We refer to the 6.613% Fixed Rate/Floating Rate Trust Preferred Securities due 2055 of the Underlying Issuer,
of which the Underlying Securities represent [        ]% of the total issuance of $500,000,000, as the "trust preferred securities."

     The junior subordinated notes were issued pursuant to a junior subordinated indenture dated as of December 8, 2005, between the
Underlying Securities Guarantor, and U.S. Bank Trust National Association, as trustee (the "indenture").  We refer to the 6.613%
Fixed Rate/Floating Rate junior subordinated notes, due December 15, 2055 issued by the Underlying Securities Guarantor as the
"junior subordinated notes."

                                               DESCRIPTION OF THE UNDERLYING SECURITIES
General

     The Underlying Issuer will initially issue $500,000,000 aggregate principal amount of the trust preferred securities.  The
Underlying Issuer was created solely to issue the trust preferred securities, which represent undivided beneficial ownership interests in its assets; to issue all of its trust common securities to the Underlying Securities Guarantor in a total liquidation amount equal to approximately $10,000; to purchase, with the proceeds of the issuance and sale of the trust preferred securities and the trust common securities, the junior subordinated notes issued by the Underlying Securities Guarantor; and to engage in other activities that are necessary or incidental to the activities described above.  The trust preferred securities and the trust common securities are referred to collectively as the "trust securities."

     The declaration of trust authorizes the Underlying Issuer to issue up to 500,000 trust preferred securities, each with a liquidation amount of $1,000. The declaration of trust does not authorize the Underlying Issuer to issue any securities other than the trust preferred securities and the trust common securities. The Underlying Securities Guarantor will own all of the trust common securities, which will have a total liquidation amount of approximately $10,000. Holders of the trust preferred securities have no preemptive or similar rights.

     Both the trust preferred securities and the trust common securities will represent undivided beneficial interests in the assets of the Underlying Issuer, which will consist solely of the junior subordinated notes issued by the Underlying Securities Guarantor.
The trust preferred securities rank equally with, and payments are made on a pro rata basis with the trust common securities.
However, if an event of default under the declaration of trust (a "trust event of default") or an event of default under the indenture (an "indenture event of default") has occurred and is continuing, the rights of the holders of the trust preferred securities to receive payments from the Underlying Issuer will have priority over the rights of the holder of the trust common securities.  See "-Trust Events of Default; Notice" in the Underlying Securities Prospectus for a description of the trust events of default.  See "Description of the Junior Subordinated Notes-Events of Default" in the Underlying Securities Prospectus for a
description of the indenture events of default.

     The registered holder of trust preferred securities will be treated as the owner of those securities for all purposes. Only registered holders of trust preferred securities will have rights as trust preferred securityholders under the declaration of trust.

Distributions

     The distribution rate and the interest payment dates for the trust securities will correspond to the interest rate and the interest payment dates on the junior subordinated notes. Holders of the trust preferred securities will receive distributions of their pro rata share of any cash payments received by the trust on the junior subordinated notes.

     The junior subordinated notes will bear interest from the date they are issued to January 15, 2026, at the annual rate of 6.613%
of their principal amount, payable semi-annually in arrears on January 15 and July 15 of each year, beginning July 15, 2006 and thereafter will bear interest at an annual rate equal to the 3-month LIBOR Rate plus 2.35%, reset quarterly, payable quarterly in arrears on January 15, April 15, July 15 and October 15 of each year beginning April 15, 2026. For a more complete description of interest payable on the junior subordinated notes, see "Description of the Junior Subordinated Notes-Interest" in the Underlying
Securities Prospectus.  The

                                                                 A-2

applicable floating rate will be calculated by the calculation agent as described under "Description of the Junior Subordinated
Notes-Determining the Floating Rate" in the Underlying Securities Prospectus.

     If interest payments on the junior subordinated notes are deferred or otherwise not paid, they will accrue and compound until paid at the prevailing interest rate on the junior subordinated notes as described below.  If interest payments are deferred or unpaid on the junior subordinated notes, distributions of interest on the trust preferred securities will be deferred and unpaid.
Interest on the trust preferred securities will be compounded and bear interest at the same rate as calculated for the junior subordinated notes.

     The Underlying Securities Guarantor  will irrevocably and unconditionally guarantee, on a junior subordinated basis, the payment in full of any accumulated and unpaid distributions on the trust preferred securities to the extent that payment has been made on the junior subordinated notes, as described below under "Description of the Guarantee. Generally, holders of the trust preferred securities will rely on the property trustee to enforce their rights under the declaration of trust. However, if either a trust event of default or an indenture event of default has occurred and is continuing, the holders of a majority in liquidation amount of the trust preferred securities will have rights regarding the appointment, removal or replacement of the property trustee and the
Delaware trustee, and rights regarding the property trustee's exercise of any trust, power, or remedy available to the property trustee under the declaration of trust, as described under "-Enforcement of Certain Rights by Holders of Trust Preferred Securities"
in the Underlying Securities Prospectus.

Option to Defer Interest Payments

     The Underlying Securities Guarantor may elect at its option to defer payment of all or part of the current and accrued interest otherwise due on the junior subordinated notes for a period of up to five consecutive years, as described in the Underlying
Securities Prospectus Supplement under "Description of the junior subordinated notes-Optional Deferral of Interest."  In addition, it will be prohibited from paying interest, except from the net proceeds of certain sales of its common stock and/or Qualifying
Preferred Stock, in the circumstances described under "Description of the Junior Subordinated Notes-Obligations After Five Years of
Optional Deferral" and "Description of the Junior Subordinated Notes-Obligations During Mandatory Trigger Period" in the Underlying
Securities Prospectus.   If the Underlying Securities Guarantor fails to pay interest on the junior subordinated notes, the
Underlying Issuer will not make distributions on the trust preferred securities.

     The Underlying Securities Guarantor will provide to the Underlying Issuer written notice of any optional deferral of interest at least 10 and not more than 60 business days prior to the applicable interest payment date, and any such notice will be forwarded promptly by the Underlying Issuer to each holder of record of trust preferred securities. In addition, the Underlying Securities
Guarantor will be excused from its obligations under the Alternative Payment Mechanism in respect of any interest payment date if it provides written certification to the Underlying Issuer (which the Underlying Issuer will promptly forward upon receipt to each holder of record of trust preferred securities) no more than 10 and no less than five business days in advance of that interest payment date certifying as to the matters regarding the occurrence of a Market Disruption Event described under "Description of the
Junior Subordinated Notes-Alternative Payment Mechanism" in the Underlying Securities Prospectus.

     If, because of a Market Disruption Event, the Underlying Securities Guarantor does not pay all accrued and unpaid interest for two consecutive years during a Mandatory Trigger Period, all claims with respect to unpaid interest on the junior subordinated notes accruing during the period commencing after those two years to the last day of the Mandatory Trigger Period will be extinguished if a bankruptcy proceeding with respect to it commences during that period. Accordingly, if a Mandatory Trigger Period and a Market
Disruption Event coincide for the full seven years, claims may be extinguished in respect of interest accrued during as many as 5 years. Holders of the junior subordinated notes or trust preferred securities will have no right to receive interest with respect to the extinguished claims.

     The Underlying Securities Guarantor has agreed that during a Mandatory Trigger Period, it will not and will not permit any of its subsidiaries to redeem, purchase or make a liquidation payment in respect of any of its common stock and/or perpetual non-cumulative preferred stock, subject to certain limited exceptions, as described under "Description of the Junior Subordinated Notes-Obligations
During Mandatory Trigger Period" in the Underlying Securities Prospectus.  Subject to certain exceptions, the Underlying Securities
Guarantor has agreed that it will not

                                                                 A-3

declare or pay any dividend on, make any distributions with respect to, or redeem, purchase or make a liquidation payment with respect to, any of its capital stock, make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any of its debt securities (including guarantees) that rank equally with or junior to the junior subordinated notes, or make any guarantee payments with respect to those securities, other than pursuant to its guarantee with respect to the trust preferred securities, unless:

         o    all accrued and unpaid interest on the junior subordinated notes and all accumulated and unpaid distributions on the trust preferred securities have been paid in full as of the most recent interest payment date,
         o    no event of default under the instruments governing the junior subordinated notes has occurred and is continuing, and
         o    the Underlying Securities Guarantor is not in default under the guarantee.

Redemption

     The trust preferred securities must either be repaid on December 15, 2055, which corresponds to the stated maturity of the junior subordinated notes, or be redeemed upon the redemption prior to maturity of the junior subordinated notes.

     The Underlying Securities Guarantor may redeem the junior subordinated notes,

         o    in whole or in part, at any time on or after January 15, 2026 at the Optional Redemption Price, as discussed under
              "Description of the Junior Subordinated Notes-Optional Redemption" in the Underlying Securities Prospectus;
         o    in whole or in part, at any time prior to January 15, 2026 at the Make-Whole Optional Redemption Price, as discussed under "Description of the Junior Subordinated Notes-Optional Redemption" in the Underlying Securities Prospectus; and
         o    in whole, but not in part, upon the occurrence of a tax event or a regulatory event at the Make-Whole Special Event
              Redemption Price, as discussed under "Description of the Junior Subordinated Notes-Special Event Redemption" in the
              Underlying Securities Prospectus.

     In addition, upon the occurrence of certain indenture events of default, the Underlying Securities Guarantor may be required to redeem the junior subordinated notes prior to their maturity.

     Neither the junior subordinated notes nor the trust preferred securities are redeemable at the option of their holders. The property trustee will provide at least 30, but no more than 60, days' notice of any redemption of the trust preferred securities.

     To the extent the Underlying Securities Guarantor redeems any junior subordinated notes, the Underlying Issuer must redeem a Like
Amount (as defined below) of the trust preferred securities and the trust common securities at a redemption price corresponding to the redemption price of the junior subordinated notes. Upon the redemption, in whole or in part, of the junior subordinated notes, the proceeds from that redemption will be applied by the property trustee to redeem a Like Amount of trust preferred securities and trust common securities on a pro rata basis, unless either a trust event of default or an indenture event of default has occurred and is continuing on the redemption date. If either a trust event of default or an indenture event of default has occurred and is continuing on the redemption date, the Underlying Issuer will redeem the trust preferred securities before any trust common securities.

     The term "Like Amount" means:  with respect to a redemption of the trust securities, trust securities having a liquidation amount equal to the principal amount of the junior subordinated notes that are to be contemporaneously paid in accordance with their terms;
and with respect to a distribution of junior subordinated notes upon the dissolution and liquidation of the Underlying Issuer, junior subordinated notes having a principal amount equal to the liquidation amount of the trust securities, and bearing accrued and unpaid interest in an amount equal to the accumulated and unpaid distributions on the trust securities, of the holder to whom those notes are being distributed.

                                                                 A-4

     The Underlying Issuer may not redeem less than all of the outstanding trust preferred securities unless all accrued and unpaid distributions have been paid on all trust preferred securities for all distribution periods terminating on or before the redemption date.

     The Underlying Securities Guarantor will irrevocably and unconditionally guarantee, on a junior subordinated basis, the payment in full of the amount payable upon redemption of the trust preferred securities to the extent the Underlying Securities Guarantor has made a payment to the Underlying Issuer of interest or principal on the junior subordinated notes, as described under "Description of the Guarantee."

Redemption Procedures

     Trust securities will be redeemed at the applicable redemption price with the proceeds from the contemporaneous redemption of the junior subordinated notes. Any redemption of trust securities will be made and the applicable redemption price will be payable on the redemption date only to the extent that the Underlying Issuer has funds legally available for the payment of the applicable redemption price.

Distribution of Junior Subordinated Notes Upon Dissolution and Liquidation of the Underlying Issuer

     Pursuant to the declaration of trust, the Underlying Issuer will automatically dissolve upon the first to occur of:

         o    the Underlying Securities Guarantor's bankruptcy, dissolution or liquidation, or the revocation of its certificate of incorporation if that certificate of incorporation is not subsequently reinstated within 90 days;
         o    the Underlying Securities Guarantor's election to dissolve the Underlying Issuer within 90 days following the occurrence of a tax event or a regulatory event, as defined in the Underlying Securities Prospectus;
         o    the redemption by the Underlying Issuer of all of the trust securities in accordance with their terms, corresponding to the Underlying Securities Guarantor's redemption, whether at its option or pursuant to an obligation, of all of the junior subordinated notes;
         o    the expiration of the term of the Underlying Issuer corresponding to the maturities of the junior subordinated notes the junior subordinated notes; or
         o    the entry of an order for dissolution of the Underlying Issuer by a court of competent jurisdiction.

     If an automatic dissolution of the Underlying Issuer occurs (other than as described under the third bullet in the preceding paragraph), the Underlying Issuer will be liquidated by the trustees. In that event, after satisfaction of the liabilities of the creditors of the Underlying Issuer as provided by applicable law, the holders of trust securities not previously redeemed will be entitled to receive either a distribution of a Like Amount of junior subordinated notes, or, if the property trustee determines that distribution of junior subordinated notes not to be practical, a cash liquidation amount.

     After the liquidation date of the Underlying Issuer and the distribution of the junior subordinated notes to holders of the trust securities:

         o    the trust securities will no longer be deemed to be outstanding;
         o    any holders who provide certificates representing trust securities will receive certificates representing a Like Amount of junior subordinated notes;
         o    any certificates for trust securities not surrendered for exchange will be deemed to represent a Like Amount of junior subordinated notes; and
         o    all rights of holders of trust securities will cease except the right to receive a Like Amount of junior subordinated notes.

     If, upon liquidation of the Underlying Issuer, the Underlying Issuer has insufficient funds available to pay in full the aggregate liquidation distributions on the trust securities, then the amounts to which the holders of the trust securities are entitled will be paid on a pro rata basis. However, if either a trust event

                                                                 A-5

of default or an indenture event of default has occurred and is continuing as of the liquidation date, the rights of the holders of the trust preferred securities to receive payments from the Underlying Issuer will have priority over the rights of the holder of the trust common securities. Subordination of the Trust Common Securities

     Distributions on, and the redemption price of, the trust securities will be paid on a pro rata basis according to the liquidation amount of the trust securities. However, if either a trust event of default or an indenture event of default has occurred and is continuing on any distribution date, redemption date, dissolution date or liquidation date, the rights of the holder of the trust common securities to any payments or distributions will be subordinated to the rights of the holders of the trust preferred securities to those payments or distributions. No payment or distribution on account of the redemption, liquidation or other acquisition of the trust common securities will be made unless payment in full in cash of all accumulated and unpaid distributions on all of the outstanding trust preferred securities for all distribution periods ending on or before that distribution date, or in the case of redemption the payment of the full amount of the redemption price on all of the outstanding trust preferred securities then called for redemption, or in the case of a liquidation of the Underlying Issuer the payment of the liquidation distribution to the holders of all of the outstanding trust preferred securities, shall have been made or provided for, and all funds available to the property trustee shall first have been applied to the payment in full of all those distributions, redemption prices and liquidation distributions on, the trust preferred securities then due and payable.

     In the case of any trust event of default or indenture event of default, the Underlying Securities Guarantor, as holder of the trust common securities, will be deemed to have waived any right to act with respect to that event of default until its effect with respect to the trust preferred securities is cured, waived or otherwise eliminated. Until that trust event of default or indenture event of default is so cured, waived or otherwise eliminated, the property trustee will act solely on behalf of the holders of the trust preferred securities and not on the Underlying Securities Guarantor's behalf as the holder of the trust common securities, and only the holders of the trust preferred securities will have the right to direct the property trustee to act on their behalf.

Trust Events of Default; Notice

     The declaration of trust provides that any one or more of the following will constitute a trust event of default:

         o    the occurrence of an indenture event of default;
         o    default by the property trustee in the payment of any redemption price of any trust security when it becomes due and payable;
         o    default by the property trustee in the payment of any distribution on any trust security when it becomes due and payable and continuation of the default for a period of five business days (provided that any failure to pay distributions during an Optional Deferral Period (as defined below) or because of the continuance of a Market Disruption Event (as defined below) will not constitute a trust event of default);
         o    the failure of the Underlying Issue to pay accumulated and unpaid distributions in full for a period of more than twelve consecutive years, including payment dates which occur during a Mandatory Trigger Period (as defined below) or Optional
              Deferral Period, or combination of periods thereof;
         o    default in the performance or breach in any material respect of any covenant or warranty of the trustees under the declaration of trust (other than a default by the property trustee in the payment of any distribution on, or redemption price of, trust securities, as described above), and continuation of the default or breach for a period of 60 days after holders of at least 25% in aggregate liquidation amount of the outstanding trust preferred securities of the applicable trust have provided, by registered or certified mail, a written notice to the defaulting trustee or trustees specifying the default or breach and requiring it to be remedied and stating that the notice is a "Notice of Default" under the declaration of trust; or
         o    the occurrence of certain events of bankruptcy, dissolution or liquidation with respect to the property trustee or revocation of the property trustee's charter and the Underlying Securities Guarantor's failure to appoint a successor property trustee within 60 days of that event.

                                                                 A-6

     If a trust event of default has occurred and is continuing, the trust preferred securities shall have preference over the trust common securities upon dissolution of the Underlying Issuer as described above.

Voting Rights

     Except as provided below and as otherwise required by law and the declaration of trust, the holders of the trust preferred securities have no voting rights.

     The holders of a majority in aggregate liquidation amount of trust preferred securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the property trustee and to direct the exercise of any trust or power conferred upon the property trustee under the declaration of trust, including the right to direct the property trustee to exercise the remedies available to it as a holder of the junior subordinated notes. So long as any junior subordinated notes are held by the property trustee, the trustees shall not:

         o    direct the time, method and place of conducting any proceeding for any remedy available to the indenture trustee or executing any trust or power conferred on the indenture trustee with respect to those junior subordinated notes;
         o    waive any past default that is waivable under the indenture;
         o    exercise any right to rescind or annul a declaration that the principal of all the junior subordinated notes shall be due and payable; or
         o    consent to any amendment, modification or termination of the indenture or the junior subordinated notes where that consent shall be required;

without, in each case, obtaining the prior approval of the holders of a majority in aggregate liquidation amount of all outstanding trust preferred securities.

     However, where consent under the indenture would require the consent of more than a majority of holders of junior subordinated notes affected thereby, that consent shall not be given by the property trustee without the prior written consent of at least that supermajority of holders of the trust preferred securities. The trustees shall not revoke any action previously authorized or approved by a vote of the holders of the trust preferred securities except by subsequent vote of the holders of the trust preferred securities. The property trustee shall notify each holder of record of the trust preferred securities of any notice of default with respect to the junior subordinated notes.

     In addition to obtaining the consent of the holders of the trust preferred securities prior to taking any of those actions, the administrative trustees shall, at the Underlying Securities Guarantor's expense, obtain an opinion of counsel experienced in those matters stating that the Underlying Issuer will not fail to be classified as a grantor trust for United States federal income tax purposes as a result of that action and will not fail to have the status of an "investment company" under the Investment Company Act of 1940.

     A waiver of an indenture event of default will constitute a waiver of the corresponding trust event of default.

     Any required approval or direction of holders of trust preferred securities may be given at a separate meeting of holders of trust preferred securities convened for that purpose, at a meeting of all of the holders of the trust securities or pursuant to written consent. The property trustee will cause a notice of any meeting at which holders of trust preferred securities are entitled to vote, or of any matter upon which action by written consent of those holders is to be taken, to be given to each holder of record of trust preferred securities in the manner set forth in the declaration of trust.

     No vote or consent of the holders of trust preferred securities is required for the Underlying Issuer to redeem and cancel the trust preferred securities in accordance with the declaration of trust.

     Notwithstanding that holders of trust preferred securities are entitled to vote or consent under any of the circumstances described above, any of the trust preferred securities that the Underlying Securities Guarantor owns at that time, or which are owned by the administrative trustees or any of the Underlying Securities Guarantor's affiliates, shall, for purposes of that vote or consent, be treated as if those trust preferred securities were not outstanding.

                                                                 A-7

     Holders of the trust preferred securities have no rights to appoint or remove the administrative trustees, who may be appointed, removed or replaced solely by the Underlying Securities Guarantor, as the holder of all the trust common securities.

Governing Law

     The declaration of trust and the trust preferred securities will be governed by, and construed in accordance with, the laws of the State of Delaware.

                                             DESCRIPTION OF THE JUNIOR SUBORDINATED NOTES

     The junior subordinated notes will be issued under an indenture. This description summarizes the material terms and provisions of the junior subordinated notes and the indenture and is subject to, and is qualified in its entirety by reference to, the indenture.

General

     The junior subordinated notes:

         o    will be issued in an aggregate principal amount of $500,010,000, that amount being the sum of the aggregate stated
              liquidation amount of the trust preferred securities and the trust common securities;
         o    are general unsecured junior subordinated obligations of the Underlying Securities Guarantor;
         o    will bear interest from the date they are issued to January 15, 2026 at the annual rate of 6.613% of their principal amount, payable semi-annually in arrears on January 15 and July 15 of each year, beginning July 15, 2006; and
              thereafter, at a floating rate equal to the 3-month LIBOR Rate plus 2.35%, reset quarterly, payable quarterly in arrears on January 15, April 15, July 15 and October 15 of each year from April 15, 2026;
         o    provide that the Underlying Securities Guarantor may elect at its option to defer payment of all or part of the current and accrued interest otherwise due on the junior subordinated notes for a period of up to five consecutive years as described below under "-Optional Deferral of Interest";
         o    provide that the Underlying Securities Guarantor will be prohibited from paying interest, except from the net proceeds of certain sales of its common stock and/or Qualifying Preferred Stock, in the circumstances described under
              "Description of the Junior Subordinated Notes-Obligations After Five Years of Optional Deferral" and "Description of the
              Junior Subordinated Notes-Obligations During Mandatory Trigger Period" in the Underlying Securities Prospectus;
         o    mature on December 15, 2055 and are not redeemable by the Underlying Securities Guarantor on or prior to January 15,
              2026 except as described under"-Optional Redemption" or upon the occurrence of a tax event or a regulatory event, as described under "-Special Event Redemption";
         o    are subordinated in right of payment, to the extent set forth in the indenture, to all existing and future senior indebtedness of the Underlying Securities Guarantor, as summarized below under "-Subordination";
         o    are structurally subordinated to all existing and future liabilities, including trade payables, of its subsidiaries;
         o    in the event of insolvency, bankruptcy or a similar proceeding with regard to any subsidiary of the Underlying
              Securities Guarantor, holders of the junior subordinated notes will be creditors only of the Underlying Securities
              Guarantor and not of its subsidiaries;
         o    are subject to a provision pursuant to which the holders of the junior subordinated notes, in the event of the occurrence of certain bankruptcy-related events with respect to the Underlying Securities Guarantor, might not be entitled to a claim for payment of certain unpaid interest deferred during a Mandatory Trigger Period as described below; and
         o    are not entitled to the benefit of a sinking fund.

                                                                 A-8

     The indenture does not limit the incurrence or issuance of other senior or subordinated debt of the Underlying Securities
Guarantor, whether under the indenture relating to the junior subordinated notes or any existing or other indenture that the
Underlying Securities Guarantor may enter into in the future or otherwise. As of September 30, 2005, the Underlying Securities
Guarantor's total senior indebtedness on a consolidated basis was approximately $6,403 million.

Interest

     Fixed Rate Distributions. The junior subordinated notes will bear interest from the date they are issued to January 15, 2026, which is the fixed rate period, at the annual rate of 6.613% of their principal amount, payable semi-annually in arrears on January
15 and July 15 of each year (or, if not a business day, the next business day), beginning July 15, 2006. If interest payments are deferred or otherwise not paid during the fixed rate period, they will accrue and compound until paid at the annual rate of 6.613%.
The amount of interest payable for any semi-annual interest accrual period during the fixed rate period will be computed on the basis of a 360-day year consisting of twelve 30-day months.

     Floating Rate Distributions. The junior subordinated notes will bear interest from January 15, 2026, at an annual rate equal to the 3-month LIBOR Rate plus 2.35%, reset quarterly, payable quarterly in arrears on January 15, April 15, July 15 and October 15 of each year (or, if not a business day, the next business day or if that next business day falls in another calendar year, the preceding business day) beginning April 15, 2026.

     If interest payments are deferred or otherwise not paid during the floating rate period, they will accrue and compound until paid at the prevailing floating rate. The amount of distributions payable for any quarterly interest period during the floating rate period will be computed by multiplying the floating rate for that quarterly interest period by a fraction, the numerator of which will be the actual number of days elapsed during that quarterly interest period (determined by including the first day thereof and excluding the last day thereof), and the denominator of which will be 360, and by multiplying the result by the aggregate principal amount of the junior subordinated notes. The term "interest" includes semi-annual interest payments during the fixed rate period, quarterly interest payments during the floating rate period, and applicable interest on interest payments accrued but not paid on the applicable interest payment date.

Determining the Floating Rate

     The calculation agent shall calculate the floating rate with respect to each interest payment date during the floating rate period and the amount of interest payable on each interest payment date during the floating rate period as promptly as practicable according to the appropriate method described below. Promptly upon such determination, the calculation agent shall notify the
Underlying Securities Guarantor, the indenture trustee and the property trustee, if the property trustee or the indenture trustee is not then serving as the calculation agent, of the floating rate for the applicable interest payment period. The floating rate determined by the calculation agent, absent manifest error, shall be binding and conclusive upon the beneficial owners and holders of the trust preferred securities, the Underlying Securities Guarantor and the trustees of the Underlying Issuer. U.S. Bank will act initially as calculation agent.

     Except as provided below, the floating rate for any interest period during the period from January 15, 2026 to maturity of the junior subordinated notes will be the 3-month LIBOR Rate plus 2.35%.

     The "3-month LIBOR Rate" means, for each interest period during the floating rate period, the interest rate per annum shown on
Telerate Inc. Page 3750 at or about 11:00 a.m. London time on the second London banking day (the "LIBOR Determination Date")
preceding the first day of the interest period (the "Reset Date") for deposits in U.S. dollars with a maturity of three months and commencing on the Reset Date. If such rate does not appear on that page or such other page as shall replace that page for the purpose of displaying offered rates of leading banks for London interbank deposits in U.S. dollars, LIBOR shall be determined on the basis of the rates, at approximately 11:00 a.m., London time, on the LIBOR Determination Date, at which U.S. dollar deposits with a maturity of three months in an amount determined by the calculation agent as representative of a single transaction in the relevant market and at the relevant time are offered by four major banks in the London interbank market ("Reference Banks") selected by the calculation agent to prime banks in the London interbank market for the interest period

                                                                 A-9

commencing on the Reset Date. The calculation agent will request the principal London office of each of the Reference Banks to provide a quotation of its rate. If at least two quotations are provided as requested, LIBOR will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, LIBOR shall be the interest rate per annum equal to the average of the rates per annum quoted by three major banks in New York City selected by the calculation agent, at or about 11:00 a.m. New
York City time on the LIBOR Determination Date, for loans in U.S. dollars to leading European banks in amounts that are representative of a single transaction in the relevant market and at the relevant time with a maturity corresponding to the interest period and commencing on the Reset Date. If fewer than three New York City banks selected by the calculation agent are quoting rates, 3-month LIBOR for the applicable interest period will be the same as for the immediately preceding interest period.
If the interest period does not correspond to a period for which rates are available, LIBOR shall be determined through the use of straight-line interpolation by reference to two rates, the first rate to be determined by reference to the period of time for which rates are available next shorter than the length of the interest period and the second to be determined by reference to the period of time for which rates are available next longer than the length of the interest period.

     "London banking day" means any day on which commercial banks are open for general business (including dealings in foreign exchange and foreign currency deposits) in London.

     "Telerate Page 3750" means the display designated on page 3750 on MoneyLine Telerate (or on any successor or substitute page of such service, or any successor to or substitute for such service, providing rate quotations comparable to those currently provided on such page).

Optional Deferral of Interest

     So long as no indenture event of default has occurred and is continuing, the Underlying Securities Guarantor may elect at its option to defer payment of all or part of the current and accrued interest otherwise due on the junior subordinated notes for a period of up to five consecutive years (an "Optional Deferral Period"), provided that:

         o    it may not optionally defer interest payments on or after the maturity date of, or redemption date for, the junior subordinated notes;
         o    it may not optionally defer interest payments once it have failed to pay optionally deferred interest otherwise due for a period of 10 consecutive years; and
         o    it may not optionally defer interest payments once it have failed to pay interest otherwise due for a period of twelve consecutive years for any reason.

     Deferred interest not paid on an interest payment date will be compounded and bear interest from that interest payment date until paid at the then prevailing interest rate on the junior subordinated notes, as described in the Underlying Securities Prospectus.

     The Underlying Securities Guarantor may pay accrued and unpaid interest at any time during an Optional Deferral Period. If the
Underlying Securities Guarantor fails to pay all accrued and unpaid interest by the end of an Optional Deferral Period, the
Underlying Securities Guarantor will be required to sell its common stock and/or Qualifying Preferred Stock pursuant to the
Alternative Payment Mechanism (as defined below) and use the net proceeds of those sales to pay accrued and unpaid interest to the extent described in the Underlying Securities Prospectus.  For example, the Underlying Securities Guarantor will be required to pay accrued and unpaid interest during an Optional Deferral Period pursuant to the Alternative Payment Mechanism only if the Underlying
Securities Guarantor fails to pay such accrued and unpaid interest (i) on or prior to the 10th consecutive interest payment date after the commencement of the Optional Deferral Period during the fixed rate period or (ii) on or prior to the 20th consecutive interest payment date after the commencement of the Optional Deferral Period during the floating rate period.

     Once it pays all accrued and unpaid interest resulting from its optional deferral of interest, it may later defer interest again for a new Optional Deferral Period, subject to the same limitations described above.

                                                                 A-10

     The Underlying Securities Guarantor will provide to the Underlying Issuer written notice of any optional deferral of interest at least 10 and not more than 60 business days prior to the applicable interest payment date, and any such notice will be forwarded promptly by the Underlying Issuer to each holder of record of trust preferred securities. The notice, once given, will be irrevocable and the deferral of interest on the related interest payment date will be considered an optional deferral for all purposes under the indenture, unless that interest payment date falls in a Mandatory Trigger Period.

     If the Underlying Securities Guarantor defers interest payments on the junior subordinated notes, the Underlying Issuer will defer payment of the corresponding distributions on the trust preferred securities. Deferred distributions on the trust preferred securities not paid on an interest payment date will be compounded and bear interest from that interest payment date until paid at an interest rate corresponding to then prevailing interest rate on the junior subordinated notes.

     For purposes of determining the number of consecutive payment dates during an Optional Deferral Period, the Underlying Securities
Guarantor will exclude any payment date during a Mandatory Trigger Period. Accordingly, it may not elect to defer interest payments on the junior subordinated notes during a Mandatory Trigger Period, as described below.

     The Underlying Securities Guarantor has no current intention to exercise its right to defer interest payments.

Obligations After Five Years of Optional Deferral

     If the Underlying Securities Guarantor fails to pay all accrued and unpaid interest on the junior subordinated notes for a period of five consecutive years following the commencement of an Optional Deferral Period,  unless prevented by a Market Disruption Event
(as defined below), it will be required to sell its common stock and/or Qualifying Preferred Stock pursuant to the Alternative
Payment Mechanism and use the net proceeds of those sales to pay all accrued and unpaid interest on the junior subordinated notes on or prior to the next interest payment date, and it will be prohibited from paying interest on the junior subordinated notes from any other source until all accrued and unpaid interest has been paid pursuant to the Alternative Payment Mechanism.

     The Underlying Securities Guarantor's failure to pay interest on the junior subordinated notes for an additional period of up to five consecutive years following an Optional Deferral Period will not constitute an event of default under the indenture so long as a
Market Disruption Event (as defined below) is continuing. However, an event of default under the indenture will occur notwithstanding any Market Disruption Event if the Underlying Securities Guarantor fails to pay all accrued and unpaid interest for a period of more than ten consecutive years after the commencement of an Optional Deferral Period (excluding payment dates during any Mandatory
Trigger Period, as defined below).

Obligations During Mandatory Trigger Period

     During any period when the Underlying Securities Guarantor  is not in compliance with the financial tests described below under
"-Mandatory Trigger Event" (each a "Mandatory Trigger Period"):

         o    unless prevented by a Market Disruption Event (as defined below), the Underlying Securities Guarantor will be required to sell its common stock and/or Qualifying Preferred Stock pursuant to the Alternative Payment Mechanism and use the net
              proceeds of those sales to pay all accrued and unpaid interest on the junior subordinated notes on or prior to the next interest payment date, as described under "Alternative Payment Mechanism;" and
         o    the Underlying Securities Guarantor will be prohibited from paying interest on the junior subordinated notes from any other source until all accrued and unpaid interest has been paid pursuant to the Alternative Payment Mechanism.

     A Mandatory Trigger Period will start on the Trigger Determination Date on which a Mandatory Trigger Event has occurred and end on the earlier of (A) the next Trigger Determination Date on which the Mandatory Trigger Event is no longer continuing or (B) its failure to pay all accrued and unpaid interest on the junior subordinated notes pursuant to the Alternative Payment Mechanism for more than seven consecutive years during

                                                                 A-11

which a Mandatory Trigger Event has occurred and is continuing. After the Mandatory Trigger Period has ended, the Underlying
Securities Guarantor may pay all accrued and unpaid interest on the junior subordinated notes or defer interest payments in its discretion, provided that it must pay all interest that accrued during the Mandatory Trigger Period pursuant to the Alternative
Payment Mechanism by the end of the Optional Deferral Period. However, an event of default under the indenture will occur, notwithstanding any combination of optional deferrals and Mandatory Trigger Periods, if it fails to pay all accrued and unpaid interest on the junior subordinated notes for a period of twelve consecutive years.

     During a Mandatory Trigger Period the Underlying Securities Guarantor will not and will not permit any of its subsidiaries to redeem, purchase or make a liquidation payment in respect of any of its common stock and/or perpetual non-cumulative preferred stock, other than:

         o    in connection with any employee benefit plan or other similar contractual obligation;
         o    in connection with any exchange or conversion of the Underlying Securities Guarantor's securities for any class or series of capital stock that is junior to the junior subordinated notes (including the purchase of fractional interests thereof) or the purchase of fractional interests in connection with any stock split, reclassification or similar transaction; or
         o    redemptions or repurchases of rights issued pursuant to a shareholder rights plan (commonly referred to as a "poison pill").

Mandatory Trigger Event

     A "Mandatory Trigger Event" will have occurred with respect to any interest period if on 30th day prior to the interest payment date for such interest period:

         o    its Leverage Ratio is equal to or greater than 5.0 for each of its three most recently completed fiscal quarters; and
         o    its Interest Coverage Ratio is equal to or less than 2.0 for each of its three most recently completed fiscal quarters.

     For purposes of these provisions:

     "Adjusted Interest Expense" is defined in the indenture as (i) quarterly debt interest expense from the income statement plus
(ii) the quarterly cost of sale of accounts receivable from the Accounts Receivable footnote in the company's periodic financial reports.

     "Adjusted EBIT" is defined in the indenture as (i) quarterly net income plus (ii) quarterly tax expense plus (iii) Adjusted
Interest Expense.

     "Adjusted EBITDA" is defined in the indenture as (i) Adjusted EBIT plus (ii) quarterly depreciation and amortization.

     "Annualized Rent" is defined in the indenture as the annual rent expense of the most recently completed fiscal year, as disclosed in the lease commitment footnote of the annual consolidated financial statements.

     "Adjusted Debt" is defined in the indenture as (i) long-term debt and commercial paper plus (ii) long-term debt due within one year, including any junior subordinated debt, but excluding any preferred stock on the company's balance sheet, plus (iii) 7 times
Annualized Rent, plus (iv) amount sold under the Accounts Receivable Facility from the Accounts Receivable footnote in the company's periodic financial reports.

     "Leverage Ratio" is defined in the indenture as (i) Adjusted Debt divided by (ii) (a) Adjusted EBITDA, times 4, plus
(b) Annualized Rent.

     "Interest Coverage Ratio" is defined in the indenture as (i) (a) Adjusted EBIT, times 4, plus (b) one-third of Annualized Rent, divided by (ii) (a) Adjusted Interest, times 4, plus (b) one-third of Annualized Rent.

                                                                 A-12

     All financial terms used under this caption "-Mandatory Trigger Event" will be determined in accordance with U.S. generally accepted accounting principles as applied and reflected in the Underlying Securities Guarantor's related consolidated financial statements as of the relevant dates or for the relevant periods, except as provided in the next sentence.

     If because of a change in U.S. generally accepted accounting principles that results in a cumulative effect of a change in accounting principle or a restatement the Underlying Securities Guarantor's Leverage Ratio or Interest Coverage Ratio is higher or lower than it would have been absent that change, then, for purposes of the calculations described in the tests set forth above, commencing with the fiscal quarter for which that change in U.S. generally accepted accounting principles became effective, the
Leverage Ratio or Interest Coverage Ratio will be calculated on a pro forma basis as if that change had not occurred.

Alternative Payment Mechanism

     Subject to the exclusion described in "-Market Disruption Events" below, if the Underlying Securities Guarantor has optionally deferred interest payments otherwise due on the junior subordinated notes for a period of more than five consecutive years; or a
Mandatory Trigger Event has occurred and is continuing, the Underlying Securities Guarantor will be required to sell its common stock and/or Qualifying Preferred Stock until it has raised an amount of Eligible Equity Proceeds at least equal to the aggregate amount of interest on the junior subordinated notes that will be accrued and unpaid as of the next interest payment date.  The Underlying
Securities Guarantor will be required to pay all accrued and unpaid interest on the junior subordinated notes on the next interest payment date to the extent, and only to the extent, of those Eligible Equity Proceeds.

     For each interest payment date, "Eligible Equity Proceeds" means the net proceeds (after underwriters' or placement agents' fees, commissions or discounts and other expenses relating to the issuances) the Underlying Securities Guarantor has received during the
180-day period prior to that interest payment date from the sale or offering of any combination of the following equity securities to persons that are not its affiliates:

         o    shares of its common stock, including treasury shares and shares of common stock sold pursuant to its dividend reinvestment plan and employee benefit plans; and/or
         o    shares of its Qualifying Preferred Stock, provided that the total amount of Eligible Equity Proceeds raised during the term of the junior subordinated notes from the sale of its Qualifying Preferred Stock may not exceed 25% of the aggregate initial face value of the junior subordinated notes, or $125,002,500.

     "Qualifying Preferred Stock" means perpetual non-cumulative preferred stock that either includes a mandatory suspension feature or is issued subject to a replacement covenant similar to the Replacement Capital Covenant (as defined under "Description of
Replacement Capital Covenant").

Market Disruption Events

     A "Market Disruption Event" means the occurrence or existence of any of the following events or sets of circumstances:

         o    trading in securities generally on the New York Stock Exchange or any other national securities exchange or over-the-counter market on which its common stock and/or preferred stock is then listed or traded shall have been suspended or its settlement generally shall have been materially disrupted;
         o    the Underlying Securities Guarantor would be required to obtain the consent or approval of a regulatory body (including, without limitation, any securities exchange) or governmental authority to issue shares of its common stock and/or perpetual non-cumulative preferred stock and the Underlying Securities Guarantor fails to obtain that consent or approval notwithstanding its commercially reasonable efforts to obtain that consent or approval; or
         o    an event occurs and is continuing as a result of which the offering document for the offer and sale of its common stock and/or perpetual non-cumulative preferred stock would, in its reasonable judgment, contain an untrue statement of a material fact or omit to state a material fact required to be stated in that offering document or necessary to make the statements in that offering document not misleading

                                                                 A-13

              and either (a) the disclosure of that event at the time the event occurs, in its reasonable judgment, would have a material adverse effect on its business or (b) the disclosure relates to a previously undisclosed proposed or pending material business transaction, the disclosure of which would impede its ability to consummate that transaction, provided that one or more events described under this bullet shall not constitute a Market Disruption Event with respect to more than one interest payment date.

     The Underlying Securities Guarantor will be excused from its obligations under the Alternative Payment Mechanism in respect of any interest payment date if it provides written certification to the Underlying Issuer (which the Underlying Issuer will promptly forward upon receipt to each holder of record of trust preferred securities) no more than 10 and no less than five business days in advance of that interest payment date certifying that:

         o    a Market Disruption Event was existing after the immediately preceding interest payment date;
         o    and either (a) the Market Disruption Event continued for the entire period from the business day immediately following the preceding interest payment date to the business day immediately preceding the date on which that certification is provided or (b) the Market Disruption Event continued for only part of this period but the Underlying Securities
              Guarantor was unable after best efforts to raise sufficient Eligible Equity Proceeds during the rest of that period to pay all accrued and unpaid interest.

     Its certification of a Market Disruption Event will identify which type of Market Disruption Event has occurred with respect to the applicable interest payment date, and the date(s) on which that event occurred or existed. Promptly upon receipt of that certification, the Underlying Issuer will provide notice of that certification of a Market Disruption Event to each holder of record of trust preferred securities.

     If, due to a Market Disruption Event, the Underlying Securities Guarantor was able to raise some, but not all, Eligible Equity
Proceeds in respect of an interest payment date, the Underlying Securities Guarantor will apply any available Eligible Equity
Proceeds to pay accrued and unpaid interest on the applicable interest payment date, and you will be entitled to receive your pro rata share of any amounts received on the junior subordinated notes; provided, however, that if the Underlying Securities Guarantor has outstanding securities in addition to the junior subordinated notes under which the Underlying Securities Guarantor is obligated to sell shares of common stock and/or Qualifying Preferred Stock and apply the net proceeds to payment of deferred interest, then on any date and for any period the amount of net proceeds received by the Underlying Securities Guarantor from those sales and available for payment of the deferred interest shall be applied to the junior subordinated notes and those other securities on a pro rata basis.

Potential Termination of Claims to Certain Interest

     If, because of a Market Disruption Event, the Underlying Securities Guarantor does not pay all accrued and unpaid interest for two consecutive years during a Mandatory Trigger Period, all claims with respect to unpaid interest on the junior subordinated notes accruing during the period commencing after those two years to the last day of the Mandatory Trigger Period will be extinguished if a bankruptcy proceeding with respect to it commences during that period. Accordingly, if a Mandatory Trigger Period and a Market
Disruption Event coincide for the full seven years, claims may be extinguished in respect of interest accrued during as many as five years. Holders of the junior subordinated notes or trust preferred securities will have no right to receive interest with respect to the extinguished claims.

The Underlying Securities Guarantor Dividend Stopper

     The Underlying Securities Guarantor has agreed that, subject to the exceptions described below, it will not, nor will it permit any of its subsidiaries to,

         o    declare or pay any dividend on, make any distributions with respect to, or redeem, purchase or make a liquidation payment with respect to, any of its or its subsidiaries' capital stock;
         o    make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any of its debt securities
              (including guarantees) that rank equally with or junior to the junior subordinated notes; or

                                                                 A-14

         o    make any guarantee payments with respect to the securities described in the previous two bullet points, other than pursuant to its guarantee with respect to the trust preferred securities;

      unless:

         o    all accrued and unpaid interest on the junior subordinated notes and all accumulated and unpaid distributions on the trust preferred securities have been paid in full as of the most recent interest payment date,
         o    no indenture event of default has occurred and is continuing, and
         o    the Underlying Securities Guarantor is not in default under the guarantee.

Optional Redemption

     The Underlying Securities Guarantor may redeem the junior subordinated notes:

     (1) in whole or in part, at any time and from time to time on or after January 15, 2026, at a redemption price (which the
Underlying Securities Guarantor refer to as the "Optional Redemption Price") equal to the aggregate principal amount of the junior subordinated notes to be redeemed, plus all accrued and unpaid interest thereon to but not including the redemption date; or

     (2) in whole or in part at any time prior to January 15, 2026, at a redemption price (which the Underlying Securities Guarantor refer to as the "Make-Whole Optional Redemption Price") equal to the greater of: (i)100% of the principal amount of the junior subordinated notes being redeemed, and (ii) as determined by the calculation agent, the sum of the present values of remaining scheduled payments of principal and interest thereon for the Remaining Life, discounted to the redemption date on a semi-annual basis
(assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 0.35%, plus, in each case, all accrued and unpaid interest thereon to but not including the redemption date.

     To the extent the Underlying Securities Guarantor redeems any junior subordinated notes, the Underlying Issuer must redeem a Like
Amount of the trust preferred securities and the trust common securities. Neither the junior subordinated notes nor the trust preferred securities are redeemable at the option of their holders.

Special Event Redemption

     The Underlying Securities Guarantor also may at its option redeem the junior subordinated notes, in whole but not in part, within
90 days after the occurrence of a tax event or a regulatory event, as described below, at a redemption price equal to the greater of:

     (1) 100% of the principal amount of the junior subordinated notes being redeemed, and

     (2) as determined by the calculation agent, the sum of the present values of remaining scheduled payments of principal and interest thereon for the Remaining Life, discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 0.50%, plus, in each case, all accrued and unpaid interest thereon to but not including the redemption date. This price is referred to as the "Special Event Redemption Price"; provided that, in the case of an occurrence of a Special Event, if the Underlying Securities Guarantor can eliminate the Special Event by taking some ministerial action, such as filing a form or making an election, or pursuing some other similar reasonable measure which has no adverse effect on the Underlying Issuer, the Underlying Securities Guarantor or the holders of the trust preferred securities or the trust common securities, the Underlying Securities Guarantor shall pursue that action instead of redemption.

     As used in this prospectus supplement:

     "calculation agent" means U.S. Bank and its successors; provided, however, that if the foregoing is no longer a primary United
States Government securities dealer in New York City (a "Primary Treasury Dealer"), the Company will substitute another Primary
Treasury Dealer in its place.

                                                                 A-15

     "Comparable Treasury Issue" means, with respect to any redemption date, the United States Treasury security selected by the calculation agent as having a maturity comparable to the Remaining Life that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the
Remaining Life. If no United States Treasury security has a maturity which is within a period from three months before to three months after January 15, 2026, the two most closely corresponding United States Treasury securities will be used as the Comparable
Treasury Issue, and the Treasury Rate will be interpolated or extrapolated on a straight-line basis, rounding to the nearest month using such securities.

     "Comparable Treasury Price" means, with respect to any redemption date, (i) the average of five Reference Treasury Dealer
Quotations for the redemption date, after excluding the highest and the lowest Reference Treasury Dealer Quotations, or (ii) if the calculation agent obtains fewer than five Reference Treasury Dealer Quotations, the average of all such quotations.

     "Reference Treasury Dealer" means the calculation agent and any other Primary Treasury Dealer selected by the calculation agent after consultation with the Company.

     "Reference Treasury Dealer Quotation" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the calculation agent, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the calculation agent by a Reference Treasury Dealer at 5:00 p.m., New York
City time, on the third business day preceding the redemption date.

     "regulatory event" means the receipt by the property trustee, on behalf of the Underlying Issuer, of an opinion of counsel, rendered by a law firm having a recognized national securities law practice (which opinion shall not have been rescinded by that law firm), to the effect that, as a result of the occurrence of a change in law or regulation or a change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority effective on or after the date of this prospectus supplement, there is more than an insubstantial risk that the Underlying Issuer is or will be considered an
"investment company" that is required to be registered under the Investment Company Act.

     "Remaining Life" means the period of time from the redemption date to January 15, 2026.

     A "tax event" means the receipt by the property trustee, on behalf of the trust, of an opinion of counsel, rendered by a law firm having a recognized national tax and securities law practice (which opinion shall not have been rescinded by that law firm), to the effect that, as a result of:

         o    any amendment to or change in, or any announced prospective change in, the laws (or any regulations thereunder) of the
              United States or any political subdivision or taxing authority in the United States,
         o    any official administrative pronouncement or judicial decision interpreting or applying those laws or regulations, or a threatened challenge asserted in connection with an audit of the Underlying Securities Guarantor or any or its subsidiaries or the Underlying Issuer, or a threatened challenge asserted in writing against any other tax payer that has raised capital through the issuance of securities that are substantially similar to the junior subordinated debt notes or the trust preferred securities, which amendment or change is effective, or pronouncement, or decision or threatened challenge is announced, on or after the date of this prospectus supplement, there is more than an insubstantial risk that:
              o   the Underlying Issuer is, or within 90 days of the date of the opinion will be, subject to United States federal income tax with respect to income received or accrued on the junior subordinated notes,
              o   interest payable by the Underlying Securities Guarantor on the junior subordinated notes is not, or within 90 days of the date of the opinion will not be, deductible by the Underlying Securities Guarantor, in whole or in part, for
                  United States federal income tax purposes, or
              o   the Underlying Issuer is, or within 90 days of the date of the opinion will be, subject to more than a de minimis amount of other taxes, duties or other governmental charges.

                                                                 A-16

     "Treasury Rate" means:

         o    the yield, under the heading which represents the average for the week immediately prior to the date of calculation, appearing in the most recently published statistical release designated H.15(519) or successor publication which is published weekly by the Federal Reserve and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption "Treasury Constant Maturities," for the maturity corresponding to the Remaining Life (if no maturity is within three months before or after the Remaining Life, yields for the two published maturities most closely corresponding to the Remaining Life will be determined and the Treasury
              Rate will be interpolated or extrapolated from these yields on a straight-line basis, rounding to the nearest month), or
         o    if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury
              Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount)
              equal to the Comparable Treasury Price for the redemption date.

     The Treasury Rate will be calculated on the third business day preceding the redemption date.

     Promptly after the junior subordinated notes are so redeemed, the Underlying Issuer will redeem the trust preferred securities and trust common securities at a redemption price equal to the redemption price of the junior subordinated notes. The trust common securities will be redeemed on a proportionate basis with the trust preferred securities, except that if a trust event of default has occurred and is continuing, the trust preferred securities will have a priority over the trust common securities with respect to the redemption price. See "Description of the Trust Preferred Securities-Trust Events of Default; Notice" in the Underlying Securities
Prospectus for a description of the events of default provisions of the declaration of trust.

     In addition, within 90 days after the occurrence of a tax event or a regulatory event, the Underlying Securities Guarantor may terminate the Underlying Issuer and, after satisfaction of the liabilities of creditors of the Underlying Issuer as provided by applicable law, cause the junior subordinated notes to be distributed to the holders of the trust preferred securities in liquidation of the Underlying Issuer, as described under "Description of the Trust Preferred Securities-Distribution of Junior Subordinated Notes
Upon Dissolution and Liquidation of the Trust" in the Underlying Securities Prospectus.

     The trust preferred securities will remain outstanding if the Underlying Securities Guarantor does not elect to redeem the junior subordinated notes or distribute the junior subordinated notes in liquidation of the Underlying Issuer upon occurrence and continuance of a tax event or regulatory event. In that case, the Underlying Issuer will pay all additional taxes and/or other expenses of the Underlying Issuer in accordance with the Underlying Securities Guarantor's obligations described under "Description of the Trust Preferred Securities-Expenses of the Trust," so that the amount of distributions then due and payable by the Underlying
Issuer on the outstanding trust preferred securities will not be reduced as a result of any additional taxes and/or other expenses to which the Underlying Issuer has become subject upon the occurrence of a tax event or a regulatory event.

Subordination

     In the indenture, the Underlying Securities Guarantor covenants and agrees that the junior subordinated notes will be subordinated and junior in right of payment to all senior indebtedness to the extent specified in the indenture. No payments on account of principal, or premium, if any, or interest in respect of the junior subordinated notes may be made if a default in any payment with respect to senior indebtedness has occurred and is continuing or an event of default has occurred and is continuing with respect to any senior indebtedness resulting in the acceleration of the maturity thereof.

     Upon any payment or distribution of assets to creditors upon any liquidation, dissolution, winding up, reorganization, or in connection with any insolvency, receivership or bankruptcy proceeding with respect to the Underlying Securities Guarantor, all of its senior indebtedness must be paid in full before the holders of the junior subordinated notes will be entitled to receive or retain any payment in respect thereof.

                                                                 A-17

     The term "senior indebtedness" means:

         o    all of the Underlying Securities Guarantor's obligations for borrowed money;
         o    all of the Underlying Securities Guarantor's obligations evidenced by securities, bonds, notes or debentures issued under indentures or other similar instruments other than the indenture;
         o    all of the Underlying Securities Guarantor's capital lease obligations;
         o    all of the Underlying Securities Guarantor's obligations issued or assumed as the deferred purchase price of property, all of the Underlying Securities Guarantor's conditional sale obligations and the Underlying Securities Guarantor's obligations under any title retention agreement, but excluding trade accounts payable arising in the ordinary course of business;
         o    all of the Underlying Securities Guarantor's reimbursement obligations with respect to any letter of credit, banker's acceptance, security purchase facility or similar credit transactions;
         o    all obligations of the type referred to in the preceding bullet points of another person that the Underlying Securities
              Guarantor has guaranteed or is responsible or liable for as obligor or otherwise; and
         o    all obligations of the type referred to in the preceding bullet points of another person secured by any lien on any of the Underlying Securities Guarantor's property or assets (whether or not that obligation has been assumed by it).

     Except that senior indebtedness shall not include:

         o    Pari Securities;
         o    the Underlying Securities Guarantor's obligations to any of the Underlying Securities Guarantor's subsidiaries;
         o    any indebtedness to any of the Underlying Securities Guarantor's employees;
         o    any liability for taxes; or
         o    indebtedness or monetary obligations to trade creditors or assumed by its or any of the Underlying Securities
              Guarantor's subsidiaries in the ordinary course of business in connection with the obtaining of materials or services.

     "Pari Securities" means (i) any indebtedness, the terms of which (x) permit deferral of interest for a period that is equal to or exceeds ten years before the holders thereof may require the acceleration of such indebtedness on account of such interest deferral,
(y) limit the source of funds for payment of deferred interest (other than in the event of repayment at maturity or earlier redemption or acceleration) by reference to the proceeds from issuances and sales of capital stock and (z) provide that it ranks equally with the junior subordinated notes; and (ii) guarantees, if any, of such indebtedness described in (i) and guarantees, if any, of securities similar to the trust securities of financing vehicles similar to the Underlying Issuer to which such indebtedness described in (i) has been issued.

     Senior indebtedness continues to be senior indebtedness and to be entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of that senior indebtedness (other than any amendment, modification or waiver that by its terms rank the senior indebtedness equally with or junior to the junior subordinated notes).

     The indenture does not limit the aggregate amount of senior indebtedness that the Underlying Securities Guarantor may issue, nor does it afford holders of the junior subordinated notes protection in the event of a highly leveraged or similar transaction involving the Underlying Securities Guarantor. As of September 30, 2005, the Underlying Securities Guarantor's total senior indebtedness on a consolidated basis was approximately $6,403 million.

     The Underlying Securities Guarantor is a holding company that conducts its operations through its operating subsidiaries and relies primarily on interest payments, dividends, proceeds from inter-company transactions and loans from those subsidiaries to meet its obligations for payment of principal and interest on its outstanding debt obligations and corporate expenses (including interest payments on the junior subordinated notes), which may be subject to contractual restrictions. Accordingly, the junior subordinated notes are subordinated to all senior indebtedness of the Underlying Securities Guarantor and effectively subordinated to all existing and future liabilities

                                                                 A-18

of the Underlying Securities Guarantor's subsidiaries. Holders of junior subordinated notes should look only to the assets of the Underlying Securities Guarantor for payments on the junior subordinated notes.

     The junior subordinated notes will not be entitled to the benefit of any sinking fund.

Indenture Events of Default

     Any one or more of the following events that has occurred and is continuing will constitute an indenture event of default:

         o    the Underlying Securities Guarantor fails to pay principal on the junior subordinated notes when due;
         o    the Underlying Securities Guarantor fails to pay interest or other amounts (other than principal) due in respect of the junior subordinated notes within five business days, except for any failure to pay interest during an Optional Deferral
              Period or, where applicable, in the case of a Market Disruption Event, in each case in accordance with the terms of the junior subordinated notes;
         o    the Underlying Securities Guarantor fails to pay accrued and unpaid interest in full on the first interest payment date that is more than a period of ten consecutive years after the beginning of an Optional Deferral Period (excluding interest payment dates during a Mandatory Trigger Period);
         o    the Underlying Securities Guarantor fails to pay accrued and unpaid interest in full for a period of more than twelve consecutive years (including interest payment dates during a Mandatory Trigger Period);
         o    the Underlying Securities Guarantor breaches its obligations under the guarantee;
         o    certain events of bankruptcy or insolvency occur with respect to its, its subsidiaries or the Underlying Issuer;
         o    certain dissolutions of the Underlying Issuer;
         o    the Underlying Securities Guarantor fails to perform any non-payment obligation on the junior subordinated notes (other than its obligation to sell its common stock and/or Qualifying Preferred Stock when required to do so) in any material respect for 90 days after notice;
         o    the Underlying Securities Guarantor declares or pay any dividend on, make any distributions with respect to, or redeem, purchase or make a liquidation payment with respect to, any of its capital stock, make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any of its debt securities (including guarantees) that rank equally with or junior to the junior subordinated notes, or make any guarantee payments with respect to those securities, other than pursuant to its guarantee with respect to the trust preferred securities in violation of the rules discussed under "-the Underlying Securities Guarantor Dividend Stopper" described above; or
         o    during a Mandatory Trigger Period, the Underlying Securities Guarantor breaches its obligation not to, and not to permit any of its subsidiaries to, redeem, purchase or make a liquidation payment in respect of any of its common stock and/or perpetual non-cumulative preferred stock, other than as permitted in the indenture.

     Upon the occurrence of certain bankruptcy events in respect of the Underlying Securities Guarantor, the junior subordinated notes will become immediately due and payable. Upon the occurrence of any other event of default, the property trustee may, or upon the written instruction of the holders of at least 25% of the liquidation amount of outstanding trust preferred securities shall, declare the principal amount of the junior subordinated notes immediately due and payable. Holders of the trust preferred securities will be entitled to their pro rata share of any amounts received in respect of the junior subordinated notes upon its acceleration.

     The Underlying Securities Guarantor is required to file annually with the indenture trustee a certificate as to whether or not it is in compliance with all the conditions and covenants applicable to the Underlying Securities Guarantor under the indenture.

     If an indenture event of default has occurred and is continuing and that event of default is attributable to the failure of the
Underlying Securities Guarantor to pay interest or principal on the junior subordinated notes on the date that interest or principal is otherwise payable, a holder of trust preferred securities may, subject to the terms of the indenture, institute a legal proceeding directly against the Underlying Securities Guarantor for enforcement of

                                                                 A-19

payment to the holder of the principal of or interest on related junior subordinated note having a principal amount equal to the aggregate
liquidation amount of the related trust preferred securities held by the holder (a "direct action").   The Underlying Securities Guarantor
may not amend the indenture to remove this right to bring a direct action without the prior written consent of the holders of all of the trust preferred securities. The Underlying Securities Guarantor will have the right under the indenture to set-off any payment made to the holder of trust preferred securities by the Underlying Securities Guarantor in connection with a direct action. The limited right of the holders of the trust preferred securities to exercise directly any remedies available to the holders of the junior subordinated notes is discussed under
"Description of the Trust Preferred Securities-Trust Events of Default; Notice" in the Underlying Securities Prospectus.

Governing Law

     The indenture and the junior subordinated notes will be governed by, and construed in accordance with, the laws of the State of
New York.

                                                     DESCRIPTION OF THE GUARANTEE

     The guarantee will be executed and delivered by the Underlying Securities Guarantor concurrently with the issuance by the
Underlying Issuer of the trust preferred securities for the benefit of the holders from time to time of those trust preferred securities. U.S. Bank will initially be appointed as guarantee trustee under the guarantee. This description summarizes the material terms and provisions of the guarantee and is subject to, and qualified in its entirety by reference to, all of the provisions of the form of guarantee (a copy of which is incorporated by reference as an exhibit to the registration statement of which this prospectus supplement and the accompanying prospectus are a part). The guarantee trustee holds the guarantee for the benefit of the holders of the trust preferred securities.

Guarantee Payments

     The Underlying Securities Guarantor will irrevocably and unconditionally agree to pay in full on a subordinated basis guarantee payments to the holders of the trust preferred securities, as and when due, regardless of any defense, right of setoff or counterclaim that the Underlying Securities Guarantor, in its capacity as guarantor, may have or assert. The following payments with respect to the trust preferred securities, to the extent not paid by or on behalf of the Underlying Issuer, will be subject to the guarantee:

         o    any accrued and unpaid distributions required to be paid on the trust preferred securities, to the extent that the
              Underlying Issuer has funds on hand legally and immediately available at that time;
         o    the applicable redemption price with respect to the trust preferred securities called for redemption, to the extent that the Underlying Issuer has funds on hand legally and immediately available at that time; and
         o    upon a voluntary or involuntary dissolution, winding-up or liquidation of the Underlying Issuer (other than in connection with the distribution of the junior subordinated notes held by the Underlying Issuer to holders of the trust preferred securities), the lesser of:
              o   the aggregate of the liquidation amount and all accrued and unpaid distributions on the trust preferred securities, to the extent the Underlying Issuer has funds legally and immediately available at the time; and
              o   the amount of assets of the Underlying Issuer remaining available for distribution to holders of the trust preferred securities after satisfaction of liabilities to creditors of the Underlying Issuer as required by applicable law.

     The Underlying Securities Guarantor's obligation to make a guarantee payment may be satisfied by direct payment of the required amounts by it to the holders of the trust preferred securities or by its causing the Underlying Issuer to pay those amounts to those holders.

     Through the guarantee, the trust agreement, the junior subordinated notes and the indenture, taken together, the Underlying
Securities Guarantor will fully, irrevocably and unconditionally guarantee all of the Underlying

                                                                 A-20

obligations under the trust preferred securities to the extent the Underlying Issuer has funds available but fails to make payments when due.

Status of the Guarantee

     The guarantee will constitute an unsecured obligation of the Underlying Securities Guarantor and will be subordinate and junior in right of payment, to the extent set forth in the guarantee, to all of the Underlying Securities Guarantor's senior indebtedness and pari passu in right of payment to the junior subordinated notes.

     In addition, in the event of any payment or distribution of assets to creditors upon any liquidation, dissolution, winding up, reorganization, or in connection with any insolvency, receivership or bankruptcy proceeding with respect to the Underlying Securities
Guarantor, the guarantee might not cover the payment of distributions on the trust securities corresponding to deferred interest on the junior subordinated notes. See "Description of the Junior Subordinated Notes-Subordination" in the Underlying Securities
Prospectus.

     The Underlying Securities Guarantor's obligations under the guarantee will be structurally subordinated to all indebtedness and other liabilities of the Underlying Securities Guarantor's subsidiaries. In the event of an insolvency, liquidation, a bankruptcy proceeding or other reorganization of any subsidiary, since claimants under the guarantee should look only to the Underlying
Securities Guarantor and not to any of its subsidiaries for payments under the guarantee, all the existing and future liabilities of the Underlying Securities Guarantor's subsidiaries, including any claims of lessors under capital and operating leases, trade creditors and holders of preferred stock of those subsidiaries have the right to be satisfied prior to receipt by the Underlying
Securities Guarantor of any payment on account of the Underlying Securities Guarantor's status as a stockholder of its subsidiaries.
See "Description of the Junior Subordinated Notes-Subordination" in the Underlying Securities Prospectus.  The guarantee does not limit the Underlying Securities Guarantor or any of its subsidiaries from incurring or issuing other secured or unsecured debt, including senior indebtedness, whether under the indenture or any other indenture that the Underlying Securities Guarantor may enter into in the future or otherwise.

     The guarantee will constitute a guarantee of payment and not of collection. The guarantee will be held for the benefit of the holders of the trust preferred securities. It will not be discharged except by payment of the guarantee payments in full to the extent not paid by the Underlying Issuer or upon distribution to the holders of the trust preferred securities of the junior subordinated notes.

Guarantee Events of Default

     An event of default under the guarantee will occur upon (i) the Underlying Securities Guarantor's failure to perform any of its payment obligations thereunder or (ii) upon the Underlying Securities Guarantor's failure to perform any of its obligations under the guarantee agreement (other than a payment obligation) if the default resulting from that failure continues unwaived or unremedied after 60 days' notice of the default to the Underlying Securities Guarantor. The holders of more than 50% in liquidation amount of the trust preferred securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the guarantee trustee in respect of the guarantee or to direct the exercise of any trust or power conferred upon the guarantee trustee under the guarantee.

     If the guarantee trustee fails to enforce the guarantee, any holder of the trust preferred securities may institute a legal proceeding directly against the Underlying Securities Guarantor to enforce its rights under the guarantee without first instituting a legal proceeding against the Underlying Issuer, the guarantee trustee or any other person or entity.

     The Underlying Securities Guarantor, as guarantor, will be required to file annually with the guarantee trustee a certificate as to whether or not it is in compliance with all the conditions and covenants applicable to it under the guarantee.

                                                                 A-21

Termination of the Guarantee

     The guarantee will terminate and be of no further force and effect upon:

         o    full payment of the applicable redemption price of all trust preferred securities; or
         o    upon liquidation of the Underlying Issuer, the full payment of the liquidation distribution or the distribution of the junior subordinated notes to the holders of the trust preferred securities.

     The guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of the trust preferred securities must restore payment of any sums paid under the trust preferred securities or the guarantee.

Full and Unconditional Guarantee

     Taken together, the Underlying Securities Guarantor's obligations under the junior subordinated notes, the indenture, the declaration of trust and the guarantee provide, in the aggregate, a full, irrevocable and unconditional guarantee of payments of distributions and other amounts due on the trust preferred securities, to the extent described in this prospectus supplement. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes that guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the Underlying Issuer's obligations under the trust preferred securities, to the extent described in this prospectus supplement. If and to the extent that the Underlying Securities Guarantor does not make payments on the junior subordinated notes, the Underlying
Issuer will not pay distributions or other amounts due on the trust preferred securities. The guarantee does not cover payment of distributions when the Underlying Issuer does not have sufficient funds to pay those distributions. In that event, a holder of trust preferred securities may institute a direct action directly against the Underlying Securities Guarantor to enforce payment of those distributions to that holder after the respective due dates.

Governing Law

     The guarantee will be governed by and construed in accordance with the laws of the State of New York, without regard to conflict of laws principles thereof.

                                            DESCRIPTION OF THE REPLACEMENT CAPITAL COVENANT

     The Underlying Securities Guarantor will make a covenant (the "Replacement Capital Covenant") at or around the time of the initial issuance of the junior subordinated notes. This description summarizes the material terms and provisions of the Replacement
Capital Covenant. The Replacement Capital Covenant is subject to various additional terms and conditions and this description is qualified in its entirety by reference to the Replacement Capital Covenant, a copy of the form of which is available upon request from the Underlying Securities Guarantor.

     The Underlying Securities Guarantor will covenant in the Replacement Capital Covenant for the benefit of persons that buy, hold or sell a specified series of the Underlying Securities Guarantor's long-term indebtedness that ranks senior to the junior subordinated notes that it will not redeem or repurchase, and it will cause the trust not to redeem or repurchase, junior subordinated notes or trust preferred securities on or before December 15, 2040 except, with certain limited exceptions, to the extent that during the 180 days prior to the date of that redemption or repurchase it has received proceeds from the sale of specified securities with equity-like characteristics that are the same as, or more equity-like than, the applicable characteristics of the junior subordinated notes. The Underlying Securities Guarantor's covenants in the Replacement Capital Covenant run only to the benefit of holders of the designated series of its long-term indebtedness. The Replacement Capital Covenant is not intended for the benefit of holders of the junior subordinated notes or trust preferred securities and may not be enforced by them, and the
Replacement Capital Covenant is not a part of the indenture for the junior subordinated notes.

     The Underlying Securities Guarantor's ability to raise proceeds from qualifying securities during the six months prior to a proposed redemption or repurchase of trust securities will depend on, among other things, market conditions at that time as well as the acceptability to prospective investors of the terms of those qualifying securities.

                                                                 A-22

     The Replacement Capital Covenant may be terminated if the holders of at least 51% by principal amount of the then existing covered debt agree to terminate the Replacement Capital Covenant, or if the Underlying Securities Guarantor no longer has outstanding any indebtedness that qualifies as covered debt, and will be terminated on December 15, 2040 if not so terminated earlier.

                                             [Remainder of Page Left Intentionally Blank]

                                                                 A-23

Prospectus

                                                Trust Certificates
                                 (Issuable in series by separate issuing entities)
                                      Synthetic Fixed-Income Securities, Inc.
                                               Depositor and Sponsor

Synthetic Fixed-Income Securities, Inc.

         o    may establish issuing entities from time to time for the purpose of issuing certificates; and

         o    will act as depositor and sponsor for each issuance of certificates.

Each issuing entity

         o    will be a common law or statutory trust;

         o    will issue one series of asset-backed certificates series with one or more classes;

         o    will own

                  o   a publicly tradable fixed income security or a pool of such securities;

                  o   payments due on those securities; and

                  o   other assets described in this prospectus and in the accompanying prospectus supplement.

Each certificate

         o    will be issued by an issuing  entity  formed by  Synthetic  Fixed-Income  Securities,  Inc.  and will represent  interests  only in that  issuing  entity  and will be paid  only  from the  assets of that issuing entity;

         o    will be  denominated  and sold for U.S.  dollars or for one or more foreign or  composite  currencies and any payments to  certificateholders  may be payable in U.S.  dollars or in one or more foreign or composite currencies; and

         o    may include one or more classes of certificates and enhancement.

The Certificateholders

         o    will receive interest and principal payments from the assets deposited with the issuing entity.

                                  _____________________________________________________________

                                         Consider carefully the risk factors beginning on
                                                  page 4 in this prospectus.

                                   _____________________________________________________________

The certificates are not insured or guaranteed by any government or governmental agency or instrumentality.

The certificates will represent interests in the related issuing entity only and will not represent interests in or obligations of Synthetic Fixed Income Securities, Inc. or of the trustee or administrative agent of the related issuing entity or any of their affiliates.

This prospectus may be used to offer and sell any series of certificates only if accompanied by the prospectus supplement for that series.

                                 _____________________________________________________________

Neither the SEC nor any state securities commission has approved these certificates or determined that this prospectus is accurate or complete.  Any representation to the contrary is a criminal offense.  Wachovia Capital
Markets, LLC, is acting under the trade name Wachovia Securities.

                                                 June 28, 2007

    IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT

         In this prospectus and in the accompanying prospectus supplement, the terms “Depositor,” “we,” “us” and
“our” refer to Synthetic Fixed-Income Securities, Inc.  We provide information to you about the certificates in two separate documents that progressively provide more detail: (a) this prospectus, which provides general information, some of which may not apply to a particular series of certificates, including your series, and (b)
the accompanying prospectus supplement, which will describe the specific terms of your series of certificates, including:

     o   the currency or currencies in which the principal, premium, if any, and any interest are distributable;

     o   the number of classes of such series and, with respect to each class of such series, its designation, aggregate principal amount or, if applicable, notional amount and authorized denominations;

     o   information concerning the type, characteristics and specifications of the securities deposited with the issuing entity (the “Underlying Securities”) and any other assets held by the issuing entity (together with the Underlying Securities, the “Deposited Assets”) and any credit support for such series or class;

     o   the relative rights and priorities of each such class, including the method for allocating collections from the Deposited Assets to the certificateholders of each class and the relative ranking of the claims of the certificateholders of each class to the Deposited Assets;

     o   the name of the trustee and the administrative agent, if any, for the series;

     o   the Pass-Through Rate (as defined below) or the terms relating to the applicable method of calculation of the Pass-Through Rate;

     o   the time and place of distribution (a “Distribution Date”) of any interest, premium (if any) and/or principal (if any);

     o   the date of issue;

     o   the Final Scheduled Distribution Date;

     o   the offering price; and

     o   any redemption terms and any other specific terms of certificates of each series or class.

See  “Description  of  Certificates-General”  for a listing of other items that may be specified in the  applicable prospectus supplement.

         You should rely only on the information provided in this prospectus and the accompanying prospectus supplement including the information incorporated by reference.  We have not authorized anyone to provide you with different information.  We are not offering the certificates in any state where the offer is not permitted.
We do not claim the accuracy of the information in this prospectus or the accompanying prospectus supplement as of any date other than the dates stated on their respective covers.

         We include cross-references in this prospectus and in the accompanying prospectus supplement to captions in these materials where you can find further related discussions.  The following table of contents and the table of contents included in the accompanying prospectus supplement provide the pages on which these captions are located.

                                                          2

                                        WHERE YOU CAN FIND MORE INFORMATION

         Each issuing entity is subject to the informational requirements of the Securities Exchange Act of 1934 and we file on behalf of each issuing entity reports or Forms 10-D and 10-K and other information with the SEC.
For each series of certificates those reports will be filed under the name of the trust that is the issuing entity of the certificates.  The prospectus supplement will state the name and the SEC file number (known as the
“CIK number”) for the issuing entity under which reports about the related series of certificates and the issuing entity may be found.  The public may read and copy any materials filed with the SEC at the SEC’s Public Reference
Room at 100 F Street, NE, Washington, D.C. 20549.  You may obtain information on the operation of the Public
Reference Room by calling the SEC at 1-800-SEC-0330.  In addition, the SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.  The internet address of this site is http://www.sec.gov.  For purposes of any electronic version of this prospectus, the preceding uniform resource locator, or URL, is an inactive textual reference only. We have taken steps to ensure that this URL was inactive at the time we created any electronic version of this prospectus.  Generally, each issuing entity’s filings will be limited to reports filed on Form
10-D in connection with each distribution date and annual reports on Form 10-K.  Because of the limited nature of these reports we do not intend to make them available on any web site of our own or of any other transaction party.  We will send distribution reports to each certificateholder containing the information set forth in the related prospectus supplement free of charge.  See “Reports to Certificateholders.”  We do not intend to send any financial reports to certificateholders.

         We filed a registration statement relating to the certificates with the SEC.  This prospectus is part of the registration statement, but the registration statement includes additional information.

                                  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The SEC allows us to incorporate by reference information we file with it, which means that we can disclose important information to you by referring you to those documents.  We are incorporating by reference all documents that we have filed with the SEC as required by the Securities Exchange Act of 1934 on or after the date of this prospectus and prior to the termination of the offering of any series of certificates.  The information incorporated by reference is considered to be part of this prospectus.  Information that we file later with the
SEC will automatically update the information in this prospectus.  In all cases, you should rely on the later information over different information included in this prospectus or the accompanying prospectus supplement.
For each offering of certificates, we incorporate by reference any SEC reports filed by the issuing entity until we terminate our offering of the certificates.

                                                          3

         As a recipient of this prospectus, you may request a copy of any document we incorporate by reference at no cost, by writing us at One Wachovia Center, 301 South College Street, DC-7 Charlotte, NC 28288, Attention:
Structured Note Desk or telephoning 704-383-7727.

                                           REPORTS TO CERTIFICATEHOLDERS

         Except as otherwise specified in the applicable prospectus supplement, unless and until definitive certificates (as defined below) are issued, on each Distribution Date unaudited reports containing information concerning each issuing entity will be prepared by the trustee and sent on behalf of each issuing entity only to
Cede & Co., as nominee of DTC and registered holder of the certificates.  See “Description of the
Certificates-Global Securities” and “Description of the Trust Agreement-Reports to Certificateholders; Notice.”
These reports will not constitute financial statements prepared in accordance with generally accepted accounting principles.  We will file with the SEC on behalf of the issuing entity periodic reports as are required under the
Exchange Act.

                                          IMPORTANT CURRENCY INFORMATION

         References in this prospectus to “U.S. dollars,” “U.S.$,” “USD,” “dollar” or “$” are to the lawful currency of the United States.

         Purchasers are required to pay for each certificate in the currency in which the certificate is denominated.  Currently, there are limited facilities in the United States for conversion of U.S. dollars into foreign currencies and vice versa, and banks do not currently offer non-U.S. dollar checking or savings account facilities in the United States.  However, if requested by a prospective purchaser of a certificate denominated in a currency other than U.S. dollars, Wachovia Capital Markets, LLC (herein referred to by its trade name
“Wachovia Securities”) will arrange for the exchange of U.S. dollars into such currency to enable the purchaser to pay for the certificate.  Requests must be made on or before the fifth Business Day (as defined below) preceding the date of delivery of the certificate or by a later date as determined by Wachovia Securities.  Each exchange will be made by Wachovia Securities on the terms and subject to the conditions, limitations and charges that
Wachovia Securities may from time to time establish in accordance with its regular foreign exchange practice.
All costs of exchange will be borne by the purchaser.

                                                   RISK FACTORS

         Risk of the certificates having limited liquidity.  Prior to the issuance of any series of certificates there will not be a public market for those securities.  We cannot predict the extent to which a trading market will develop or how liquid that market might become or for how long it may continue.

         Risk associated with certain adverse legal considerations applicable to the ownership of a series or class of certificates or the assets sold or assigned to the applicable trust.  A prospectus supplement may set forth legal considerations that are applicable to a specific series or class of certificates being offered in connection with that prospectus supplement, or the assets deposited in or sold or assigned to the related trust.

         Risk associated with the certificateholders having limited recourse against the Depositor or its affiliates.  The certificates will not represent a recourse obligation of or interest in the Depositor or any of its affiliates.  Unless otherwise specified in the applicable prospectus supplement, the certificates of each series will not be insured or guaranteed by any government agency or instrumentality, the Depositor, any person affiliated with the Depositor or the trust, or any other person.  Any obligation of the Depositor with respect to the certificates of any series will only be through limited representations and warranties.  The Depositor does not have, and is not expected in the future to have, any significant assets with which to satisfy any claims arising from a breach of any representation or warranty.

         Risk associated with certificateholders’ reliance for payment on the limited assets of the trust and any credit support. The certificates of each series will represent interests in the related issuing entity only. The trust that will be the issuing entity for any series of certificates may include assets which are designed to support the payment

                                                          4

or ensure the servicing or distribution with respect to the Deposited Assets. However, the certificates do not represent obligations of the Depositor, any trustee or administrative agent or any of their affiliates and, unless otherwise specified in the applicable prospectus supplement, are not insured or guaranteed by any person or entity.
Accordingly, certificateholders’ receipt of distributions will depend entirely on the trust’s receipt of payments with respect to the Deposited Assets and any credit support identified in the related prospectus supplement.
See “Description of Deposited Assets and Credit Support.”

         Risk of extended maturity or early redemption altering timing of distributions to certificateholders.
The timing of any distribution with respect to any series or class of certificates is affected by a number of factors, including:

     o   the purchase price of your certificates;

     o   the performance of the related Deposited Assets;

     o   the extent of any early redemption, repayment or extension of maturity of the related Underlying
         Securities, including acceleration resulting from any default or rescheduling resulting from the bankruptcy or similar proceeding with respect to the issuer of the Underlying Securities; and

     o   the manner and priority in which collections from the Underlying Securities and any other Deposited
         Assets are allocated to each class of such series.

         The performance of the Deposited Assets and the extent of redemptions, other unscheduled payments or extensions may be influenced by a variety of accounting, tax, economic, social and other factors.  The related prospectus supplement will describe the manner and priority of distributions to the classes within each series.
The related prospectus supplement will also discuss any calls, puts or other redemption options, any extension of maturity provisions and other terms applicable to the Underlying Securities and any other Deposited Assets.  The timing of distributions could affect the yield realized from your investment in the certificates.  If the certificates are paid prior to their expected maturity at a time when prevailing market interest rates are lower than the yield on your certificates, you may be adversely affected since you will likely be unable to realize a comparable yield when you reinvest the funds that you receive from the prepayment of your certificates.  See
“Maturity and Yield Considerations.”

         Risk of the certificates having adverse tax consequences to certificateholders.  The Federal income tax consequences of the purchase, ownership and disposition of the certificates and the tax treatment of the trust will depend on the specific terms of the certificates, the trust, any credit support and the Deposited Assets.
See the description under “Material Federal Income Tax Consequences” in this prospectus and in the related prospectus supplement.  If the Deposited Assets include securities issued by one or more government agencies or instrumentalities, purchasers of the certificates may also be affected by the tax treatment of the Underlying
Securities by the relevant issuing government.

         Risk of ratings of the certificates being downgraded or withdrawn.  At the time of issue, each class of certificates that is offered by this prospectus will be rated in one of the investment grade categories recognized by one or more nationally recognized rating agencies.  The rating of any series or class of certificates is based primarily on the related Deposited Assets and any credit support and the relative priorities of the certificateholders of such series or class to receive collections from, and to assert claims against, the trust.  A rating does not comment as to market price or suitability for a particular investor and is not a recommendation to purchase, hold or sell certificates.  We cannot be certain that the rating will remain for any given period of time or that the rating will not be lowered or withdrawn entirely by the rating agency in the future.

         Risk associated with certificates which are not denominated in U.S. Dollars.  The certificates of any given series, or any class within such series, may be denominated in a currency other than U.S. dollars.  Any prospectus supplement relating to certificates not denominated in U.S. dollars will contain information concerning historical exchange rates for the applicable currency against the U.S. dollar, a description of such currency, any exchange controls affecting such currency and any other required information concerning such currency, including any material risk factors of which we are aware.  See “Currency Risks.”

                                                          5

         Risk associated with lack of control by certificateholders over ownership of Deposited Assets.  The trustee with respect to any series of certificates will hold the Deposited Assets for the benefit of the certificateholders.  Each trust will generally hold the related Deposited Assets to maturity and not dispose of them, regardless of adverse events, financial or otherwise, which may affect any issuer of Underlying Securities or the value of the Deposited Assets.  Under specified circumstances the holders of the certificates may direct the trustee to dispose of the Underlying Securities or take certain other actions in respect of the Deposited
Assets.

         Additional risks relating to a series of certificates.  In addition, the prospectus supplement for each series of certificates will set forth information regarding additional risk factors, applicable to such series, and to each class within such series.

                                      SYNTHETIC FIXED-INCOME SECURITIES, INC.

         Synthetic Fixed-Income Securities, Inc. was incorporated in the State of Delaware on April 12, 2001, as a wholly-owned, limited-purpose subsidiary of Wachovia Corporation and will be the “Sponsor” and “Depositor” (as such terms are defined in Rule 1101 under the Securities Act) of each offering of certificates under this prospectus.  Synthetic Fixed-Income Securities, Inc. is generally referred to in this prospectus and in the accompanying prospectus supplement as the “Depositor”  but “we,” “us” and “our” also refer in this prospectus to
Synthetic Fixed-Income Securities, Inc.  References to the “Depositor” herein also include us in our capacity as
Sponsor.  The business activities of the Depositor are limited by its certificate of incorporation to the acquiring, owning, holding, selling, transferring, assigning or otherwise dealing with or in certain debt or asset backed securities, including the Deposited Assets, issuing, offering and selling certificates or notes that represent interests in or are secured by such debt or asset backed securities, and generally any activities that are incidental to the foregoing.  The principal office of the Depositor is located at One Wachovia Center, 301
South College Street, DC-8 Charlotte, NC 28288, Attention:  Structured Notes Desk.

         In its securitization program, the Depositor acquires fixed-income securities from time to time and transfers them to trusts that it forms which in turn issue securities, such as the certificates offered under this prospectus, backed by the transferred fixed-income securities and also backed by or subject to any other assets arranged for by the Depositor.  The Depositor sells the securities issued through these securitizations in both public offerings and private placements.  In each such offering Wachovia Securities, its affiliate, has been the managing or sole underwriter or, in the case of the private placements, the initial purchaser of the securities.  The Depositor regularly evaluates market conditions and publicly tradable fixed income securities to identify opportunities to engage in transactions of this type.  The Depositor been securitizing fixed income securities in this manner since 2003.  Through December 31, 2006, the Depositor has completed 28 public securitizations, one in 2003, 16 in 2004, 6 in 2005 and 4 in 2006.  The aggregate principal amount of securities issued in these securitizations is approximately $748 million.

         The Depositor will not have any obligation for payments on the certificates of any series, and will have no other obligations with respect to the certificates following their issuance or the related trust except to the limited extent set forth in the trust agreement.  Those limited duties will be described in the related prospectus supplement.  The Depositor is not expected to have any significant assets.

                                                  USE OF PROCEEDS

         The net proceeds to be received from the sale of each series or class of certificates, whether or not offered by this prospectus, will be used by the Depositor to purchase the related Deposited Assets and arrange credit support including, if specified in the related prospectus supplement, making required deposits into any reserve account or the applicable certificate account (as defined below) for the benefit of the certificateholders of such series or class.  Any remaining net proceeds, if any, will be used by the Depositor for general corporate purposes.

                                                          6

                                                  ISSUING ENTITY

         A separate issuing entity, which in each case will be a common law trust or a statutory trust as specified in the related prospectus supplement, will be created for each series of trust certificates.  The
Depositor will sell the Deposited Assets for each series of certificates to the trustee named in the applicable prospectus supplement, in its capacity as trustee, for the benefit of the certificateholders of such series.  See
“Description of the Trust Agreement-Sale or Assignment of Deposited Assets.” The trustee named in the applicable prospectus supplement will administer the Deposited Assets by the terms of the trust agreement and will receive a fee for these services.  The trustee’s fees will be based on market rates charged by trustees involved in administering trusts similar to the trust created for the series of certificates.  Any administrative agent named in the applicable prospectus supplement will perform the tasks as are specified in the prospectus supplement and in the trust agreement and will receive a fee for these services as specified in the prospectus supplement.  See
“Description of the Trust Agreement-Collection and Other Administrative Procedures” and “-Retained Interest;
Administrative Agent Compensation and Payment of Expenses.” The trustee or an administrative agent, if applicable, will either cause the sale of the Deposited Assets to be recorded by customary means or will obtain an opinion of counsel that no recordation is required to obtain a first priority perfected security interest in such Deposited Assets.

         Unless otherwise stated in the prospectus supplement, the Depositor’s sale of the Deposited Assets to the trustee will be without recourse.  To the extent provided in the applicable prospectus supplement, the obligations of an administrative agent will consist primarily of:

     o   its contractual, administrative obligations, if any, under the trust agreement;

     o   its obligation, if any, to make cash advances in the event of delinquencies in payments on or with respect to any Deposited Assets in amounts described under “Description of the Trust Agreement-Advances in Respect of Delinquencies”; and

     o   its obligations, if any, to purchase Deposited Assets as to which there has been a breach of specified representations and warranties or as to which the documentation is materially defective.

         The obligations of an administrative agent, if any, named in the applicable prospectus supplement to make advances will be limited to amounts which the administrative agent believes ultimately would be recoverable under any credit support, insurance coverage, the proceeds of liquidation of the Deposited Assets or from other sources available for such purposes.  See “Description of the Trust Agreement-Advances in Respect of
Delinquencies.”

         To the extent specified in the related prospectus supplement, each trust will consist of:

     o   the Deposited Assets, or interests in the Deposited Assets, exclusive of any interest in such assets
         (the “Retained Interest”) retained by the Depositor or any previous owner of the Deposited Assets, as from time to time are specified in the trust agreement;

     o   such assets as from time to time are identified as deposited in the related certificate account;

     o   property, if any, acquired on behalf of certificateholders by foreclosure or repossession and any revenues received on the property;

     o   those elements of credit support, if any, provided with respect to any class within such series that are specified as being part of the related trust in the applicable prospectus supplement, as described under
         “Description of Deposited Assets and Credit Support-Credit Support”;

     o   the rights of the Depositor relating to any breaches of representations or warranties by the issuer of the Deposited Assets; and

     o   the rights of the trustee in any cash advances, reserve fund or surety bond, if any, as described under
         “Description of the Trust Agreement-Advances in Respect of Delinquencies.”

                                                          7

         In addition, to the extent provided in the applicable prospectus supplement, the Depositor will obtain credit support for the benefit of the certificateholders of any related series or class of certificates.

                                         MATURITY AND YIELD CONSIDERATIONS

         Each prospectus supplement will contain any applicable information with respect to the type and maturities of the related Underlying Securities and the terms, if any, upon which such Underlying Securities may be subject to:

     o   early redemption, either by the applicable obligor or by a third-party call option;

     o   repayment at the option of the holders of the Underlying Securities; or

     o   extension of maturity.

         The provisions of the Underlying Securities with respect to redemption, repayment or extension of maturity will, unless otherwise specified in the applicable prospectus supplement, affect the weighted average life of the related series of certificates.

         The effective yield to holders of the certificates of any series and class may be affected by aspects of the Deposited Assets or any credit support or the manner and priorities of allocations of collections with respect to the Deposited Assets between the classes of a given series.  With respect to any series of certificates the Underlying Securities of which consist of one or more redeemable securities, extendable securities or securities subject to a third-party call option, the yield to maturity of the certificates may be affected by any optional or mandatory redemption or repayment or extension of the related Underlying Securities prior to the stated maturity of the Underlying Securities.  A variety of tax, accounting, economic, and other factors will influence whether an issuer exercises any right of redemption in respect of its securities.  The rate of redemption may also be influenced by prepayments on the obligations a government sponsored entity issuer holds for its own account.  All else remaining equal, if prevailing interest rates fall significantly below the interest rates on the related Underlying Securities, the likelihood of redemption would be expected to increase.
There can be no certainty as to whether any Underlying Security redeemable at the option of its issuer will be repaid prior to its stated maturity.

         Unless otherwise specified in the related prospectus supplement, each of the Underlying Securities will be subject to acceleration upon the occurrence of specified Underlying Security Events of Default (as defined below).  The maturity and yield on the certificates will be affected by any early repayment of the Underlying
Securities as a result of the acceleration of the Outstanding Debt Securities (as defined below) by the holders of the Outstanding Debt Securities.  See “Description of the Deposited Assets-Underlying Securities Indenture.”
If an issuer of Underlying Securities becomes subject to a bankruptcy proceeding, the timing and amount of payments with respect to both interest and principal may be materially and adversely affected.  A variety of factors influence the performance of private debt issuers and correspondingly may affect the ability of an issuer of Underlying Securities to satisfy its obligations under the Underlying Securities, including the company’s operating and financial condition, leverage, and social, geographic, legal and economic factors.

         The extent to which the yield to maturity of such certificates may vary from the anticipated yield due to the rate and timing of payments on the Deposited Assets will depend upon the degree to which they are purchased at a discount or premium and the degree to which the timing of payments on the certificates is sensitive to the rate and timing of payments on the Deposited Assets.

         The yield to maturity of any series or class of certificates will also be affected by variations in the interest rates applicable to, and the corresponding payments in respect of, such certificates, to the extent that the Pass-Through Rate (as defined below) for such series or class is based on variable or adjustable interest rates.  With respect to any series of certificates representing an interest in a pool of government or corporate debt securities, disproportionate principal payments on the related Underlying Securities having interest rates higher or lower than the then applicable Pass-Through Rates applicable to such certificates may affect the yield on the certificates.

                                                          8

         A variety of economic, social, political, tax, accounting and other factors may affect the degree to which any of the Underlying Securities are redeemed or called or the maturity of such Underlying Securities is extended, as specified in the related prospectus supplement.  There can be no assurance as to the rate or likelihood of redemption, third-party call or extension of maturity of any Underlying Security.

                                          DESCRIPTION OF THE CERTIFICATES

         Each series of certificates will be issued by a separate trust pursuant to a series supplement among the
Depositor, the administrative agent, if any, and the trustee named in the related prospectus supplement which supplements the terms of the base trust agreement among the same parties and which are collectively referred to as the “Trust Agreement.”  A form of the base trust agreement and the series supplement are attached as an exhibit to the registration statement.  The base trust agreement contains various terms which may apply to a particular trust depending on terms of the series supplement for that trust which will in turn depend on the nature of the certificates to be issued and the nature of the Deposited Assets and credit support for the related trust.  The following summaries describe certain provisions of the trust agreement which may be applicable to each series of certificates.  The applicable prospectus supplement for a series of certificates will describe any provision of the trust agreement that materially differs from the description of the trust agreement contained in this prospectus.  The following summaries do not purport to be complete and are subject to the detailed provisions of the form of trust agreement for a full description of such provisions, including the definition of certain terms used, and for other information regarding the certificates.  Wherever particular defined terms of the trust agreement are referred to, such defined terms are incorporated in this prospectus by reference as part of the statement made, and the statement is qualified in its entirety by such reference.  As used in this prospectus with respect to any series, the term “certificate” refers to all the certificates of that series, whether or not offered by this prospectus and by the related prospectus supplement, unless the context otherwise requires.

         A copy of the applicable series supplement relating to each series of certificates will be filed with the SEC following the issuance of such series.  The filing will be made as an exhibit to a Current Report on Form
8-K or, if one or more of the classes of such series are to be listed on a national securities exchange, on a
Form 8-A For Registration of Certain Classes of Securities.  Once they are filed, these reports, including the series supplement as filed, will be available to you through the SEC, either in paper form or through the internet.  The Depositor will establish each trust as a separate filer with the SEC and, upon doing so, all
Exchange Act reporting for the trust, including the filing of the related series supplement, will be made under the trust’s name, as that name is reflected in the SEC’s filings system.  See “Where You Can Find More
Information.”

General

         Each series of certificates will be issued by a separate trust and will represent the entire beneficial ownership interest in the trust for that series, and if there are multiple classes of certificates for such series, each class will be allocated certain relative priorities to receive specified collections from, and a certain percentage ownership interest of the assets deposited in, such trust, all as identified and described in the applicable prospectus supplement.  See “Description of Deposited Assets and Credit Support-Collections.”
Each trust will be formed by a separate series supplement which will incorporate and supplement the terms of the base trust agreement.

         Reference is made to the related prospectus supplement for a description of the following terms of the series and classes of certificates in respect of which this prospectus and such prospectus supplement are being delivered:

     o   the title of such certificates;

     o   the series of such certificates and, if applicable, the number and designation of classes of such series;

     o   information concerning the type, characteristics and material terms of the Deposited Assets being deposited into the related trust by the Depositor;

                                                          9

     o   with respect to any Underlying Securities that have the same or an affiliated obligor and which, at the time of such deposit, represent 10% or more of the aggregate principal balance of all Underlying
         Securities held by the related trust (“Concentrated Underlying Securities”), the name of each obligor, the organizational form and general character of the business of each obligor, the material terms of such Underlying Securities and of the agreements with each obligor involving the Underlying Securities, and reference to financial information concerning the obligor in accordance with the SEC’s Regulation AB as described below under “Description of Deposited Assets and Credit Support-General”;

     o   with respect to any Underlying Securities, the market price of the securities and the basis on which the market price was determined;

     o   the limit, if any, upon the aggregate principal amount or notional amount, as applicable, of each class of certificates;

     o   the dates on which or periods during which such series or classes within such series may be issued
         (each, an “Original Issue Date”), the offering price of the certificates and the applicable Distribution
         Dates on which the principal, if any, of (and premium, if any, on) such series or classes within such series will be distributable;

     o   if applicable, the relative rights and priorities of each class, including the method for allocating collections from and defaults or losses on the Deposited Assets to the certificateholders of each class;

     o   whether the certificates of such series or each class within such series are Fixed Rate Certificates or
         Floating Rate Certificates (each as defined below) and the applicable interest rate (the “Pass-Through
         Rate”) for each such class including the applicable rate, if fixed (a “Fixed Pass-Through Rate”), or the terms relating to the particular method of calculation of the interest rate applicable to such series or each class within such series, if variable (a “Variable Pass-Through Rate”); the date or dates from which such interest will accrue; the applicable Distribution Dates on which interest, principal and premium, in each case as applicable, on such series or class will be distributable and the related
         Record Dates (as defined in the related prospectus supplement), if any;

     o   the option, if any, of any specified third party (which may include one or more of the Depositor or its respective affiliates) to purchase certificates held by a certificateholder and the periods within which or the dates on which, and the terms and conditions upon which any such option may be exercised, in whole or in part;

     o   the rating of each series or each class within such series offered by this prospectus;

     o   if other than denominations of $1,000 and any integral multiple of $1,000, the denominations in which such series or class within such series will be issuable;

     o   whether the certificates of any class within a given series are to be entitled to (1) principal distributions, with disproportionate, nominal or no interest distributions, or (2) interest distributions, with disproportionate, nominal or no principal distributions (“Strip Certificates”), and the applicable terms of such certificates;

     o   the terms and restrictions with respect to any right to exchange certificates of such series for a pro rata portion of the Deposited Assets;

     o   whether the certificates of such series or of any class within such series are to be issued as registered certificates or bearer certificates or both and, if bearer certificates are to be issued, whether coupons will be attached to such bearer certificates; whether bearer certificates of such series or class may be exchanged for registered certificates of such series or class and the circumstances under which and the place or places at which any such exchanges, if permitted, may be made;

                                                          10

     o   whether the certificates of such series or of any class within such series are to be issued in the form of one or more global securities and, if so, the identity of the Depositary (as defined below), if other than the Depository Trust Company, for such global security or securities;

     o   if a temporary certificate is to be issued with respect to such series or any class within such series, whether any interest on the certificate distributable on a Distribution Date prior to the issuance of a permanent certificate of such series or class will be credited to the account of the persons entitled to the interest on the Distribution Date;

     o   if a temporary global security is to be issued with respect to such series or class, the terms upon which beneficial interests in such temporary global security may be exchanged in whole or in part for beneficial interests in a permanent global security or for individual definitive certificates of such series or class and the terms upon which beneficial interests in a permanent global security, if any, may be exchanged for individual definitive certificates of such series or class;

     o   if other than U.S. dollars, the currency applicable to the certificates of such series or class for purposes of denominations and distributions on such series or each class within such series (the
         “Specified Currency”) and the circumstances and conditions, if any, when such currency may be changed, at the election of the Depositor or a certificateholder, and the currency or currencies in which any principal or interest will be paid;

     o   any additional Administrative Agent Termination Events (as defined below), if applicable, provided for with respect to such class;

     o   all applicable Required Percentages and Voting Rights (each as defined below) relating to the manner and percentage of votes of certificateholders of such series and each class within such series required with respect to certain actions by the Depositor or the applicable administrative agent, if any, or trustee under the trust agreement or with respect to the applicable trust; and

     o   any other terms of such series or class within such series of certificates not inconsistent with the provisions of the trust agreement relating to such series.

         Unless otherwise provided in the applicable prospectus supplement, registered certificates may be transferred or exchanged for like certificates of the same series and class at the corporate trust office or agency of the applicable trustee in the City and State of New York, subject to the limitations provided in the trust agreement, without the payment of any service charge, other than any tax or governmental charge payable in connection with the transfer.  Bearer certificates will be transferable by delivery.  Provisions with respect to the exchange of bearer certificates will be described in the applicable prospectus supplement.  Unless otherwise specified in the applicable prospectus supplement, registered certificates may not be exchanged for bearer certificates.  The Depositor may at any time purchase certificates at any price in the open market or otherwise.
Certificates so purchased by the Depositor may, at the discretion of the Depositor, be held or resold or surrendered to the trustee for cancellation of such certificates.

Distributions

         Distributions allocable to principal, premium (if any) and interest on the certificates of each series
(and class within such series) will be made in the Specified Currency for such certificates by or on behalf of the trustee on each Distribution Date as specified in the related prospectus supplement and the amount of each distribution will be determined as of the close of business on the date specified in the related prospectus supplement (the “Determination Date”).  If the Specified Currency for a given series or class within such series is other than U.S. dollars, the administrative agent, if any, or otherwise the trustee will (unless otherwise specified in the applicable prospectus supplement) arrange to convert all payments in respect of each certificate of such series or class to U.S. dollars in the manner described in the following paragraph.  The certificateholder of a registered certificate of a given series or class within such series denominated in a
Specified Currency other than U.S. dollars may (if the applicable prospectus supplement and such certificate so indicate) elect to receive all distributions in respect of such certificate

                                                          11

in the Specified Currency by delivery of a written notice to the trustee and administrative agent, if any, for such series not later than fifteen calendar days prior to the applicable Distribution Date, except under the circumstances described under “Currency Risks-Payment Currency” below. An election will remain in effect until revoked by written notice to such trustee and administrative agent, if any, received by each of them not later than fifteen calendar days prior to the applicable Distribution Date.

         Unless otherwise specified in the applicable prospectus supplement, in the case of a registered certificate of a given series or class within such series having a Specified Currency other than U.S. dollars, the amount of any U.S. dollar distribution in respect of such Registered Certificate will be determined by the
Exchange Rate Agent based on the highest firm bid quotation expressed in U.S. dollars received by the Exchange
Rate Agent at approximately 11:00 a.m., New York City time, on the second Business Day preceding the applicable
Distribution Date (or, if no such rate is quoted on such date, the last date on which such rate was quoted), from three (or, if three are not available, then two) recognized foreign exchange dealers in The City of New York (one of which may be the Offering Agent and another of which may be the Exchange Rate Agent) selected by the Exchange
Rate Agent, for the purchase by the quoting dealer, for settlement on such Distribution Date, of the aggregate amount payable in such Specified Currency on such payment date in respect of all registered certificates.  All currency exchange costs will be borne by the certificateholders of such registered certificates by deductions from such distributions.  If no such bid quotations are available, such distributions will be made in such
Specified Currency, unless such Specified Currency is unavailable due to the imposition of exchange controls or to other circumstances beyond the Depositor’s control, in which case such distributions will be made as described under “Currency Risks-Payment Currency” below.  The applicable prospectus supplement will specify such information with respect to bearer certificates.

         Unless otherwise provided in the applicable prospectus supplement and except as provided in the succeeding paragraph, distributions with respect to certificates will be made (in the case of registered certificates) at the corporate trust office or agency of the trustee specified in the applicable prospectus supplement in The City of New York or (in the case of bearer certificates) at the principal London office of the applicable Trustee; provided, however, that any such amounts distributable on the final Distribution Date of a certificate will be distributed only upon surrender of such certificate at the applicable location set forth above.  Except as otherwise provided in the applicable prospectus supplement, no distribution on a bearer certificate will be made by mail to an address in the United States or by wire transfer to an account maintained by the holder of the bearer certificate in the United States.

         Unless otherwise specified in the applicable prospectus supplement, distributions on registered certificates in U.S. dollars will be made, except as provided below, by check mailed to the registered certificateholders of such certificates (which, in the case of global securities, will be a nominee of the
Depositary); provided, however, that, in the case of a series or class of registered certificates issued between a Record Date and the related Distribution Dates, interest for the period beginning on the issue date for such series or class and ending on the last day of the interest accrual period ending immediately prior to or coincident with such Distribution Date will, unless otherwise specified in the applicable prospectus supplement, be distributed on the next succeeding Distribution Date to the registered certificateholders of the registered certificates of such series or class on the related Record Date.  A certificateholder of $10,000,000 (or the equivalent of $10,000,000 in a Specified Currency other than U.S. dollars) or more in aggregate principal amount of registered certificates of a given series shall be entitled to receive such U.S. dollar distributions by wire transfer of immediately available funds, but only if appropriate wire transfer instructions have been received in writing by the trustee for such series not later than fifteen calendar days prior to the applicable Distribution
Date.  Simultaneously with the election by any certificateholder to receive payments in a Specified Currency other than U.S. dollars (as provided above), such certificateholder shall provide appropriate wire transfer instructions to the trustee for such series, and all such payments will be made by wire transfer of immediately available funds to an account maintained by the payee with a bank located outside the United States.

         Except as otherwise specified in the applicable prospectus supplement, “Business Day” with respect to any certificate means any day, other than a Saturday or Sunday, that is (i) not a day on which banking institutions are authorized or required by law or regulation to be closed in (a) The City of New York or (b) if the Specified Currency for such certificate is other than U.S. dollars, the financial center of the country issuing such Specified Currency and (ii) if the Pass-Through Rate for such certificate is based on LIBOR, a
London Banking Day.  “London Banking Day” with respect to any certificate means any day on which dealings in deposits in the Specified Currency of such certificate are transacted in the London interbank market.  The Record
Date with respect to any Distribution Date for a series or class of registered certificates shall be specified as such in the applicable prospectus supplement.

                                                          12

Interest on the Certificates

         General.  Each class of certificates (other than certain classes of Strip Certificates) of a given series may have a different Pass-Through Rate, which may be a Fixed or Variable Pass-Through Rate, as described below.  In the case of Strip Certificates with no or, in certain cases, a nominal Stated Amount, such distributions of interest will be in an amount (as to any Distribution Date, “Stripped Interest”) described in the related prospectus supplement.  For purposes of this prospectus, “Notional Amount” means the notional principal amount specified in the applicable prospectus supplement on which interest on Strip Certificates with no or, in certain cases, a nominal Stated Amount will be made on each Distribution Date.  Reference to the
Notional Amount of a class of Strip Certificates in this prospectus or in a prospectus supplement does not indicate that such certificates represent the right to receive any distribution in respect of principal in such amount, but rather the term “Notional Amount” is used solely as a basis for calculating the amount of required distributions and determining certain relative voting rights, all as specified in the related prospectus supplement.

         Fixed Rate Certificates.  Each series (or, if more than one class exists, each class within such series)
of certificates with a Fixed Pass-Through Rate (“Fixed Rate Certificates”) will bear interest, on the outstanding
Stated Amount (as defined below) (or Notional Amount, if applicable), from its Original Issue Date, or from the last date to which interest has been paid, at the fixed Pass-Through Rate stated on the face of the certificate and in the applicable prospectus supplement until the principal amount of the certificate is distributed or made available for repayment (or in the case of Fixed Rate Certificates with no or a nominal principal amount, until the Notional Amount of the Fixed Rate Certificate is reduced to zero), except that, if so specified in the applicable prospectus supplement, the Pass-Through Rate for such series or any such class or classes may be subject to adjustment from time to time in response to designated changes in the rating assigned to such certificates by one or more rating agencies, in accordance with a schedule or otherwise, all as described in such prospectus supplement.  Unless otherwise set forth in the applicable prospectus supplement, interest on each series or class of Fixed Rate Certificates will be distributable in arrears on each Distribution Date specified in such prospectus supplement.  Each such distribution of interest shall include interest accrued through the day specified in the applicable prospectus supplement.  Unless otherwise specified in the applicable prospectus supplement, interest on Fixed Rate Certificates will be computed on the basis of a 360-day year of twelve 30-day months.

         Floating Rate Certificates.  Each series (or, if more than one class exists, each class within such series) of certificates with a Variable Pass-Through Rate (“Floating Rate Certificates”) will bear interest, on the outstanding Stated Amount (or Notional Amount, if applicable), from its Original Issue Date to the first
Interest Reset Date (as defined below) for such series or class at the initial Pass-Through Rate set forth on the face of the Floating Rate Certificate and in the applicable prospectus supplement (“Initial Pass-Through Rate”).
Thereafter, the Pass-Through Rate on such series or class for each Interest Reset Period (as defined below) will be determined by reference to an interest rate basis (the “Base Rate”), plus or minus the Spread, if any, or multiplied by the Spread Multiplier, if any.  The “Spread” is the number of basis points (one basis point equals one one-hundredth of a percentage point) that may be specified in the applicable prospectus supplement as being applicable to such series or class, and the “Spread Multiplier” is the percentage that may be specified in the applicable prospectus supplement as being applicable to such series or class, except that if so specified in the applicable prospectus supplement, the Spread or Spread Multiplier on such series or any such class or classes of
Floating Rate Certificates may be subject to adjustment from time to time in response to designated changes in the rating assigned to such certificates by one or more rating agencies, in accordance with a schedule or otherwise, all as described in such prospectus supplement.  The applicable prospectus supplement will designate one of the following Base Rates as applicable to a Floating Rate Certificate, and will set forth additional information concerning the Base Rate:

     o   LIBOR (a “LIBOR Certificate”);

     o   the Commercial Paper Rate (a “Commercial Paper Rate Certificate”);

     o   the Treasury Rate (a “Treasury Rate Certificate”);

     o   the Federal Funds Rate (a “Federal Funds Rate Certificate”);

     o   the CD Rate (a “CD Rate Certificate”);

                                                          13

     o   the United States Treasury constant maturities rate (a “CMT Rate Certificate”);

     o   the prime loan rates or base lending rates of major U.S. banks (a “Prime Rate Certificate”);

     o   the constant maturities swap rate (a “CMS Rate Certificate”); or

     o   such other Base Rate as shall be a recognized interest rate index on which funds are commonly borrowed in the U.S. capital markets and shall in no event be based on a commodity or equity index.

         As specified in the applicable prospectus supplement, Floating Rate Certificates of a given series or class may also have either or both of the following (in each case expressed as a rate per annum on a simple interest basis): (i) a maximum limitation, or ceiling, on the rate at which interest may accrue during any interest accrual period specified in the applicable prospectus supplement (“Maximum Pass-Through Rate”) and (ii)
a minimum limitation, or floor, on the rate at which interest may accrue during any such interest accrual period
(“Minimum Pass-Through Rate”).  In addition to any Maximum Pass-Through Rate that may be applicable to any series or class of Floating Rate Certificates, the Pass-Through Rate applicable to any series or class of Floating Rate
Certificates will in no event be higher than the maximum rate permitted by applicable law, as the same may be modified by United States law of general application.

         The Depositor will appoint, and enter into agreements with, agents (each a “Calculation Agent”) to calculate Pass-Through Rates on each series or class of Floating Rate Certificates.  The applicable prospectus supplement will set forth the identity of the Calculation Agent for each series or class of Floating Rate
Certificates.  All determinations of interest by the Calculation Agent shall, in the absence of manifest error, be conclusive for all purposes and binding on the holders of Floating Rate Certificates of a given series or class.

         The Pass-Through Rate on each class of Floating Rate Certificates will be reset daily, weekly, monthly, quarterly, semiannually or annually (such period being the “Interest Reset Period” for such class, and the first day of each Interest Reset Period being an “Interest Reset Date”), as specified in the applicable prospectus supplement.  Interest Reset Dates with respect to each series, and any class within such series of Floating Rate
Certificates, will be specified in the applicable prospectus supplement; provided, however, that unless otherwise specified in such prospectus supplement, the Pass-Through Rate in effect for the ten days immediately prior, to the Final Scheduled Distribution Date (as defined in the prospectus supplement) will be that in effect on the tenth day preceding such Final Scheduled Distribution Date.  If an Interest Reset Date for any class of Floating
Rate Certificates would otherwise be a day that is not a Business Day, such Interest Reset Date will occur on a prior or succeeding Business Day, specified in the applicable prospectus supplement.

         Unless otherwise specified in the applicable prospectus supplement, interest payable in respect of
Floating Rate Certificates shall be the accrued interest from and including the Original Issue Date of such series or class or the last Interest Reset Date to which interest has accrued and been distributed, as the case may be, to but excluding the immediately following Distribution Date.

         With respect to a Floating Rate Certificate, accrued interest shall be calculated by multiplying the
Stated Amount of such certificate (or, in the case of a Strip Certificate with no or a nominal Stated Amount, the
Notional Amount specified in the applicable prospectus supplement) by an accrued interest factor.  Such accrued interest factor will be computed by adding the interest factors calculated for each day in the period for which accrued interest is being calculated.  Unless otherwise specified in the applicable prospectus supplement, the interest factor (expressed as a decimal calculated to seven decimal places without rounding) for each such day is computed by dividing the Pass-Through Rate in effect on such day by 360 in the case of LIBOR Certificates,
Commercial Paper Rate Certificates, Federal Funds Rate Certificates, CD Rate Certificates, Prime Rate
Certificates and CMS Rate Certificates or by the actual number of days in the year, in the case of Treasury Rate
Certificates and CMT Rate Certificates.  For purposes of making the foregoing calculation, the variable
Pass-Through Rate in effect on any Interest Reset Date will be the applicable rate as reset on such date.

         Unless otherwise specified in the applicable prospectus supplement, all percentages resulting from any calculation of the Pass-Through Rate on a Floating Rate Certificate will be rounded, if necessary, to the nearest
1/100,000 of 1% (.0000001), with five one-millionths of a percentage point rounded upward, and all currency

                                                          14

amounts used in or resulting from such calculation on Floating Rate Certificates will be rounded to the nearest one-hundredth of a unit (with .005 of a unit being rounded upward).

         Interest on any series (or class within such series) of Floating Rate Certificates will be distributable on the Distribution Dates and for the interest accrual periods as and to the extent set forth in the applicable prospectus supplement.

         Upon the request of the holder of any Floating Rate Certificate of a given series or class, the
Calculation Agent for such series or class will provide the Pass-Through Rate then in effect and, if determined, the Pass-Through Rate that will become effective on the next Interest Reset Date with respect to such Floating
Rate Certificate.

Principal of the Certificates

         Unless the related prospectus supplement provides otherwise, each certificate (other than certain classes of Strip Certificates) will have a “Stated Amount” which, at any time, will equal the maximum amount that the holder of the certificate will be entitled to receive in respect of principal out of the future cash flow on the Deposited Assets and other assets included in the related trust.  Unless otherwise specified in the related prospectus supplement, distributions generally will be applied to undistributed accrued interest on, then to principal of, and then to premium (if any) on, each such certificate of the class or classes entitled to interest
(in the manner and priority specified in such prospectus supplement) until the aggregate Stated Amount of such class or classes has been reduced to zero.  The outstanding Stated Amount of a certificate will be reduced to the extent of distributions of principal on the certificate, and, if applicable by the terms of the related series, by the amount of any net losses realized on any Deposited Asset (“Realized Losses”) allocated to the certificate.  Unless the related prospectus supplement provides otherwise, the initial aggregate Stated Amount of all classes of certificates of a series will equal the outstanding aggregate principal balance of the related
Deposited Assets as of the applicable Cut-off Date.  The initial aggregate Stated Amount of a series and each class of the series will be specified in the related prospectus supplement.  Distributions of principal of any class of certificates will be made on a pro rata basis among all the certificates of such class.  Strip
Certificates with no Stated Amount will not receive distributions of principal.

Foreign Currency Certificates

         If the specified currency of any certificate is not U.S. dollars (a “Foreign Currency Certificate”), certain provisions with respect to the certificate will be set forth in the related prospectus supplement which will specify the denominations, the currency or currencies in which the principal and interest with respect to such certificate are to be paid and any other terms and conditions relating to the non-U.S. dollar denominations or otherwise applicable to the certificates.

Dual Currency Certificates

         Certificates may be issued as dual currency certificates (“Dual Currency Certificates”), in which case payments of principal and/or interest in respect of Dual Currency Certificates will be made in such currencies, and rates of exchange will be calculated upon such bases, as indicated in the certificates and described in the related prospectus supplement.  Other material terms and conditions relating to Dual Currency Certificates will be set forth in the certificates and the related prospectus supplement.

Default and Remedies

         If there is a payment default on or acceleration of the Underlying Securities, then: (i) the trustee will sell all of such Underlying Securities and a pro rata portion of the Deposited Assets and distribute the proceeds from the sale to the certificateholders in accordance with the Allocation Ratio (any such sale may result in a loss to the certificateholders of the relevant series if the sale price is less than the purchase price for such Underlying
Securities), (ii) the trustee will distribute such Underlying Securities and a pro rata portion of the Deposited
Assets in kind to the certificateholders in accordance with the Allocation Ratio, or (iii) the Depositor will provide to the certificateholders the financial and other information required by the SEC. The choice of remedies will be specified

                                                          15

for a given series in the prospectus supplement, and the trustee, Depositor and certificateholders will have no discretion in this respect.

         The “Allocation Ratio” is the allocation between classes of a given series of the total expected cash flows from the Deposited Assets of that series. The applicable prospectus supplement for any series with more than one class will specify the Allocation Ratio for that series. In addition to default or acceleration on
Underlying Securities, the Allocation Ratio relates to voting rights held by owners of Underlying Securities because such rights will be allocated among the certificateholders of different classes of a given series in accordance with their economic interests. Further, the Allocation Ratio applies in the event of a sale or distribution of Underlying Securities once an issuer of Concentrated Underlying Securities ceases to file periodic reports under the Exchange Act, as discussed below under “Description of Deposited Assets-Principal
Terms of Underlying Securities.”

Call Right

         The Depositor, or if so specified in the relevant prospectus supplement, a transferee as a result of a private placement to eligible investors, may hold the right to purchase all or some of the certificates of a given series or class from the holders thereof (the “Call on Certificates”) or all or some of the Underlying
Securities of a given series from the trust (the “Call on Underlying Securities” and, together with the Call on
Certificates, the “Call Right”). If one or more specified persons holds a Call Right, the applicable prospectus supplement will designate such series as a “Callable Series.”

         The terms upon which any such specified person or entity may exercise a Call Right will be specified in the applicable prospectus supplement. Such terms may relate to, but are not limited to, the following:

     o   the initial holder of the Call Right;

     o   whether the Stated Amount or Notional Amount (as defined below) of each certificate being purchased pursuant to the Call Right must be an authorized denomination;

     o   the call date or dates; and

     o   the call price.

         After receiving notice of the exercise of a Call Right, the trustee will provide notice thereof as specified in the standard terms. Upon the satisfaction of any applicable conditions to the exercise of a Call
Right, each certificateholder will be entitled to receive (in the case of a purchase of less than all of the certificates) payment of a pro rata share of the Call Price paid in connection with such exercise. In addition, in conjunction with the exercise of a Call on Underlying Securities in respect of all or a portion of the
Underlying Securities, the certificates will be redeemed in whole, pro rata or in accordance with the Allocation
Ratio, as applicable and as specified in the applicable prospectus supplement. A Call Right is not expected to be exercised unless the value of the Underlying Securities exceeds the Call Price payable upon exercise of the Call
Right.

Trust Liquidation Events

         Each prospectus supplement will specify: (i) any events that may lead to liquidation of the Deposited
Assets, (ii) the method of liquidation of the Deposited Assets and the applicable trust, (iii) the manner in which the proceeds from the liquidation of the Deposited Assets will be distributed to the certificateholders, subject to the priorities set forth in the applicable prospectus supplement, as well as (iv) remedies, if any, of the certificateholders upon the occurrence of any of these events.

Optional Exchange

         The related prospectus supplement may provide that the Depositor, a specified affiliate of the Depositor, or others specified in the prospectus supplement, may exchange certificates of the related series for a pro rata portion of the Deposited Assets. Any such exchange right will be subject to restrictions relating to frequency, prior notice

                                                          16

and minimum amount. In addition, any right of exchange shall be exercisable only to the extent that the exchange would not be inconsistent with the Depositor’s and the trust’s continued satisfaction of the applicable requirements for exemption under Rule 3a-7 under the Investment Company Act of 1940 and would not affect the characterization of the trust as a “grantor trust” for federal income tax purposes as described under
“Material Federal Income Tax Consequences.” The terms of any right of exchange will include and relate to, but are not limited to, the following:

     o   a requirement that the exchanging holder tender to the trustee an equal proportionate amount of the certificates of each class within the related series;

     o   a minimum Stated Amount or Notional Amount, as applicable, with respect to each class of certificates being tendered for exchange;

     o   a requirement that the Stated Amount or Notional Amount, as applicable, of each certificate tendered for exchange be an integral multiple of the authorized denominations for each class as specified in the prospectus supplement;

     o   a requirement that any exchange must occur only on a Distribution Date or other specified date as set forth in the prospectus supplement;

     o   a requirement that no holder who is otherwise eligible to exchange may participate in more than one exchange during any calendar quarter or such longer period as may be specified in the prospectus supplement;

     o   except where the holder is the Depositor or an affiliate of the Depositor, a requirement that any certificates to be exchanged have been held by the exchanging holder for a minimum of six months prior to the exchange date;

     o   a requirement that the exchanging holder has provided the trustee with notice of its intent to exchange at least 30 days prior to the date of exchange;

     o   a requirement that the exchanging holder has received the written consent of any swap counterparty and shall have made any termination payment to the swap counterparty relating to termination of the portion of the swap agreement corresponding to the portion of the Deposited Assets that are to be exchanged; and

     o   for any class of certificates that is listed on a securities exchange, a requirement that after giving effect to the exchange of certificates for Deposited Assets, the certificates that remain outstanding will continue to satisfy the applicable listing requirements.

         Upon completion of an exchange, the exchanged certificates will be cancelled by the trustee and will no longer be outstanding, and the exchanged Deposited Assets will no longer be property of the related trust or otherwise available to make payments on the remaining certificates of the applicable series.  Any exercise of an optional exchange right will be structured so that the proportion that the principal amount of each of the
Deposited Assets of the related trust bears to the aggregate Stated Amount or Notional Amount of each class of certificates will not change as a result of the exchange.  Likewise, the proportion that any related assets that credit enhance or otherwise support a series of certificates bear to the Stated Amount or Notional Amount of each class of certificates will also not change as a result of the exchange.  Any expenses related to the exchange will be the obligation of the party effecting the exchange and the trust will incur no expense as a result.

Global Securities

         Unless otherwise specified in the applicable prospectus supplement, all certificates of a given series (or, if more than one class exists, any given class within that series) will, upon issuance, be represented by one or more global securities. The global securities will be deposited with, or on behalf of, The Depository Trust Company, New
York, New York (for registered certificates denominated and payable in U.S. dollars), or such other depositary identified in the related prospectus supplement (the “Depositary”), and registered in the name of a nominee of the

                                                          17

Depositary. Global securities may be issued in either registered or bearer form and in either temporary or permanent form. See “Limitations on Issuance of Bearer Certificates” for provisions applicable to certificates issued in bearer form. Unless and until it is exchanged in whole or in part for the individual certificates (each a
“definitive certificate”), a global security may not be transferred except as a whole by the Depositary for such global security to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor of such Depositary or a nominee of such successor.

         The Depository Trust Company has advised the Depositor as follows: The Depository Trust Company is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve
System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered under the provisions of Section 17A of the Exchange Act.  The Depository Trust Company was
created to hold securities of its participating organizations and to facilitate the clearance and settlement of securities transactions among the institutions that have accounts with the Depositary (“participants”) in such securities through electronic book-entry changes in the accounts of the Depositary participants, thereby eliminating the need for physical movement of securities certificates.  The Depositary’s participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations, some of whom (and/or their representatives) own the Depositary.  Access to the Depositary’s book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.  The Depository Trust Company has confirmed to the Depositor that it intends to follow such procedures.

         Upon the issuance of a global security, the Depositary for the global security will credit, on its book-entry registration and transfer system, the respective principal amounts or notional amounts, if applicable, of the individual certificates represented by such global security to the accounts of its participants.  The accounts to be credited shall be designated by the underwriters of such certificates, or, if such certificates are offered and sold directly through one or more agents, by the Depositor or such agent or agents.  Ownership of beneficial interests in a Global Security will be limited to participants or persons that may hold beneficial interests through participants.  Ownership of beneficial interests in a global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the Depositary for such global security or by participants or persons that hold through participants.  The laws of some states require that certain purchasers of securities take physical delivery of such Securities.  Such limits and such laws may limit the market for beneficial interests in a global security.

         So long as the Depositary for a global security, or its nominee, is the owner of the global security, the Depositary or the nominee, as the case may be, will be considered the sole certificateholder of the individual certificates represented by such global security for all purposes under the trust agreement governing the certificates.  Except as set forth below, owners of beneficial interests in a global security will not be entitled to have any of the individual certificates represented by the global security registered in their names, will not receive or be entitled to receive physical delivery of any certificates and will not be considered the certificateholder of the global security under the trust agreement governing the certificates.  Because the
Depositary can only act on behalf of its participants, the ability of a holder of any certificate to pledge that certificate to persons or entities that do not participate in the Depositary’s system, or to otherwise act with respect to the certificate, may be limited due to the lack of a physical certificate for the certificate.

         Subject to the restrictions discussed under “Limitations on Issuance of Bearer Certificates” below, distributions of principal of (and premium, if any) and any interest on individual certificates represented by a global security will be made to the Depositary or its nominee, as the case may be, as the certificateholder of the global security.  None of the Depositor, the administrative agent, if any, the trustee for the certificates, any paying agent or the certificate registrar for the certificates will have responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in a global security or for maintaining, supervising or reviewing any records relating to such beneficial interests.

         The Depositor expects that the Depositary for certificates of a given class and series, upon receipt of any distribution of principal, premium or interest in respect of a definitive global security representing any certificates, will credit immediately participants’ accounts with payments in amounts proportionate to their respective beneficial

                                                          18

interests in the principal amount of the global security as shown on the records of such Depositary. The Depositor also expects that payments by participants to owners of beneficial interests in a global security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such participants. Receipt by owners of beneficial interests in a temporary global security of payments of principal, premium or interest in respect of the global security will be subject to the restrictions discussed below under “Limitations on Issuance of Bearer Certificates.”

         If the Depositary for certificates of a given class of any series is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by the Depositor within ninety days, the
Depositor will issue individual definitive certificates in exchange for the global security or securities representing such certificates.  In addition, the Depositor may at any time and in its sole discretion determine not to have any certificates of a given class represented by one or more global securities and, in such event, will issue individual definitive certificates of such class in exchange for the global security or securities representing such certificates.  Further, if the Depositor so specifies with respect to the certificates of a given class, an owner of a beneficial interest in a global security representing certificates of such class may, on terms acceptable to the Depositor and the Depositary of the global security, receive individual definitive certificates in exchange for such beneficial interest.  In any such instance, an owner of a beneficial interest in a global security will be entitled to physical delivery of individual definitive certificates of the class represented by the global security equal in principal amount or notional amount, if applicable, to such beneficial interest and to have definitive certificates registered in its name (if the certificates of such class are issuable as registered certificates).  Individual definitive certificates of such class so issued will be issued:

     o   as registered certificates in denominations, unless otherwise specified by the Depositor or in the related prospectus supplement, of $1,000 and integral multiples of $1,000 if the certificates of such class are issuable as registered certificates;

     o   as bearer certificates in the denomination or denominations specified by the Depositor or as specified in the related prospectus supplement if the certificates of such class are issuable as bearer certificates; or

     o   as either registered or bearer certificates, if the certificates of such class are issuable in either form.

See, however,  “Limitations on Issuance of Bearer  Certificates” below for a description of certain restrictions on the issuance of individual bearer certificates in exchange for beneficial interests in a global security.

         The applicable prospectus supplement will set forth any specific terms of the depositary arrangement with respect to any class or series of certificates being offered by the applicable prospectus supplement to the extent not set forth or different from the description set forth above.

                                DESCRIPTION OF DEPOSITED ASSETS AND CREDIT SUPPORT

General

         Each certificate of each series will represent an ownership interest in a designated, publicly issued, security or a pool of securities (the “Underlying Securities”), purchased by the Depositor (or an affiliate thereof) and assigned to a trust as described in the applicable prospectus supplement. The Underlying Securities will consist of one or more of the following issued under the laws of the United States, any U.S. State or any foreign jurisdiction:

     o   debt obligations or investment grade term preferred stock issued or guaranteed by one or more corporations, general or limited partnerships, limited liability companies, banking organizations or insurance companies;

     o   preferred securities of one or more trusts or other special purpose legal entities (“Trust Preferred
         Securities”);

                                                          19

     o   equipment trust certificates, including enhanced equipment trust certificates and pass-through equipment trust certificates (“Equipment Trust Certificates”);

     o   asset-backed securities of one or more trusts or other special purpose legal entities (“Asset-Backed
         Securities” and together with Corporate Securities, Trust Preferred Securities and Equipment Trust
         Certificates, the “Private Sector Securities”);

     o   an obligation issued or guaranteed by the United States of America or any agency thereof for the payment of which the full faith and credit of the United States of America is pledged (“Treasury Securities”);

     o   an obligation of one or more U.S. government sponsored entities (“GSEs”) described below for the payment of which the full faith and credit of the United States of America is not pledged;

     o   Government Trust Certificates (“GTCs” and together with Treasury Securities and GSEs, “Domestic
         Government Securities”) described below; or

     o   obligations issued or guaranteed by a foreign government or any political subdivision or agency or instrumentality thereof (“Foreign Government Securities” and together with Domestic Government
         Securities, “Government Securities”).

         The Depositor or one of its affiliates will purchase the Underlying Securities in the secondary market.

         As further defined below, an Underlying Security that was originally issued in a private placement will be considered “publicly issued” for purposes of this prospectus and the related supplement if the Depositor and the related trust could sell the Underlying Security pursuant to Rule 144(k) under the Securities Act of 1933
(the “Securities Act”).  Such securities may be trust assets notwithstanding that they are not registered under the Securities Act.

         With respect to all Underlying Securities

     o   neither the issuer of the Underlying Securities nor any of its affiliates will have any direct or indirect agreement, arrangement, relationship or understanding, written or otherwise, relating to the issuance, sale or offering of the related series of certificates,

     o   neither the issuer of the Underlying Securities nor any of its affiliates will be an affiliate of the
         Depositor, the trust issuing the related series of certificates or any underwriter of the related series of certificates, and

     o   at the time of the offering and issuance of the related series of certificates, the Depositor will be free to publicly resell the Underlying Securities without registration under Securities Act, including, but not limited to the following:

              o   if the Underlying Securities are restricted securities, as defined in Rule 144(a)(3) under the
                  Securities Act, the Underlying Securities will meet the conditions set forth in Rule 144(k) for the sale of restricted securities

              o   the Underlying Securities will not be part of a subscription or unsold allotment as part the initial distribution of such securities pursuant to a registered offering under the Securities
                  Act, and if the Depositor or any underwriter of the related series of certificates offered under this prospectus was an underwriter or an affiliate of an underwriter in a registered offering of the Underlying Securities, the Underlying Securities will have been purchased at arm’s length in the secondary market at least three months after the last sale of any unsold allotment or subscription by the affiliated underwriter that participated in the registered offering of the Underlying Securities.

         With respect to any Underlying Securities (other than Treasury Securities) that constitute Concentrated
Underlying Securities, to the knowledge of the Depositor, as of the offering and issuance of the related series of certificates, one of the criteria set forth under Item 1100(c)(2)(ii) of the SEC’s Regulation AB will be true with respect to the issuer and any guarantor of the Underlying Securities.  Accordingly, the related prospectus supplement

                                                          20

will contain a reference to the issuer’s periodic reports (or the issuer’s parent with respect to clause (C) of Item 1100(c)(2)(ii)) under Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the
“Exchange Act”) that are on file with the SEC (or are otherwise publicly available with respect to  an issuer that is a GSE meeting the requirements of clause (F) of Item 1100(c)(2)(ii)) along with a statement of how those reports may be accessed, including the issuer’s SEC file number, if applicable.  If the Concentrated Underlying
Securities are Asset-Backed Securities, the related prospectus supplement will also contain a reference to the prospectus for such securities.

         With respect to any Underlying Securities (other than Treasury Securities) that constitute Concentrated
Underlying Securities, the information referred to in the related prospectus supplement, as described in the preceding paragraph, will include the following financial information:

         (1)      if the Concentrated Underlying Securities represent 10% or more but less than 20% of the
                  Deposited Assets, selected financial data meeting the requirements of Item 301 of the SEC’s
                  Regulation S-K and

         (2)      if the Concentrated Underlying Securities represent 20% or more of the Deposited Assets, financial statements meeting the requirements of the SEC’s Regulation S-X, except for certain Items of S-X that may be excluded in accordance with Item 1112(b)(2) of Regulation AB; provided, however, that, instead of the above,

                           o        if the Concentrated Underlying Securities are Foreign Government Securities
                                    that are backed by the full faith and credit of a foreign government, the related prospectus supplement may not refer to any such information if such
                                    Foreign Government Securities are rated investment grade, or may refer to information required by paragraph (5) of Schedule B of the Securities Act if such Foreign Government Securities are not rated investment grade,

                           o        if the Concentrated Underlying Securities are Asset-Backed Securities, the
                                    related prospectus supplement will refer to information regarding the securities meeting the requirements of Instruction 3.a to Item 1112(b), and

                           o        if the Concentrated Underlying Securities were issued by a foreign business
                                    (as defined Rule 1-02 of the SEC’s Regulation S-X) the related prospectus supplement may refer (1) if the Concentrated Underlying Securities represent
                                    10% or more but less than 20% of the Deposited Assets, to selected financial data meeting the requirements of Item 3.A of the SEC’s Form 20-F (provided, that, if a reconciliation to U.S. generally accepted accounting principals called for by Instruction 2 to Item 3.A. is unavailable or not obtainable without unreasonable cost or expense, in lieu of such a reconciliation the applicable referenced information may include, a narrative description of all material variations in accounting principals, practices and methods used in preparing the non-U.S. GAAP financial statements used as a basis for the selected financial data from those accepted in the U.S.) and (2) if the
                                    Concentrated Underlying Securities represent 20% or more of the Deposited
                                    Assets, to financial statements meeting the requirements of Item 17 of Form
                                    20-F for the periods specified by Item 8.A of Form 20-F.

In all  cases,  those  reports  referred  to in  the  related  prospectus  supplement  should  be  reviewed  by any prospective certificateholder of the trust containing the Underlying Securities.

         In addition, for each series of certificates for which the Underlying Securities include Concentrated
Underlying Securities, whenever the trust issuing such certificates is required to file reports on Forms 10-D or 10-K under the Exchange Act, such reports will also be required to refer to the applicable financial information described above in accordance with Item 1100(c)(2)(ii) of Regulation AB for any period in which updated information is required pursuant to Item 1112(b) of Regulation AB. As will be further described in the prospectus supplement for any such series of certificates, the related trust will liquidate in the manner set forth in the prospectus supplement if

                                                          21

the trust is for any reason unable to reference the required financial information when it is required to do so. This could occur, for example, if the obligor of the Underlying Securities does not report the information either because of a failure on its part to report as it is required to or because it is no longer required to do so under the
SEC’s rules. See “Description of the Certificates-Trust Liquidation Events” in this prospectus. In such a circumstance, if so specified in the related prospectus supplement, instead of liquidating the applicable trust, the
Depositor may attempt to delist the certificates from any securities exchange on which the certificates are then listed and effect a withdrawal of the certificates from registration under the Exchange Act if doing so would permit the trust to not liquidate.

         The applicable prospectus supplement will also describe the material terms of any Concentrated
Underlying Securities, whether they are Private Section Securities or Government Securities.  For a pool of
Underlying Securities that are not Concentrated Underlying Securities, the applicable prospectus supplement will disclose a general description of the material terms of the Underlying Securities and statistical information relating to the economic terms of the Underlying Securities.  See “-Principal Economic Terms of the Underlying
Securities” below.

         The following description of the Underlying Securities is intended only to summarize certain characteristics of the Underlying Securities the Depositor is permitted to deposit in a trust.  It is not a complete description of any prospectus relating to any Underlying Security or any Underlying Securities
Indenture.  Please refer to the related prospectus supplement for information about the specific Underlying
Securities for your series of certificates.  All information contained in a prospectus supplement with respect to any Underlying Security will be derived solely from descriptions contained in a publicly available prospectus or other offering document for that Underlying Security, any publicly available filings with respect to the underlying security or underlying security issuer or guarantor, or other publicly available information.
Investors should note that the issuers of the Underlying Securities are not participating in any offering of certificates and that the Depositor and Wachovia Securities will not be able to perform, and will not perform, the analysis and review of such issuers that an underwriter of the Underlying Securities would perform.

         No series of certificates, including any series for which the Underlying Securities include Government
Securities, will be insured or guaranteed by any government or governmental agency or instrumentality.

Underlying Securities

Private Sector Securities.

         Private Sector Securities will be either:

              o   Corporate Securities;

              o   Trust Preferred Securities;

              o   Equipment Trust Certificates; or

              o   Asset-Backed Securities.

         Corporate Securities. Corporate Securities may consist of senior or subordinated debt obligations issued by domestic or foreign issuers, or investment grade term preferred stock issued by domestic issuers, as described above.
         Debt obligations may be issued with a wide variety of terms and conditions. Set forth below is a description of certain features that may be associated with one or more Underlying Securities consisting of debt obligations.

         Indentures.  With respect to senior or subordinated debt obligations, the applicable prospectus supplement will specify whether each Underlying Security will have been issued pursuant to an agreement (each, an
“Underlying Securities Indenture”) between the issuer of the Underlying Securities and a trustee (the “Underlying
Securities Trustee”). If so specified in the applicable prospectus supplement, the Underlying Securities Indenture, if

                                                          22

any, and the Underlying Securities Trustee, if any, will be qualified under the Trust Indenture Act of 1939 (the
“Trust Indenture Act”) and the Underlying Securities Indenture will contain certain provisions required by the Trust Indenture Act.

         Certain Covenants.  If specified in the applicable prospectus supplement, the Underlying Securities that consist of senior or subordinated debt obligations will be issued pursuant to an Underlying Securities Indenture.
Indentures generally contain covenants intended to protect security holders against the occurrence or effects of certain specified events, including restrictions limiting the issuer’s, and in some cases any of its subsidiary’s, ability to:

     o   consolidate, merge, or transfer or lease assets;

     o   incur or suffer to exist any lien, charge, or encumbrance upon any of its property or assets;

     o   incur, assume, guarantee or suffer to exist any indebtedness for borrowed money if the payment of such indebtedness is secured by the grant of such a lien; or

     o   declare or pay any cash dividends, or make any distributions on or in respect of, or purchase, redeem, exchange or otherwise acquire or retire for value any capital stock or subordinated indebtedness of the issuer or its subsidiaries, if any.

         An indenture may also contain financial covenants which, among other things, require the maintenance of certain financial ratios or the creation or maintenance of reserves. Subject to specified exceptions, indentures typically may be amended or supplemented and past defaults may be waived with the consent of the indenture trustee, the consent of the holders of not less than a specified percentage of the outstanding securities, or both.

         The Underlying Securities Indenture related to one or more Underlying Securities included in a trust may include some, all or none of the foregoing provisions or variations thereof or additional covenants not discussed herein. To the extent that the Underlying Securities are investment grade debt they are unlikely to contain significant restrictive covenants although certain non-investment grade debt may not be subject to restrictive covenants either. There can be no assurance that any such provision will protect the trust as a holder of the
Underlying Securities against losses.

         The prospectus supplement for any series of certificates will describe material covenants in relation to any Concentrated Underlying Securities (including Foreign Government Securities) and, as applicable, will describe material covenants that apply to all of the securities in any pool of Underlying Securities.

         Events of Default. Indentures generally provide that any one of a number of specified events will constitute an event of default with respect to the securities issued thereunder. Such events of default typically include the following or variations thereof:

     o   failure by the issuer to pay an installment of interest or principal on the securities at the time required (subject to any specified grace period) or to redeem any of the securities when required
         (subject to any specified grace period);

     o   failure by the issuer to observe or perform any covenant, agreement or condition contained in the securities or the indenture, as the case may be, which failure is materially adverse to security holders and continues for a specified period after notice thereof is given to the issuer by the indenture trustee or the holders of not less than a specified percentage of the outstanding securities;

     o   failure by the issuer to make any required payment of principal (and premium, if any) or interest with respect to certain of the other outstanding debt obligations of the issuer or the acceleration by or on behalf of the holders thereof of such securities; or

     o   certain events of bankruptcy, insolvency or reorganization of the issuer.

                                                          23

         Remedies.  Indentures for Corporate Securities generally provide that upon the occurrence of an event of default, the indenture trustee may, and upon the written request of the holders of not less than a specified percentage of the outstanding securities, must, take such action as it may deem appropriate to protect and enforce the rights of the security holders. Certain indentures provide that the indenture trustee or a specified percentage of the holders of the outstanding securities have the right to declare all or a portion of the principal and accrued interest on the outstanding securities immediately due and payable upon the occurrence of certain events of default, subject to the issuer’s right to cure, if applicable. Generally, an indenture will contain a provision entitling the indenture trustee thereunder to be indemnified by the security holders prior to proceeding to exercise any right or power under such indenture with respect to such securities at the request of such security holders. An indenture is also likely to limit a security holder’s right to institute certain actions or proceedings to pursue any remedy under the indenture unless certain conditions are satisfied, including consent of the indenture trustee, that the proceeding be brought for the ratable benefit of all holders of the security, and/or the indenture trustee, after being requested to institute a proceeding by the owners of at least a specified minimum percentage of the securities, shall have refused or neglected to comply with such request within a reasonable time.

         Each Underlying Securities Indenture or Underlying Security may include some, all or none of the foregoing provisions or variations thereof or additional events of default not discussed herein. The prospectus supplement with respect to any series of certificates will describe the events of default under the Underlying
Securities with respect to any Concentrated Underlying Security (“Underlying Security Events of Default”) and
applicable remedies with respect thereto. With respect to any trust comprised of a pool of securities, the applicable prospectus supplement will describe certain common Underlying Security Events of Default with respect to such pool. There can be no assurance that any such provision will protect the trust, as a holder of the
Underlying Securities, against losses. If an Underlying Security Event of Default occurs and the indenture trustee as a holder of the Underlying Securities is entitled to vote or take such other action to declare the principal amount of an Underlying Security and any accrued and unpaid interest thereon to be due and payable, the certificateholders’ objectives may differ from those of holders of other securities of the same series and class as any Underlying Security (“Outstanding Debt Securities”) in determining whether to declare the acceleration of the Underlying Securities.

         Subordination.  As specified in the applicable prospectus supplement, certain of the Underlying
Securities with respect to any trust may be either senior (“Senior Underlying Securities”) or subordinated
(“Subordinated Underlying Securities”) in right to payment to other existing or future indebtedness of the issuer of the Underlying Securities. With respect to Subordinated Underlying Securities, to the extent of the subordination provisions of such securities, and after the occurrence of certain events, security holders and direct creditors whose claims are senior to Subordinated Underlying Securities, if any, may be entitled to receive payment of the full amount due thereon before the holders of any subordinated debt securities are entitled to receive payment on account of the principal (and premium, if any) or any interest on such securities.
Consequently, the trust as a holder of subordinated debt may suffer a greater loss than if it held unsubordinated debt of the issuer of the Underlying Securities. There can be no assurance, however, that in the event of a bankruptcy or similar proceeding the trust as a holder of Senior Underlying Securities would receive all payments in respect of such securities even if holders of subordinated securities receive amounts in respect of such securities. Reference is made to the prospectus supplement used to offer any series of certificates for a description of any subordination provisions with respect to any Concentrated Underlying Securities and the percentage of Senior Underlying Securities and Subordinated Underlying Securities, if any, in a trust comprised of a pool of securities.

         Secured Obligations.  Certain of the Underlying Securities with respect to any trust may represent secured obligations of the issuer of the Underlying Securities (“Secured Underlying Securities”). Generally,
unless an event of default shall have occurred and is continuing, or with respect to certain collateral or as otherwise specified in the indenture pursuant to which such securities were offered and sold, an issuer of secured obligations has the right to remain in possession and retain exclusive control of the collateral securing a security and to collect, invest and dispose of any income related to the collateral. The indenture pursuant to which any secured indebtedness is issued may also contain provisions for release, substitution or disposition of collateral under specified circumstances with or without the consent of the indenture trustee or upon the direction of not less than a specified percentage of the security holders. The indenture pursuant to which any secured indebtedness is issued will also provide for the disposition of the collateral upon the occurrence of specified events of default with respect thereto. In the event of a default in respect of any secured obligation, security holders may experience a delay in payments on account of

                                                          24

principal (and premium, if any) or any interest on such securities pending the sale of any collateral and prior to or during such period the related collateral may decline in value. If proceeds of the sale of collateral following an indenture event of default are insufficient to repay all amounts due in respect of any secured obligations, the holders of such securities (to the extent not repaid from the proceeds of the sale of the collateral) would have only an unsecured claim ranking pari passu with the claims of all other general unsecured creditors.

         The Underlying Securities Indenture with respect to any Secured Underlying Security may include, some, all or none of the foregoing provisions or variations thereof. The prospectus supplement used to offer any series of certificates which includes Concentrated Underlying Securities which are Secured Underlying Securities, will describe the security provisions of the Underlying Securities and the related collateral. With respect to any trust comprised of a pool of securities, a substantial portion of which are Secured Underlying Securities, the applicable prospectus supplement will disclose general information with respect to such security provisions and the collateral.

         Trust Preferred Securities.  As specified in the applicable prospectus supplement, a trust may include one or more Trust Preferred Securities. Trust Preferred Securities are preferred equity securities issued by a trust, such as a Delaware statutory business trust, established for the purpose of issuing common and preferred equity securities and investing the proceeds in certain subordinated debt obligations. The subordinated debt obligations are issued by the parent of the trust, i.e., the company to whom the trust issues its common equity securities, or by an affiliate of such parent. Trust Preferred Securities generally have economic characteristics that mirror those of the subordinated debt obligations that are the trusts’ principal assets. Specifically, the
Trust Preferred Securities generally have a liquidation preference equal to the principal balance of the subordinated debt obligations and are subject to mandatory redemption on the maturity date of the subordinated debt obligations, or such earlier date as the issuer optionally prepays the subordinated debt. The Trust
Preferred Securities generally pay dividends at a rate approximately equal to the interest rate on the subordinated debt obligations, and such dividends and interest payments generally are due on or about the same date.

         The trusts that issue Trust Preferred Securities generally have no assets other than the subordinated debt obligations issued by such trusts’ affiliates. Such subordinated debt obligations are subordinated to all other unsubordinated debt of such affiliates, including such debt issued subsequent to issuance of such subordinated debt obligations.

         In view of the relationship of the trusts that issue Trust Preferred Securities to their parent companies and in view of certain undertakings by such parents, such trusts in each case will not file reports under the Exchange Act so long as their parent companies file reports under the Exchange Act.

         Equipment Trust Certificates.  As specified in the related prospectus supplement, a trust may include one or more Equipment Trust Certificates.  Equipment Trust Certificates are generally issued, in one or more classes, by a trust or other special purpose legal entity that owns equipment or by an owner/operator of the equipment, including airlines (an “ETC Issuer”).  Such obligations of the ETC Issuers are secured by mortgages of the equipment and, in the case of special purpose ETC Issuers, typically are supported by assignments of lease payments on equipment under leases to operators of the equipment.  Pass-through Equipment Trust Certificates are issued by a trust or other special purpose legal entity that holds Equipment Trust Certificates of other ETC
Issuers.

         The ETC Issuer which is an owner/operator of the equipment or the lessee of the equipment from the ETC
Issuer which is a special purpose legal entity is referred to as the “ETC Credit Entity.”  In view of the relationship of special purpose ETC Issuers to ETC Credit Entities, ETC Issuers generally will not file reports under the Exchange Act.

         Asset-Backed Securities. As specified in the applicable prospectus supplement, a trust may include one or more Asset-Backed Securities. Asset-Backed Securities may be asset-backed notes or pass-through certificates, in each case issued by a trust or other special-purpose entity. Asset-backed notes are secured by, and pass-through certificates represent an interest in, a fixed or revolving pool of financial assets. Such financial assets may consist of secured or unsecured consumer or other receivables, such as automobile loans or contracts, automobile leases, credit card receivables, home equity or other mortgage loans, trade receivables, floor plan (inventory) loans, automobile leases, equipment leases, and other assets that produce streams of payments. Asset-backed notes generally are issued pursuant to indentures and pass-through certificates generally are issued pursuant to pooling and servicing

                                                          25

agreements. A separate servicing agreement typically is executed in connection with asset-backed notes (such servicing agreements, indentures and pooling and servicing agreements, the “Asset-Backed Agreements”).

         The Asset-Backed Agreements provide for the appointment of a trustee and the segregation of the transferred pool of assets from the other assets of the transferor. Such segregation generally is only required to the extent necessary to perfect the interest of the trustee in the assets against claims of unsecured creditors of the transferor of the assets. Where so required by the Uniform Commercial Code (the “UCC”) (for instance, home equity loan notes) certain of the documents evidencing the underlying receivables are delivered to the possession of the trustee or other custodian for the holders of the Asset-Backed Securities. In the case of most assets, either no documents evidence the receivables (for instance, credit card receivables) or documents exist, but the UCC does not require their possession to perfect a transfer (for instance, automobile installment sales contracts). In these cases, the transferor segregates the assets only on its own books and records, such as by marking its computer files, and perfects the trustee’s interest by filing a financing statement under the UCC.
This method of segregation and perfection presents the risk that the trustee’s interest in the assets could be lost as a result of negligence or fraud, such that the trustee and the Asset-Backed Security holders become unsecured creditors of the transferor of the assets.
         Static Pool Data.  If specified in the related prospectus supplement for any series of certificates for which the Underlying Securities include Asset-Backed Securities, static pool data with respect to the delinquency, cumulative loss and prepayment data for the sponsor or other person specified in the related prospectus supplement will be provided.  The related prospectus supplement will specify how the static pool data will be provided.  If the static pool data is to be provided through a Web site, the related prospectus supplement will contain the Web site address.  Alternatively, static pool data may be included directly in the prospectus supplement or incorporated therein by reference from a report filed by the Depositor on Form 8-K.

Government Securities.

         Government Securities will be either:

              o   GSE Securities;

              o   GTCs;

              o   Treasury Securities; or

              o   Foreign Government Securities.

         No series of certificates, including any series for which the Underlying Securities include Government
Securities, will be insured or guaranteed by the United States or any other government or by any U.S. sponsored entity or any other domestic or foreign governmental agency or instrumentality.

         GSE Securities.  As specified in the applicable prospectus supplement, the obligations of one or more of the following GSEs may be included in a trust: Federal National Mortgage Association, Federal Home Loan Mortgage
Corporation, Student Loan Marketing Association, Resolution Funding Corporation, Federal Home Loan Banks (to the
extent such obligations represent the joint and several obligations of the twelve Federal Home Loan Banks),
Tennessee Valley Authority and Federal Farm Credit Banks. GSE debt securities generally are exempt from registration under the Securities Act pursuant to Section 3(a)(2) of the Securities Act (or are deemed by statute to be so exempt) and are not required to be registered under the Exchange Act. The securities of any GSE will be included in a trust only to the extent (A) its obligations are supported by the full faith and credit of the U.S.
government or (B) the organization makes publicly available its annual report, which shall include financial statements or similar financial information with respect to the organization. Based on information contained in the offering document pursuant to which any GSE issuer’s securities were originally offered, the applicable prospectus supplement will specify information with respect to the public availability of information with respect to any GSE issuer the debt securities of which constitute more than ten percent of the Underlying
Securities for any series of certificates as of the date of the prospectus supplement. The specific terms and conditions of the Underlying Securities will be specified in the applicable prospectus supplement.

                                                          26

         In the case of a GSE issuer there will generally be a fiscal agent with respect to any related
Underlying Security whose actions will be governed by a fiscal agency agreement. A fiscal agent is not a trustee for the holders of the Underlying Securities and does not have the same responsibilities or duties to act for the holders of a GSE’s securities as would a trustee. Unless otherwise specified in the applicable prospectus supplement, the Underlying Securities with respect to any GSE issuer will not be guaranteed by the United States and do not constitute a debt or obligation of the United States or of any agency or instrumentality thereof other than the related GSE.

         Contractual and Statutory Restrictions.  A GSE issuer and the related Underlying Securities may be subject to contractual and statutory restrictions which may provide some protection to securityholders against the occurrence or effects of specified events. Unless otherwise specified in the applicable prospectus supplement, each GSE is limited to the activities as will promote its statutory purposes as set forth in the publicly available information with respect to the issuer. See “Description of the Deposited Assets-Publicly
Available Information” in the applicable prospectus supplement. A GSE’s promotion of its statutory purposes, as well as its statutory, structural and regulatory relationships with the federal government may cause or require the GSE to conduct its business in a manner that differs from that an enterprise which is not a GSE might employ.

         Neither the United States nor any agency thereof is obligated to finance any GSE issuer’s operations or to assist a GSE issuer in any manner. Prospective purchasers should consult the publicly available information with respect to each GSE issuer for a more detailed description of the regulatory and statutory restrictions on the related GSE’s activities.

         Events of Default.  Underlying Securities issued by a GSE Issuer may provide that any one of a number of specified events will constitute an event of default with respect to the securities issued thereunder. Events of default typically include the following or variations thereof:

     o   failure by the issuer to pay an installment of interest or principal on the securities at the time required (subject to any specified grace period) or to redeem any of the securities when required
         (subject to any specified grace period);

     o   failure by the issuer to observe or perform any covenant, agreement or condition contained in the securities or the indenture or authorizing legislation or regulation, as the case may be, which failure is materially adverse to security holders and continues for a specified period after notice thereof is given to the issuer by the fiscal agent or the holders of not less than a specified percentage of the outstanding securities; and

     o   failure by the issuer to make any required payment of principal (and premium, if any) or interest with respect to certain of the other outstanding debt obligations of the issuer or the acceleration by or on behalf of the holders thereof of such securities.

         GTCs.  As specified in the applicable prospectus supplement, a trust may include one or more GTCs. GTCs are certificates evidencing undivided fractional interests in a trust, the assets of which consist of promissory notes (the “GTC Notes”), payable in U.S. Dollars, of a certain foreign government, backed a full faith and credit guaranty issued by the United States of America, acting through the Defense Security Assistance Agency of the
Department of Defense, of the due and punctual payment of 90% of all payments of principal and interest due on the GTC Notes and a security interest in collateral, consisting of non-callable securities issued or guaranteed by the United States government thereof, sufficient to pay the remaining 10% of all payments of principal and interest due on the GTC Notes.

         Treasury Securities.  Treasury Securities are securities issued or guaranteed by the United States of
America or by any of its agencies if the full faith and credit of the United States of America is pledged for their payment.

         Foreign Government Securities.  As specified in the applicable prospectus supplement, Foreign Government
Securities are obligations guaranteed or issued by one or more foreign governments or any political subdivision or agency or instrumentality thereof.

                                                          27

Principal Economic Terms Of Underlying Securities

         Reference is made to the applicable prospectus supplement for each series of certificates for a description of the following terms, as applicable, of any Concentrated Underlying Security:

         (i)      the title and series of such Underlying Securities, and the aggregate principal amount, denomination and form thereof;

         (ii)     whether such securities are senior or subordinated to any other obligations of the issuer of the Underlying Securities;

         (iii)    whether any of the obligations are secured or unsecured and the nature of any collateral;

         (iv)     the limit, if any, upon the aggregate principal amount of such debt securities;

         (v)      the dates on which, or the range of dates within which, the principal of (and premium, if any,
                  on) such debt securities will be payable;

         (vi)     the rate or rates or the method of determination thereof, at which such Underlying Securities will bear interest, if any (the “Underlying Securities Rate”); the date or dates from which such interest will accrue (the “Underlying Securities Interest Accrual Periods”); and the dates on which such interest will be payable (the “Underlying Securities Payment Dates”);

         (vii)    the obligation, if any, of the issuer of the Underlying Securities to redeem the Outstanding
                  Debt Securities pursuant to any sinking fund or similar provisions, or at the option of a holder thereof, and the periods within which or the dates on which, the prices at which and the terms and conditions upon which such debt securities may be redeemed or repurchased, in whole or in part, pursuant to such obligation;

         (viii)   the periods within which or the dates on which, the prices at which and the terms and conditions upon which such debt securities may be redeemed, if any, in whole or in part, at the option of the issuer of the Underlying Securities;

         (x)      whether the Underlying Securities were issued at a price lower than the principal amount thereof;

         (xi)     if other than U.S. dollars, the foreign or composite currency in which such debt securities are denominated, or in which payment of the principal of (and premium, if any) or any interest on such Underlying Securities will be made (the “Underlying Securities Currency”), and the circumstances, if any, when such currency of payment may be changed;

         (xii)    material events of default or restrictive covenants provided for with respect to such
                  Underlying Securities;

         (xiii)   the rating thereof, if any; and

         (xiv)    any other material terms of such Underlying Securities.

         With respect to a trust containing a pool of Underlying Securities, the applicable prospectus supplement will describe the composition of the Underlying Securities pool as of the Cut-off Date, certain material events of default or restrictive covenants common to the Underlying Securities, and, on an aggregate, percentage or weighted average basis, as applicable, the characteristics of the pool with respect to the terms set forth in
(ii), (iii), (v), (vi), (vii), (viii) and (ix) of the preceding paragraph and any other material terms regarding such pool of securities.

                                                          28

Other Deposited Assets

         In addition to the Underlying Securities, the Depositor may also deposit into a trust, or the trustee on behalf of the certificateholders of a trust may enter into an agreement constituting or providing for the purchase of, to the extent described in the related prospectus supplement, certain assets that will be used to alter the payment characteristics of the cash flows from the trust and whose primary purpose is not to provide credit enhancement relating to the Underlying Securities or the certificates.  The assets will consist of derivatives such as puts, calls, interest rate swaps, currency swaps, floors, caps and collars, cash and assets ancillary or incidental to the foregoing (all such assets for any given series, together with the related
Underlying Securities, the “Deposited Assets”).  The applicable prospectus supplement will describe the name of the counterparty of the derivative, its organizational form and the general character of its business.  It will also describe the operation and material terms of the derivative, any material substitution provisions, and whether the significance percentage related to the derivative is less than 10%, at least 10% but less than 20%, or 20% or more. The “significance percentage” of any such derivative will be the Depositor’s reasonable good faith estimate of the maximum probable exposure represented by the derivative instrument made in substantially the same manner as that used in the Depositor's internal risk management process in respect of similar instruments expressed as a percentage of the principal balance of the class or classes of certificates covered by the derivative.  If the significance percentage, determined as set forth above and in the related prospectus supplement, is 20% or more, the Depositor will provide (or incorporate by reference to the extent permitted under
Item 1100(c)(1) of Regulation AB) audited financial information with respect to the derivative counterparty, or if the significance percentage is 10% or more but less than 20%, summary financial information as further described in the related prospectus supplement.

         The Deposited Assets for a given series of certificates and the related trust will not constitute
Deposited Assets for any other series of certificates and the related trust and the certificates of each class of a given series possess an equal and ratable undivided ownership interest in such Deposited Assets. The applicable prospectus supplement may, however, specify that certain assets constituting a part of the Deposited Assets relating to any given series may be beneficially owned solely by or deposited solely for the benefit of one class or a group of classes within such series. In such event, the other classes of such series will not possess any beneficial ownership interest in those specified assets constituting a part of the Deposited Assets.

Credit Support

         As specified in the applicable prospectus supplement for a given series of certificates, the trust for any series of certificates may include, or the certificateholders of such series (or any class or group of classes within such series) may have the benefit of, credit support for any class or group of classes within such series. Credit support may be provided by any combination of the following means described below.  The applicable prospectus supplement will specify whether the trust for any class or group of classes of certificates contains, or the certificateholders of such certificates have the benefit of, credit support and, if so, the amount, type and other relevant terms of each element of credit support with respect to any such class or classes and certain information with respect to the obligors of each element, including audited financial information with respect to any obligor providing credit support for 20% or more of the aggregate principal amount of such class or classes unless such obligor is subject to the informational requirements of the Exchange Act.  For any obligor providing credit support for 10% or more but less than 20% of the aggregate principal amount of any class or classes of certificates, summary financial information on such obligor will be provided in the applicable prospectus supplement.

         Subordination. As discussed below under “-Collections,” the rights of the certificateholders of any given class within a series of certificates to receive collections from the trust for such series and any credit support obtained for the benefit of the certificateholders of such series (or classes within such series) may be subordinated to the rights of the certificateholders of one or more other classes of such series to the extent described in the applicable prospectus supplement. Such subordination accordingly provides some additional credit support to those certificateholders of those other classes. For example, if losses are realized during a given period on the Deposited Assets relating to a series of certificates such that the collections received thereon are insufficient to make all distributions on the certificates of such series, those realized losses would be allocated to the certificateholders of any class of any such series that is subordinated to another class, to the extent and in the manner specified in the applicable prospectus supplement. In addition, if so specified in the applicable prospectus supplement, certain amounts otherwise payable to certificateholders of any class that is subordinated to another class may be required to

                                                          29

be deposited into a reserve account. Amounts held in any reserve account may be applied as described below under
“-Reserve Accounts” and in the applicable prospectus supplement.

         If so specified in the applicable prospectus supplement, the credit support for any series or class of certificates may include, in addition to the subordination of certain classes of such series and the establishment of a reserve account, any of the other forms of credit support described below. Any such other forms of credit support that are solely for the benefit of a given class will be limited to the extent necessary to make required distributions to the certificateholders of such class or as otherwise specified in the applicable prospectus supplement. In addition, if so specified in the applicable prospectus supplement, the obligor of any other forms of credit support may be reimbursed for amounts paid pursuant to such credit support out of amounts otherwise payable to one or more of the classes of the certificates of such series.

         Letter of Credit; Surety Bond.  The certificateholders of any series (or class or group of classes of certificates within such series) may, if specified in the applicable prospectus supplement, have the benefit of a letter or letters of credit issued by a bank or a surety bond or bonds issued by a surety company. In either case, the trustee or such other person specified in the applicable prospectus supplement will use its reasonable efforts to cause the letter of credit or the surety bond, as the case may be, to be obtained, to be kept in full force and effect (unless coverage thereunder has been exhausted through payment of claims) and to pay, unless otherwise specified in the applicable prospectus supplement in a timely manner the fees or premiums therefor. The trustee or such other person specified in the applicable prospectus supplement will make or cause to be made draws under the letter of credit or the surety bond, as the case may be, under the circumstances and to cover the amounts specified in the applicable prospectus supplement. Any amounts otherwise available under the letter of credit or the surety bond will be reduced to the extent of any prior unreimbursed draws thereunder. The applicable prospectus supplement will specify the manner, priority and source of funds by which any such draws are to be repaid.

         Unless otherwise specified in the applicable prospectus supplement, in the event that the letter of credit bank or the surety, as applicable, ceases to satisfy any credit rating or other applicable requirements specified in the applicable prospectus supplement, the trustee or such other person specified in the applicable prospectus supplement will use its reasonable efforts to obtain or cause to be obtained a substitute letter of credit or surety bond, as applicable, or other form of credit enhancement providing similar protection, that meets such requirements and provides the same coverage to the extent available for the same cost. There can be no assurance that any letter of credit bank or any surety, as applicable, will continue to satisfy such requirements or that any such substitute letter of credit, surety bond or similar credit enhancement will be available providing equivalent coverage for the same cost. To the extent not so available, the credit support otherwise provided by the letter of credit or the surety bond (or similar credit enhancement) may be reduced to the level otherwise available for the same cost as the original letter of credit or surety bond.

         Reserve Accounts.  If so specified in the applicable prospectus supplement, the trustee or such other person named in the prospectus supplement will deposit or cause to be deposited into a reserve account maintained with an eligible institution (which may be the trustee) any combination of cash or permitted investments in specified amounts, which will be applied and maintained in the manner and under the conditions specified in such prospectus supplement. In the alternative or in addition to such deposit, a reserve account may be funded through application of a portion of collections received on the Deposited Assets for a given series of certificates, in the manner and priority specified in the applicable prospectus supplement. Amounts deposited in such reserve account may be distributed to certificateholders of such class or group of classes within such series, or may be used for other purposes, in the manner and to the extent specified in the applicable prospectus supplement.
Amounts deposited in any reserve account will be invested in certain permitted investments by, or at the direction of, the trustee, or such other person named in the applicable prospectus supplement.

Collections

         The trust agreement will establish procedures by which the trustee or such other person specified in the prospectus supplement is obligated to administer the related Deposited Assets. This will include making collections of all payments made on the Deposited Assets and depositing the collections from time to time prior to any applicable
Distribution Date into a segregated certificate account maintained or controlled by the trustee for the benefit of such series. An administrative agent, if any is appointed pursuant to the applicable prospectus supplement,

                                                          30

will direct the trustee, and otherwise the trustee will make all determinations, as to the appropriate application of such collections and other amounts available for distribution to the payment of any administrative or collection expenses (such as the administrative fee) and credit support-related ongoing fees (such as insurance premiums, letter of credit fees or any required account deposits) and to the payment of amounts then due and owing on the certificates of such series (and classes within such series), all in the manner and priorities described in the applicable prospectus supplement. The applicable prospectus supplement will specify the collection periods, if applicable, and
Distribution Dates for a given series of certificates and the particular requirements relating to the segregation and investment of collections received on the Deposited Assets during a given collection period or on or by certain specified dates. Amounts received from the Deposited Assets and any credit support obtained for the benefit of certificateholders for a particular series or class of certificates over a specified period may not be sufficient, after payment of all prior expenses and fees for such period, to pay amounts then due and owing to holders of such certificates. The applicable prospectus supplement will also specify the manner and priority by which any Realized
Losses will be allocated among the classes of any series of certificates, if applicable.

         The relative priorities of distributions with respect to collections from the assets of the trust assigned to classes of a given series of certificates may permanently or temporarily change over time upon the occurrence of certain circumstances specified in the applicable prospectus supplement. Moreover, the applicable prospectus supplement may specify that the relative distribution priority assigned to each class of a given series for purposes of payments of certain amounts, such as principal, may be different from the relative distribution priority assigned to each such class for payments of other amounts, such as interest or premium.

                                        DESCRIPTION OF THE TRUST AGREEMENT

General

         The following summary of certain provisions of the trust agreement and the certificates is not complete and is qualified in its entirety by reference to the detailed provisions of the form of trust agreement filed as an exhibit to the registration statement.  Wherever particular defined terms of the trust agreement are referred to, such defined terms are incorporated in this prospectus by reference as part of the statement made, and the statement is qualified in its entirety by such reference.

Sale Or Assignment Of Deposited Assets

         At the time of issuance of any series of certificates, the Depositor will cause the Underlying
Securities to be included in the related trust, and any other Deposited Asset specified in the prospectus supplement, to be sold or assigned to the related trustee, together with all principal, premium (if any) and interest received by or on behalf of the Depositor on or with respect to such Deposited Assets after the cut-off date specified in the prospectus supplement (the “Cut-off Date”), other than principal, premium (if any) and interest due on or before the Cut-off Date and other than any Retained Interest.  The trustee will, concurrently with such sale or assignment, deliver the certificates to the Depositor in exchange for certain assets to be deposited in the trust.  Each Deposited Asset will be identified in a schedule appearing as an exhibit to the trust agreement.  The schedule will include certain statistical information with respect to each Underlying
Security and each other Deposited Asset as of the Cut-off Date, and in the event any Underlying Security is a
Concentrated Underlying Security, the schedule will include, to the extent applicable, information regarding the payment terms of the Underlying Security, the Retained Interest, if any, with respect the Underlying Security, the maturity or terms of the Underlying Security, the rating, if any, of the Underlying Security and certain other information.

         In addition, the Depositor will, with respect to each Deposited Asset, deliver or cause to be delivered to the trustee (or to the custodian) all documents necessary to transfer ownership of such Deposited Asset to the trustee.  The trustee (or such custodian) will review the documents within such period as is permitted in the prospectus supplement, and the trustee (or such custodian) will hold the documents in trust for the benefit of the certificateholders.

         Each of the Depositor and the administrative agent, if any, will make certain representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the trust agreement. Upon a

                                                          31

breach of any such representation of the Depositor or any such administrative agent, as the case may be, which materially and adversely affects the interests of the certificateholders, the Depositor or any such administrative agent, respectively, will be obligated to cure the breach in all material respects.

Collection and Other Administrative Procedures

         General.  With respect to any series of certificates the trustee or such other person specified in the applicable prospectus supplement directly or through sub-administrative agents, will make reasonable efforts to collect all scheduled payments under the Deposited Assets.  The trustee will follow the collection procedures, as it would follow with respect to comparable financial assets that it held for its own account, provided that such procedures are consistent with the trust agreement and any related instrument governing any credit support
(collectively, the “credit support instruments”) and provided that, except as otherwise expressly set forth in the applicable prospectus supplement, it shall not be required to expend or risk its own funds or otherwise incur personal financial liability.

         Sub-Administration.  Any trustee or administrative agent may delegate its obligations in respect of the
Deposited Assets to third parties they deem qualified to perform such obligations (each, a “sub-administrative agent”).  However, the trustee or administrative agent will remain obligated with respect to such obligations under the trust agreement.  Each sub-administrative agent will be required to perform the customary functions of an administrator of comparable financial assets, including, if applicable, collecting payments from obligors and remitting such collections to the trustee; maintaining accounting records relating to the Deposited Assets, attempting to cure defaults and delinquencies; and enforcing any other remedies with respect to the Deposited
Assets all as and to the extent provided in the applicable sub-administration agreement.

         The agreement between any administrative agent or trustee and a sub-administrative agent will be consistent with the terms of the trust agreement and the assignment to the sub-administrator by itself will not result in a withdrawal or downgrading of the rating of any class of certificates issued by the terms of the trust agreement.  Although each such sub-administration agreement will be a contract solely between such administrative agent and the sub-administrative agent, the applicable trust agreement will provide that, if for any reason the administrative agent for the series of certificates is no longer acting in such capacity, the trustee or any successor administrative agent must recognize the sub-administrative agent’s rights and obligations under the sub-administration agreement.

         The administrative agent or trustee will be solely liable for all fees owed by it to any sub-administrative agent, irrespective of whether the compensation of the administrative agent or trustee, as applicable, by the terms of the trust agreement with respect to the particular series of certificates is sufficient to pay such fees.  However, a sub-administrative agent may be entitled to a Retained Interest in certain Deposited Assets to the extent provided in the related prospectus supplement.  Each sub-administrative agent will be reimbursed by the administrative agent, if any, or otherwise the trustee for certain expenditures which it makes, generally to the same extent the administrative agent or trustee, as applicable, would be reimbursed under the terms of the trust agreement relating to such series.  See “-Retained Interest;
Administrative Agent Compensation and Payment of Expenses.”

         The administrative agent or trustee may require any sub-administrative agent to agree to indemnify the administrative agent or trustee, as applicable, for any liability or obligation sustained in connection with any act or failure to act by the sub-administrative agent.

         Realization upon Defaulted Deposited Assets.  Unless otherwise specified in the applicable prospectus supplement, the trustee, on behalf of the certificateholders of a given series (or any class or classes within such series), will present claims under each applicable credit support instrument, and will take reasonable steps as are necessary to receive payment or to permit recovery with respect to defaulted Deposited Assets.  As set forth above, all collections by or on behalf of the trustee or administrative agent under any credit support instrument are to be deposited in the Certificate Account for the related trust, subject to withdrawal as described above.

         Unless otherwise provided in the applicable prospectus supplement, if recovery on a defaulted Deposited Asset under any related credit support instrument is not available, the trustee will be obligated to follow or cause to be followed normal practices and procedures as it deems necessary or advisable to realize upon the defaulted Deposited
Asset. However, except as otherwise expressly provided in the applicable prospectus supplement, it shall

                                                          32

not be required to expend or risk its own funds or otherwise incur personal financial liability. If the proceeds of any liquidation of the defaulted Deposited Asset are less than the sum of (i) the outstanding principal balance of the defaulted Deposited Asset, (ii) interest accrued but unpaid on the Deposited Assets at the applicable interest rate and (iii) the aggregate amount of expenses incurred by the administrative agent and the trustee in connection with such proceedings to the extent reimbursable from the assets of the trust under the trust agreement, the trust will realize a loss in the amount of such difference. Only if and to the extent provided in the applicable prospectus supplement, the administrative agent or trustee, as so provided, will be entitled to withdraw or cause to be withdrawn from the related Certificate Account out of the net proceeds recovered on any defaulted Deposited Asset, prior to the distribution of such proceeds to certificateholders, amounts representing its normal administrative compensation on the Deposited Asset, unreimbursed administrative expenses incurred with respect to the Deposited Asset and any unreimbursed advances of delinquent payments made with respect to the Deposited Asset.

Retained Interest; Administrative Agent Compensation and Payment of Expenses

         The prospectus supplement for a series of certificates will specify whether there will be any Retained
Interest in the Deposited Assets, and, if so, the owner of the Retained Interest.  A Retained Interest will be established on an asset-by-asset basis and will be specified in an exhibit to the applicable series supplement to the trust agreement.  A Retained Interest in a Deposited Asset represents a specified interest in the Deposited
Asset.  Payments in respect of the Retained Interest will be deducted from payments on the Deposited Assets as received and, in general, will not be deposited in the applicable certificate account or become a part of the related trust.  Unless otherwise provided in the applicable prospectus supplement, any partial recovery of interest on a Deposited Asset, after deduction of all applicable administration fees, will be allocated between the Retained Interest (if any) and interest distributions to certificateholders on a pari passu basis.

         The applicable prospectus supplement will specify the administrative agent’s, if any, and the trustee’s compensation, and the source, manner and priority of payment of the compensation of administrative agent and trustee, with respect to a given series of certificates.

         If and to the extent specified in the applicable prospectus supplement, in addition to amounts payable to any sub-administrative agent, the administrative agent, if any; and otherwise the trustee will pay from its compensation certain expenses incurred in connection with its administration of the Deposited Assets, including, without limitation, payment of the fees and disbursements of the trustee, if applicable, and independent accountants, payment of expenses incurred in connection with distributions and reports to certificateholders, and payment of any other expenses described in the related prospectus supplement.

Advances in Respect of Delinquencies

         Unless otherwise specified in the applicable prospectus supplement, the administrative agent or the trustee will have no obligation to make any advances with respect to collections on the Deposited Assets or in favor of the certificateholders of the related series of certificates.  However, to the extent provided in the applicable prospectus supplement, the administrative agent or the trustee will advance on or before each
Distribution Date its own funds or funds held in the certificate account for such series that are not part of the funds available for distribution for such Distribution Date.  The amount of funds advanced will equal the aggregate of payments of principal, premium (if any) and interest (net of related administration fees and any
Retained Interest) with respect to the Deposited Assets that were due during the related Collection Period (as defined in the related prospectus supplement) and were delinquent on the related Determination Date, subject to
(i) any such administrative agent’s or trustee’s good faith determination that such advances will be reimbursable from Related Proceeds (as defined below) and (ii) such other conditions as may be specified in the prospectus supplement.

         Advances are intended to maintain a regular flow of scheduled interest, premium (if any) and principal payments to holders of the class or classes of certificates entitled to Advances, rather than to guarantee or insure against losses. Unless otherwise provided in the related prospectus supplement, advances of an administrative agent’s or trustee’s funds will be reimbursable only out of related recoveries on the Deposited Assets (and amounts received under any form of credit support) for such series with respect to which such advances were made (as to any Deposited Assets, the “Related Proceeds”); provided, however, that any advance will be reimbursable from any amounts in the certificate account for the series to the extent that the administrative agent or trustee shall determine,

                                                          33

in its sole judgment, that the advance (a “Nonrecoverable Advance”) is not ultimately recoverable from
Related Proceeds. If advances have been made by the administrative agent or trustee from excess funds in the certificate account for any series, the administrative agent or trustee will replace the funds in such certificate account on any future Distribution Date to the extent that funds in the certificate account on the Distribution Date are less than payments required to be made to certificateholders on such date. If so specified in the related prospectus supplement, the obligations, if any, of an administrative agent or trustee to make advances may be secured by a cash advance reserve fund or a surety bond. If applicable, information regarding the characteristics of, and the identity of any obligor on, any such surety bond, will be set forth in the related prospectus supplement.

Certain Matters Regarding the Administrative Agent and the Depositor

         An administrative agent, if any, for each series of certificates under the trust agreement will be named in the related prospectus supplement.  The entity serving as administrative agent for any such series may be the trustee, the Depositor, an affiliate of either or any third party and may have other normal business relationships with the trustee, the Depositor, their affiliates.

         The trust agreement will provide that an administrative agent may resign from its obligations and duties under the trust agreement with respect to any series of certificates only if such resignation, and the appointment of a successor, will not result in a withdrawal or downgrading of the rating of any class of certificates of such series, or upon a determination that its duties under the trust agreement with respect to such series are no longer permissible under applicable law.  No resignation will become effective until the trustee or a successor has assumed the administrative agent’s obligations and duties under the trust agreement with respect to such series.

         The trust agreement will further provide that neither an administrative agent, the Depositor nor any director, officer, employee, or agent of the administrative agent or the Depositor will incur any liability to the related trust or certificateholders for any action taken, or for refraining from taking any action, in good faith under the trust agreement or for errors in judgment; provided, however, that none of the administrative agent, the Depositor nor any such person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties under the trust agreement or by reason of reckless disregard of obligations and duties under the trust agreement.  The trust agreement will further provide that, unless otherwise provided in the applicable series supplement, an administrative agent, the Depositor and any director, officer, employee or agent of the administrative agent or the Depositor will be entitled to indemnification by the related trust and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the trust agreement or the certificates, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties under the trust agreement or by reason of reckless disregard of obligations and duties under the trust agreement.  In addition, the trust agreement will provide that neither an administrative agent nor the Depositor will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to their respective responsibilities under the trust agreement or which in its opinion may cause it to incur any expense or liability.  Each of the administrative agent or the Depositor may, however, in its discretion undertake any action which it may deem necessary or desirable with respect to the trust agreement and the rights and duties of the parties to the trust agreement and the interests of the certificateholders under the trust agreement.  The applicable prospectus supplement will describe how the legal expenses and costs of such action and any liability resulting from such action will be allocated.

         Any person into which an administrative agent may be merged or consolidated, or any person resulting from any merger or consolidation to which an administrative agent is a part, or any person succeeding to the business of an administrative agent, will be the successor of the administrative agent under the trust agreement with respect to the certificates of any given series.

Administrative Agent Termination Events; Rights Upon Administrative Agent Termination Event

         Unless otherwise provided in the related prospectus supplement, “Administrative Agent Termination
Events” under the trust agreement with respect to any given series of certificates will consist of the following:

     o   any failure by an administrative agent to remit to the trustee any funds in respect of collections on the Deposited Assets and credit support, if any, as required under the trust agreement, that continues

                                                          34

         unremedied for five days after the giving of written notice of such failure to the administrative agent by the trustee or the Depositor, or to the administrative agent, the Depositor and the trustee by the holders of such certificates evidencing not less than 25% of the Voting Rights (as defined below);

     o   any failure by an administrative agent duly to observe or perform in any material respect any of its other covenants or obligations under the trust agreement with respect to such series which continues unremedied for thirty days after the giving of written notice of such failure to the administrative agent by the trustee or the Depositor, or to the administrative agent, the Depositor and the trustee by the holders of such certificates evidencing not less than 25% of the Voting Rights; and

     o   specified events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by or on behalf of an administrative agent indicating its insolvency or inability to pay its obligations.

Any additional Administrative Agent Termination Events with respect to any given series of certificates will be set forth in the applicable prospectus supplement.  In addition, the applicable prospectus supplement and the trust agreement will specify as to each matter requiring the vote of holders of certificates of a class or group of classes within a given series, the circumstances and manner in which the Required Percentage (as defined below) applicable to each matter is calculated.  “Required Percentage” means with respect to any matter requiring a vote of holders of certificates of a given series, the specified percentage (computed on the basis of outstanding Stated Amount or Notional Amount, as applicable) of certificates of a designated class or group of classes within such series (either voting as separate classes or as a single class) applicable to such matter, all as specified in the applicable prospectus supplement and the trust agreement.  “Voting Rights” evidenced by any certificate will be the portion of the voting rights of all the certificates in the related series allocated in the manner described in the related prospectus supplement.

         Unless otherwise specified in the applicable prospectus supplement, so long as an Administrative Agent
Termination Event under the trust agreement with respect to a given series of certificates remains unremedied, the Depositor or the trustee may, and at the direction of holders of such certificates evidencing not less than the Required Percentage of the Voting Rights, the trustee will, terminate all the rights and obligations of the administrative agent under the trust agreement relating to the applicable trust and in and to the related
Deposited Assets (other than any Retained Interest of such administrative agent).  The trustee will then succeed to all the responsibilities, duties and liabilities of the administrative agent under the trust agreement with respect to such series (except that if the trustee is prohibited by law from obligating itself to make advances regarding delinquent Deposited Assets, then the trustee will not be so obligated) and will be entitled to similar compensation arrangements.  In the event that the trustee is unwilling or unable to act, it may or, at the written request of the holders of such certificates evidencing not less than the Required Percentage of the
Voting Rights, it will appoint, or petition a court of competent jurisdiction for the appointment of an administration agent acceptable to the rating agency with a net worth at the time of such appointment of at least
$15,000,000 to act as successor to such administrative agent under the trust agreement with respect to such series.  Pending such appointment, the trustee is obligated to act in such capacity (except that if the trustee is prohibited by law from obligating itself to make advances regarding delinquent Deposited Assets, then the trustee will not be so obligated).  The trustee and any such successor may agree upon the compensation be paid to such successor, which in no event may be greater than the compensation payable to such administrative agent under the trust agreement with respect to such series.

         No certificateholder will have the right under the trust agreement to institute any proceeding with respect to the trust agreement unless the holder previously has given to the trustee written notice of breach and unless the holders of certificates evidencing not less than the Required Percentage of the Voting Rights have made written request upon the trustee to institute such proceeding in its own name as trustee under the trust agreement and have offered to the trustee reasonable indemnity, and the trustee for fifteen days has neglected or refused to institute any such proceeding.  The trustee, however, is under no obligation to exercise any of the trusts or powers vested in it by the trust agreement or to make any investigation of matters arising under the trust agreement or to institute, conduct or defend any litigation under the trust agreement or in relation to the trust agreement at the request, order or direction of any of the holders of certificates covered by the trust agreement, unless the certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred by the trustee.

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Modification And Waiver

         Unless otherwise specified in the applicable prospectus supplement, the trust agreement for each series of certificates may be amended by the Depositor and the trustee with respect to such series, without notice to or consent of the certificateholders, for specified purposes including:

     o   to cure any ambiguity;

     o   to correct or supplement any provision of the trust agreement which may be inconsistent with any other provision of the trust agreement or in the prospectus supplement;

     o   to add or supplement any credit support for the benefit of any certificateholders (provided that if any such addition affects any series or class of certificateholders differently than any other series or class of certificateholders, then such addition will not, as evidenced by an opinion of counsel, have a material adverse effect on the interests of any affected series or class of certificateholders);

     o   to add to the covenants, restrictions or obligations of the Depositor, the administrative agent, if any, or the trustee for the benefit of the certificateholders;

     o   to add, change or eliminate any other provisions with respect to matters or questions arising under such trust agreement so long as (x) any such addition, change or elimination will not, as evidenced by an opinion of counsel, affect the tax status of the trust or result in a sale or exchange of any certificate for tax purposes and (y) the trustee has received written confirmation from each rating agency rating such certificates that such amendment will not cause such rating agency to qualify, reduce or withdraw the then current rating of the certificates; or

     o   to comply with any requirements imposed by the Code.

         Without  limiting  the  generality  of  the  foregoing,  unless  otherwise  specified  in  the  applicable prospectus  supplement,  the trust  agreement  may also be modified or amended from time to time by the  Depositor, and the trustee,  with the consent of the holders of certificates  evidencing not less than the Required Percentage of the  Voting  Rights of those  certificates  that are  materially  adversely  affected  by such  modification  or amendment  for the purpose of adding any  provision  to or  changing  or  eliminating  any  provision  of the trust agreement or of  modifying  in any manner the rights of such  certificateholders;  provided,  however,  that in the event  modification  or  amendment  would  materially  adversely  affect  the rating of any series or class by each rating agency,  the Required  Percentage  specified in the trust  agreement  shall include an additional  specified percentage of the certificates of such series or class.

         Except as otherwise set forth in the applicable prospectus supplement, no such modification or amendment may, however, (i) reduce in any manner the amount of or defer the timing of, distributions or payments which are required to be made on any certificate without the consent of the holder of such certificate or (ii) reduce the aforesaid Required Percentage of Voting Rights required for the consent to any amendment without the consent of the holders of all certificates covered by the trust agreement then outstanding.

         Unless otherwise specified in the applicable prospectus supplement, holders of certificates evidencing not less than the Required Percentage of the Voting Rights of a given series may, on behalf of all certificateholders of that series, (i) waive, insofar as that series is concerned, compliance by the Depositor, the trustee or the administrative agent, if any, with certain restrictive provisions, if any, of the trust agreement before the time for such compliance and (ii) waive any past default under the trust agreement with respect to certificates of that series, except a default in the failure to distribute amounts received as principal of (and premium, if any) or any interest on any such certificate and except a default in respect of a covenant or provision the modification or amendment of which would require the consent of the holder of each outstanding certificate affected by the modification or amendment.

                                                          36

Reports To Certificateholders; Notices

         Reports to Certificateholders.  Unless otherwise provided in the applicable prospectus supplement, with each distribution to certificateholders of any class of certificates of a given series, the administrative agent or the trustee, as provided in the related prospectus supplement, will forward or cause to be forwarded to each such certificateholder, to the Depositor and to such other parties as may be specified in the trust agreement, a statement setting forth:

     o   the amount of such distribution to certificateholders of such class allocable to principal of or interest or premium, if any, on the certificates of such class; and the amount of aggregate unpaid interest as of such Distribution Date;

     o   in the case of certificates with a variable Pass-Through Rate, the Pass-Through Rate applicable to such
         Distribution Date, as calculated in accordance with the method specified in this prospectus and in the related prospectus supplement;

     o   the amount of compensation received by the administrative agent, if any, and the trustee for the period relating to such Distribution Date, and such other customary information as the administrative agent, if any, or otherwise the trustee deems necessary or desirable to enable certificateholders to prepare their tax returns;

     o   if the prospectus supplement provides for advances, the aggregate amount of advances included in such distribution, and the aggregate amount of unreimbursed advances at the close of business on such
         Distribution Date;

     o   the aggregate stated principal amount or, if applicable, notional principal amount of the Deposited
         Assets and the current interest rate on the Deposited Assets at the close of business on such
         Distribution Date;

     o   the aggregate Stated Amount or aggregate Notional Amount, if applicable, of each class of certificates
         (including any class of certificates not offered by this prospectus) at the close of business on such
         Distribution Date, separately identifying any reduction in such aggregate Stated Amount or aggregate
         Notional Amount due to the allocation of any Realized Losses or otherwise; and

     o   as to any series (or class within such series) for which credit support has been obtained, the amount of coverage of each element of credit support included in the series (or class within such series) as of the close of business on such Distribution Date.

         In the case of information furnished with respect to the amounts of distributions or the amounts of compensation of the administrative agent and the trustee, the amounts shall be expressed as a U.S. dollar amount
(or equivalent U.S. dollar amount in any other Specified Currency) per minimum denomination of certificates or for such other specified portion of the certificates.  Within a reasonable period of time after the end of each calendar year, the administrative agent or the trustee, as provided in the related prospectus supplement, shall furnish to each person who at any time during the calendar year was a certificateholder a statement containing the information set forth above with respect to the amounts of distributions or the amounts of compensation of the administrative agent and the trustee, aggregated for such calendar year or the applicable portion of the calendar year during which such person was a certificateholder.  Such obligation of the administrative agent or the trustee, as applicable, will be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the administrative agent or the trustee, as applicable, under any requirements of the Code as are from time to time in effect.

         Notices.  Unless otherwise provided in the applicable prospectus supplement, any notice required to be given to a holder of a registered certificate will be mailed to the last address of such holder set forth in the applicable certificate register.  Any notice required to be given to a holder of a bearer certificate will be published in a daily morning newspaper of general circulation in the city or cities specified in the prospectus supplement relating to such bearer certificate.

                                                          37

Evidence As To Compliance

         The trustee and, if so specified in the related prospectus supplement, any administrative agent will be required to deliver annually to the Depositor, a report (an “Assessment of Compliance”) that assesses compliance by that party with the servicing criteria set forth in Item 1122(d) under the Regulation AB that contains the following:

                  (a)      a statement of the party’s responsibility for assessing compliance with the servicing criteria applicable to it;

                  (b)      a statement that the party used the criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria;

                  (c)      the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar year, setting forth any material instance of noncompliance identified by the party; and

                  (d)      a statement that a registered public accounting firm has issued an attestation report on the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar month.

         Each party that is required to deliver an Assessment of Compliance will also be required to simultaneously deliver a report (an “Attestation Report”) of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the Public Company Accounting
Oversight Board, that expresses an opinion, or states that an opinion cannot be expressed, concerning the party’s assessment of compliance with the applicable servicing criteria.

         The trust agreement may also provide for delivery to the Depositor by the trustee, on or before a specified date in each year, of an annual statement signed by an authorized officer to the effect that after a review, to the best of such officer’s knowledge, the trustee has fulfilled its obligations under the trust agreement throughout the preceding year with respect to any series of certificates.

         Copies of the annual accountants’ statement, if any, and the statement of officers of the trustee may be obtained by certificateholders without charge upon written request to either the administrative agent or the trustee, as applicable, at the address set forth in the related prospectus supplement.

Replacement Certificates

         Unless otherwise provided in the applicable prospectus supplement, if a certificate is mutilated, destroyed, lost or stolen, it may be replaced at the corporate trust office or agency of the applicable trustee in the City and State of New York (in the case of registered certificates) or at the principal London office of the applicable trustee (in the case of bearer certificates), or such other location as may be specified in the applicable prospectus supplement, upon payment by the holder of such expenses as may be incurred by the applicable trustee in connection with the replacement of the certificate and the furnishing of such evidence and indemnity as such trustee may require.  Mutilated certificates must be surrendered before new certificates will be issued.

Termination

         The obligations created by the trust agreement for each series of certificates will terminate upon the payment to certificateholders of that series of all amounts held in the related certificate account or by an administrative agent, if any, and required to be paid to them under the trust agreement following the earlier of
(i) the final payment or other liquidation of the last Deposited Asset subject to the trust agreement or the disposition of all property acquired upon foreclosure or liquidation of any such Deposited Asset and (ii) the purchase of all the assets of the trust by the party entitled to effect such termination, under the circumstances and in the manner set forth in the related prospectus supplement.  In no event, however, will any trust created by the trust agreement continue beyond the respective date specified in the related prospectus supplement.

                                                          38

         Any purchase of Deposited Assets and property acquired in respect of Deposited Assets evidenced by a series of certificates will be made at a price approximately equal to the aggregate fair market value of all the assets in the trust (as determined by the trustee, the administrative agent, if any, and, if different than both such persons, the person entitled to effect such termination), in each case taking into account accrued interest at the applicable interest rate to the first day of the month following such purchase or, to the extent specified in the applicable prospectus supplement, a specified price as described in the applicable prospectus supplement
(such price, a “Purchase Price”).

Duties of the Trustee

         The trustee makes no representations as to the validity or sufficiency of the trust agreement, the certificates of any series or any Deposited Asset or related document.  The trustee is not accountable for the use or application by or on behalf of any administrative agent of any funds paid to the administrative agent or its designee in respect of such certificates or the Deposited Assets, or deposited into or withdrawn from the related certificate account or any other account by or on behalf of the administrative agent.  If no
Administrative Agent Termination Event has occurred and is continuing with respect to any given series, the trustee is required to perform only those duties specifically required under the trust agreement with respect to such series.  However, upon receipt of the various certificates, reports or other instruments required to be furnished to it, the trustee is required to examine such documents and to determine whether they conform to the applicable requirements of the trust agreement.

The Trustee

         The trustee for any given series of certificates under the trust agreement will be named in the related prospectus supplement.  The commercial bank, national banking association or trust company serving as trustee will be unaffiliated with, but may have normal banking relationships with, the Depositor, any administrative agent and their respective affiliates.

                                  LIMITATIONS ON ISSUANCE OF BEARER CERTIFICATES

         In compliance with United States Federal income tax laws and regulations, the Depositor and any underwriter, agent or dealer participating in the offering of any bearer certificate will agree that, in connection with the original issuance of such bearer certificate and during the period ending 40 days after the issue of such bearer certificate, they will not offer, sell or deliver such bearer certificate, directly or indirectly, to a U.S. Person (as defined below) or to any person within the United States, except to the extent permitted under U.S. Treasury regulations.

         Bearer certificates will bear a legend to the following effect: “Any United States Person who holds this obligation will be subject to limitations under the United States income tax laws, including the limitations provided in Sections 165(j) and 1287(a) of the Internal Revenue Code.” The sections referred to in the legend provide that, with certain exceptions, a United States taxpayer who holds bearer certificates will not be allowed to deduct any loss with respect to, and will not be eligible for capital gain treatment with respect to any gain realized on a sale, exchange, redemption or other disposition of, such bearer certificates.

         As used in this prospectus, “United States” means the United States of America and its possessions, and
“U.S. Person” means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States, or an estate or trust the income of which is subject to
United States Federal income taxation regardless of its source.

         Pending the availability of a definitive global security or individual bearer certificates, as the case may be, certificates that are issuable as bearer certificates may initially be represented by a single temporary global security, without interest coupons, to be deposited with a common depositary in London for Euroclear Bank S.A./N.V., as operator of the Euroclear System (“Euroclear”), and Clearstream Banking, societe anonyme
(“Clearstream Banking”) for credit to the accounts designated by or on behalf of the purchasers of such certificates. Following the availability of a definitive global security in bearer form, without coupons attached, or individual bearer certificates and subject to any further limitations described in the applicable rospectus supplement, the temporary global

                                                          39

security will be exchangeable for interests in such definitive global security or for such individual bearer certificates, respectively, only upon receipt of a “Certificate of Non-U.S. Beneficial Ownership.” A
“Certificate of Non-U.S. Beneficial Ownership” is a certificate to the effect that a beneficial interest in a temporary global security is owned by a person that is not a U.S. Person or is owned by or through a financial institution in compliance with applicable U.S. Treasury regulations. No bearer certificate will be delivered in or to the United States. If so specified in the applicable prospectus supplement, interest on a temporary global security will be distributed to each of Euroclear and Clearstream Banking with respect to that portion of such temporary global security held for its account, but only upon receipt as of the relevant Distribution Date of a Certificate of Non-U.S.
Beneficial Ownership.

                                                  CURRENCY RISKS

Exchange Rates and Exchange Controls

         An investment in a certificate having a Specified Currency other than U.S. dollars entails significant risks that are not associated with a similar investment in a security denominated in U.S. dollars.  Such risks include, without limitation, the possibility of significant changes in rates of exchange between the U.S. dollar and such Specified Currency and the possibility of the imposition or modification of foreign exchange controls with respect to such Specified Currency.  Such risks generally depend on factors over which the Depositor has no control, such as economic and political events and the supply of and demand for the relevant currencies.  In recent years, rates of exchange between the U.S. dollar and certain currencies have been highly volatile, and such volatility may be expected in the future.  Fluctuations in any particular exchange rate that have occurred in the past are not necessarily indicative, however, of fluctuations in the rate that may occur during the term of any certificate.  Depreciation of the Specified Currency for a certificate against the U.S. dollar would result in a decrease in the effective yield of such certificate below its Pass-Through Rate and, in certain circumstances, could result in a loss to the investor on a U.S. dollar basis.

         Governments have from time to time imposed, and may in the future impose, exchange controls that could affect exchange rates as well as the availability of a Specified Currency for making distributions in respect of certificates denominated in such currency.  At present, the Depositor has identified the following currencies in which distributions of principal, premium and interest on certificates may be made: euro, U.K. pound sterling,
Australian dollars, Canadian dollars, Danish kroner, Japanese yen, New Zealand dollars and U.S. dollars.
However, certificates distributable with Specified Currencies other than those listed may be issued at any time.
There can be no assurance that exchange controls will not restrict or prohibit distributions of principal, premium or interest in any Specified Currency.  Even if there are no actual exchange controls, it is possible that, on a Distribution Date with respect to any particular certificate, the currency in which amounts then due to be distributed in respect of such certificate are distributable would not be available.  In that event, such payments will be made in the manner set forth above under “Description of Certificates-General” or as otherwise specified in the applicable prospectus supplement.

         As set forth in the applicable prospectus supplement, certain of the Underlying Securities may be denominated in a currency other than the Specified Currency.  Although payments in respect of principal and interest on the certificates will be made in the Specified Currency, such payments may be based in whole or in part upon receipt by the related trust of payments in the Underlying Securities Currency.  An investment in certificates supported by Underlying Securities denominated in a currency other than the Specified Currency entails significant risks not associated with an investment in securities supported by obligations denominated in the same currency as the currency of payment on such securities.  Such risks include, without limitation, the possibility of significant changes in rates of exchange between the Specified Currency and the Underlying
Securities Currency and the possibility of the imposition or modification of foreign exchange controls with respect to either the Specified Currency or the Underlying Securities Currency.

         PROSPECTIVE PURCHASERS SHOULD CONSULT THEIR OWN FINANCIAL AND LEGAL ADVISORS AS TO THE RISKS ENTAILED BY
AN INVESTMENT IN CERTIFICATES DENOMINATED IN A CURRENCY OTHER THAN U.S. DOLLARS.  SUCH CERTIFICATES ARE NOT AN
APPROPRIATE INVESTMENT FOR PERSONS WHO ARE UNSOPHISTICATED WITH RESPECT TO FOREIGN CURRENCY TRANSACTIONS.

                                                          40

         The information set forth in this prospectus is directed to prospective purchasers of certificates who are United States residents.  The applicable prospectus supplement for certain issuances of certificates may set forth certain information applicable to prospective purchasers who are residents of countries other than the
United States with respect to matters that may affect the purchase or holding of, or receipt of distributions of principal, premium or interest in respect of, such certificates.

         Any prospectus supplement relating to certificates having a Specified Currency other than U.S. dollars will contain information concerning historical exchange rates for such currency against the U.S. dollar, a description of such currency, any exchange controls affecting such currency and any other required information concerning such currency.

Payment Currency

         Except as set forth below or unless otherwise provided in the applicable prospectus supplement, if distributions in respect of a certificate are required to be made in a Specified Currency other than U.S. dollars and such currency is unavailable due to the imposition of exchange controls or other circumstances beyond the
Depositor’s control or is no longer used by the government of the country issuing such currency or for the settlement of transactions by public institutions of or within the international banking community, then all distributions in respect of such certificate shall be made in U.S. dollars until such currency is again available or so used.  The amounts so payable on any date in such currency shall be converted into U.S. dollars on the basis of the most recently available Market Exchange Rate for such currency or as otherwise indicated in the applicable prospectus supplement.

Foreign Currency Judgments

         Unless otherwise specified in the applicable prospectus supplement, the certificates will be governed by and construed in accordance with the law of the State of New York.  Courts in the United States customarily have not rendered judgments for money damages denominated in any currency other than the U.S. dollar.  A 1987 amendment to the Judiciary Law of the State of New York provides, however, that an action based upon an obligation denominated in a currency other than U.S. dollars will be rendered in the foreign currency of the underlying obligation and converted into U.S. dollars at the rate of exchange prevailing on the date of the entry of the judgment or decree.

                                     MATERIAL FEDERAL INCOME TAX CONSEQUENCES

         The following is a general discussion of the material federal income tax consequences of owning and disposing of the certificates.  It is based on the Internal Revenue Code of 1986, as amended (the “Code”), the
Treasury Regulations promulgated and proposed thereunder (the “Regulations”), judicial decisions and published administrative rulings and pronouncements of the Internal Revenue Service (the “Service”) and interpretations thereof.  All of these authorities and interpretations are subject to change, and such changes may be applied on a retroactive basis.

         This discussion represents the opinion of tax counsel to the Trust, subject to the qualifications set forth herein.  Except as specifically provided, this discussion does not purport to address the tax consequences of persons other than initial purchasers who are U.S. Certificateholders (as defined below) that hold their certificates as capital assets (within the meaning of Section 1221 of the Code) nor does it discuss all of the tax consequences that may be relevant to particular investors or to investors subject to special treatment under the United States federal income tax laws (such as life insurance companies, retirement plans, regulated investment companies, persons who hold their certificates as part of a “straddle,” a “hedge” or a “conversion transaction,” persons that have a “functional currency” other than the U.S. dollar, investors in pass-through entities and tax-exempt organizations).  This discussion assumes that the Underlying Securities are U.S.
dollar-denominated debt instruments for United States federal income tax purposes.  Underlying Securities that are debt instruments but not denominated in U.S. dollars are considered under “Special Considerations for
Underlying Securities Denominated in a Foreign Currency.”  Underlying Securities that are not debt instruments will be discussed in the Supplement or an attachment thereto.

                                                          41

         U.S. Certificateholder.  For purposes of this discussion, a “U.S. Certificateholder” means a certificateholder that is (i) a citizen or resident of the United States, (ii) a partnership or corporation (or other entity treated like a corporation for federal income tax purposes) organized in or under the laws of the
United States, any state thereof or the District of Columbia, (iii) an estate, the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source, (iv) a trust with respect to which both (A) a court in the U.S. is able to exercise primary authority over its administration and (B) one or more
U.S. persons have the authority to control all of its substantial decisions or (v) a trust that has elected to be treated as a United States person under applicable Regulations.  A “Non-U.S. Certificateholder” means a person that is neither a U.S. Certificateholder nor a certificateholder subject to rules applicable to former citizens and residents of the United States.

         PROSPECTIVE INVESTORS ARE URGED TO CONSULT THEIR TAX ADVISORS WITH REGARD TO THE FEDERAL TAX
CONSEQUENCES OF PURCHASING, HOLDING AND DISPOSING OF THE CERTIFICATES UNDER THEIR OWN PARTICULAR CIRCUMSTANCES,
AS WELL AS THE TAX CONSEQUENCES ARISING UNDER THE LAWS OF ANY LOCAL, STATE OR FOREIGN JURISDICTION TO WHICH THEY
MAY BE SUBJECT.

Tax Status of the Trust

         Classification as Trust.  In the opinion of Orrick, Herrington & Sutcliffe LLP, the Trust will not be classified as a corporation or as a publicly traded partnership taxable as a corporation for federal income tax purposes and, therefore, will not be subject to federal income tax.  Although the matter is not entirely free from doubt, the parties will treat the Trust as a “grantor trust” for federal income tax purposes.  The certificateholders, therefore, will be deemed to own directly their proportionate shares of the Underlying
Securities allocable to their classes of certificates and will generally be required to report on their federal income tax returns their proportionate shares of the Trust’s income and deductions in accordance with their own methods of accounting.  No assurance can be given that the Service will agree with the foregoing classification of the Trust or that if challenged this classification will prevail.

         Classification as Partnership.  If the Trust is classified as a tax partnership, the Trust will not be subject to federal income tax, but each item of income, gain, loss, deduction and credit generated by the
Underlying Securities will be allocated among the certificateholders as partners in accordance with their respective interests. The amount of income reportable by the certificateholders as partners could differ from the amount of income reportable by the certificateholders as grantors of a trust. A cash basis certificateholder treated as a partner, for example, might be required to report income when the Trust accrues the income rather than when the certificateholder receives it and, consequently, might be taxed on more income than received on the certificate.  In addition, partnership characterization may have adverse state or local tax consequences for certificateholders.  Certificateholders are urged to consult with their tax advisors regarding the foregoing.

         Because the Trustee will treat the Trust as a grantor trust for federal income tax purposes, it will not comply with the tax reporting requirements applicable to partnerships.  The remaining discussion assumes that the
Trust is, and the certificates represent interests in, a grantor trust for federal income tax purposes.

Income of U.S. Certificateholders

         In General.  A certificateholder will allocate the purchase price for a certificate among the different
Underlying Securities represented by the certificate in proportion to the relative fair market values of the different Underlying Securities on the purchase date.  The amount allocated to any particular Underlying Security will represent the initial adjusted basis of the certificateholder’s interest in that Underlying Security.
Thereafter, a certificateholder should calculate separately the items of income, gain, loss, deduction and credit with respect to those different interests.

         Certificates Subject to Call. In some cases, the acquisition of a certificate will represent both the purchase of interests in the Underlying Securities and the grant of an option to call the certificate. In that case, the purchase price allocable to the interests in the Underlying Securities should equal the fair market value of such interests and any difference between the fair market value of the interests and the purchase price of the certificate should represent an option premium deemed paid to the certificateholder for writing the option. If the amount of the option. If the amount of the

                                                          42

purchase price allocated to Underlying Securities either exceeds or falls short of the adjusted issue price (as more fully described below, but ordinarily, the principal amount) of the Underlying Securities, then the certificateholder’s interests in the Underlying Securities will have been acquired by the certificateholder either at a premium or a discount. See the discussions below under the captions “Market Discount” and
“Premium.”

         Because of the difficulties of allocating the purchase price of a certificate between a deemed option premium and the Underlying Securities, and the related tax reporting, the Trust generally intends for reporting purposes to treat the deemed option premium as insignificant and allocate any certificate purchase price entirely to the Underlying Securities.  No assurance can be given that the Service will agree with this position and if the Service allocates less of the purchase price to the Underlying Securities and more to the deemed option premium, then the certificateholder may have more discount to take into income or less premium available to use as an offset against interest income.  In addition, although the matter is not entirely free from doubt, such a re-allocation by the Service may allow (but not require) a certificateholder to integrate the option and the
Underlying Securities, treating them as a single “synthetic” debt instrument under Section 1.1275-6 of the
Regulations.

         The Trust will generally not identify the interests in the Underlying Securities and any option as part of an integrated transaction.  The remaining discussion assumes that these positions will not be integrated and that the Trust’s allocation of the purchase price of a certificate will be respected.  Certificateholders are urged to consult with their tax advisors regarding the foregoing.

         Different Income Tax Treatment of Different Classes.  The certificates may be issued in different classes and may represent (i) an interest in the Underlying Securities in full, (ii) an interest in a specified portion of one or more principal payments or interest payments on the Underlying Securities (“Strip
Certificates”) or (iii) an interest in a specified portion of the principal amount of the Underlying Securities and a specified portion of the interest payable on the Underlying Securities (“Fixed Rate and Floating Rate
Certificates”).  These differences affect the income tax treatment of the different classes.

Interests in the Underlying Securities in Full

         For income tax purposes these certificates are equivalent to holding the Underlying Securities and the following considerations apply to their tax treatment.

         Original Issue Discount.  Certain of the  Underlying Securities may have been issued with original issue discount (“OID”) for federal income tax purposes.  In general, the OID on an Underlying Security will equal the difference between the issue price of the Underlying Security and its stated redemption price at maturity
(“SRPM”), which is ordinarily the difference between  the initial price of the Underlying Security to the public and the stated principal amount of the Underlying Security.  OID is deemed to accrue over the term of the
Underlying Security under a constant yield method that takes into account the semi-annual (or more frequent)
compounding of interest.

         Unless a certificateholder acquires its interest in an Underlying Security at a premium (as explained below), if the amount of OID on an Underlying Security exceeds a certain “de minimis” amount, then regardless of its accounting method, a certificateholder will be required to include in gross income OID as it accrues on the
Underlying Security during the period that the certificateholder has an interest in the Underlying Security.
         Contingent Payment Securities.  Certain of the Underlying Securities may have been issued with contingent interest and, as a result, would be subject to the contingent payment rules under the OID provisions of the Code.  The interest on these securities must generally be taken into account whether or not the amount of any payment is fixed or determinable in the taxable year, according to how interest would accrue under a comparable noncontingent OID instrument.

         Market Discount. To the extent the purchase price of a certificate allocated to an Underlying Security is less than the Underlying Security’s adjusted issue price (that is, the initial price of the Underlying Security to the public increased for accrued OID), the certificateholder may acquire its interest in the Underlying Security with “market discount” as defined under Section 1276 of the Code. If the amount of market discount exceeds a certain “de minimis” amount, then the certificateholder will have to recognize as ordinary income its share of any gain realized on the disposition of either the Underlying Security or the Certificate, to the extent such market discount has

                                                          43

accrued. In addition, the certificateholder will have to recognize as ordinary income its share of any partial principal payment on the Underlying Security to the extent market discount has accrued. Alternatively, the certificateholder may elect to recognize and include market discount in income currently. (Because such an election will affect how the certificateholder treats other securities it should only be made after consulting with a tax adviser). In either case, the basis of the certificateholder’s interest in the Underlying Security will increase by the amount of market discount recognized. If the market discount rules apply to one or more Underlying Securities represented by a certificate but a certificateholder does not elect to currently accrue and include market discount in income currently, then the certificateholder may have to defer claiming a deduction for part or all of any interest expense incurred or continued to purchase or carry the certificate.

         Premium.  Depending on how the purchase price of a certificate is allocated among the certificateholder’s interests in the Underlying Securities, the certificateholder’s interests in one or more
Underlying Securities may be purchased with either an acquisition premium or a bond premium.  A certificateholder’s interests in an Underlying Security is purchased with acquisition premium if the purchase price allocated to the Underlying Security exceeds the adjusted issue price of the Underlying Security but not its stated redemption price at maturity, Acquisition premium reduces (but does not eliminate) the amount of OID that the certificateholder would otherwise have to include in income.  The affect of acquiring an interest in an
Underlying Security with bond premium is discussed below under the caption “Fixed Rate and Floating Rate
Certificates-Bond Premium.”

         Election to Treat All Interest as Original Issue Discount. A certificateholder may elect to include in gross income all interest (including stated interest, OID, de minimis OID, market discount and de minimis market discount, as adjusted by any bond premium or acquisition premium) that accrues on an Underlying Security using a constant yield method.  Because this election will affect how the certificateholder treats other securities it should only be made after consulting with a tax adviser.

Strip Certificates

         The federal income tax consequences of acquiring, holding, and disposing of Strip Certificates will be discussed in the applicable Supplement or an attachment thereto.

Fixed Rate and Floating Rate Certificates

         Original Issue Discount.  Proper federal income tax treatment of these certificates is unclear.  In effect, a portion of the principal and a portion of the interest have been “stripped” off the Underlying
Securities.  Under the tax rules applicable to stripped debt obligations, on the date a certificate is purchased, each of the Underlying Securities represented by the certificate is treated as newly issued (possibly with original issue discount) for purposes of reporting a certificateholder’s income.  Notwithstanding these rules, however, the investment of the certificateholder more closely resembles an investment in an ordinary, non-OID bond than an investment in a discount instrument.

         Assuming the certificates are purchased at par (generally, the face amount of the Underlying Securities)
and subject to the discussion in the paragraph below, the Trust intends to take the position that the Fixed Rate and Floating Rate Certificates do not represent interests in securities having original issue discount.  Based upon the foregoing, it is reasonable for each Fixed Rate and Floating Rate certificateholder to report on its federal income tax return, in a manner consistent with its method of tax accounting, its share of the interest income earned with respect to the Underlying Securities.  If, however, the Service successfully challenges this position, the Fixed Rate and Floating Rate Certificates would represent interests in securities having original issue discount.  In that case, Fixed Rate and Floating Rate certificateholders would have to include in gross income such OID as accrued over the term of the Underlying Securities under a constant yield method.  In addition, Fixed Rate and Floating Rate certificateholders who acquire their certificates after the original issuance (that is, on re-sale) may acquire their interests in the Underlying Securities either with additional discount or at a premium.  These purchasers should consult their tax advisors regarding the tax consequences of acquiring, owning and disposing of  Fixed Rate and Floating Rate Certificates under these circumstances.

         Bond Premium.  Depending on how the purchase price of a certificate is allocated among the Underlying
Securities, a certificateholder may acquire its interest in one or more Underlying Securities at a bond premium.

                                                          44

This will occur to the extent that the purchase price allocated to the certificateholder’s portion of the
Underlying Security exceeds the stated redemption price at maturity of the certificateholder’s portion of the
Underlying Security.  If the certificateholder makes (or has made) an election under Section 171 of the Code, then the premium will be amortizable over the term of the Underlying Security under a constant yield method.  The amount of premium amortized in each taxable year offsets the interest income on the Underlying Security but also reduces the certificateholder’s basis in the Underlying Security.  Because this election will affect how the certificateholder treats other securities it should only be made after consulting with a tax advisor.

Special Considerations for Underlying Securities That Include Trust Preferred

         The Underlying Securities may include Trust Preferred Securities.  Ordinarily, an issuer of Trust
Preferred Securities may defer the interest payments on the subordinated debentures that underlie the Trust
Preferred Securities, thereby deferring the interest payments on the Trust Preferred Securities as well.  The materials used to offer Trust Preferred Securities may express the view that the Trust Preferred Securities were not issued with original issue discount.  Presumably, this is based on the belief that the likelihood of the issuer exercising its right to defer interest on the subordinated debentures was remote.  In these cases, the
Trust also intends to treat these assets as having been issued without OID.

         If the Service successfully challenges this treatment (or the assertion that the exercise of the deferral right was remote), then a certificateholder will have to include any OID in income as it accrues over the term of the Trust Preferred Securities regardless of whether the certificateholder received the cash attributable to that income and regardless of the certificateholder’s regular accounting method.  Similarly, if the issuer of the Trust Preferred Securities exercises its right to defer interest payments on the subordinated debentures, then beginning with the first deferral period, the certificateholders will have to accrue the interest payable on the Trust Preferred Securities as OID.

Deductibility of Trust’s Fees and Expenses

         Fees and Expenses.  Under Section 162 or 212 of the Code, each certificateholder will be entitled to deduct its pro rata share of expenses incurred by the Trust.  In the case of individuals (and trusts, estates or other persons that compute their income in the same manner as individuals) these expenses will be deductible under Section 67 of the Code only to the extent these expenses, plus other “miscellaneous itemized deductions” of the individual, exceed 2% of the individual’s adjusted gross income.  In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a certain amount (the “Applicable Amount”) will be reduced by the lesser of (i) 3% of the excess of the individual’s adjusted gross income over the Applicable Amount or (ii) 80% of the amount of itemized deductions otherwise allowable for the taxable year.  The 3% and 80% limits are scheduled to be reduced starting in 2006 and return to current levels in 2010.

         Foreign Tax Credits. Foreign income taxes (if any) withheld from payments to the Trust will be includible in the income of certificateholders and will likewise be deductible to certificateholders, or, alternatively, certificateholders may, subject to various limitations, be eligible to claim a U.S. foreign tax credit.

Sale or Exchange by Certificateholders

         Sale or Exchange of a Certificate.  A certificateholder who sells a certificate prior to its maturity will be treated as having sold a pro rata portion of the Underlying Securities represented by the certificate.
The certificateholder will recognize gain or loss equal to the difference, if any, between the amount received for each type of Underlying Security (determined based on the relative fair market values of the Underlying
Securities on the date of sale) and the certificateholder’s adjusted basis in each Underlying Security.  A certificateholder’s adjusted basis in an Underlying Security will equal the amount of the Certificate purchase price initially allocated to the Underlying Security, increased by any original issue discount accrued by the certificateholder with respect to that security and decreased by the bond premium amortized and any payments of stated redemption price at maturity (generally, principal payments) received with respect to that security.
Except for gain representing accrued interest and accrued market discount not previously included in income, any gain or loss will be capital gain or loss.

                                                          45

         Certificates Subject to Call.  As noted above, in some cases the acquisition of a certificate will represent both the purchase of an interest in the Underlying Securities and the grant of an option to call the certificate. Although the matter is not entirely free from doubt, these two actions are likely to represent a straddle for purposes of Section 1092 of the Code.  Consequently, any capital gain or loss realized on the sale, exchange or redemption of the certificate will be short-term capital gain or loss regardless of how long the certificate is held.

         Sale of the Underlying Securities.  If the Trust sells the Underlying Securities (or the Underlying
Securities are redeemed or retired by the Issuer) each certificateholder will be treated as having sold its pro rata interest in the Underlying Security and gain or loss (if any) will be recognized by the certificateholder.
Except for gain representing accrued interest and accrued market discount not previously included in income, any gain or loss will be capital gain or loss.

         In Kind Redemption of Certificates.  If the Underlying Securities are distributed in exchange for certificates in accordance with the proportionate interests of the certificateholders in the principal and interest payments on the Underlying Securities, then that distribution will not be treated as a taxable event.  A certificateholder will, however, have gain or loss if following an in-kind redemption, the certificateholder has a greater or lesser interest in the principal or interest payments on the Underlying Securities than it held immediately before the exchange.

         Modification or Exchange of Underlying Securities. Depending upon the circumstances, it is possible that a modification of the terms of the Underlying Securities, or a substitution of other assets for the Securities following a default on the Underlying Securities, would be a taxable event to certificateholders, in which case they would recognize gain or loss as if they had sold their interests in the Underlying Securities.

Special Considerations for Underlying Securities Denominated in a Foreign Currency

         The following U.S. federal income tax considerations apply to certificates (“Foreign Currency
Certificates”) that represent interests in Underlying Securities that are debt instruments denominated in currency other than the U.S. dollar (“Underlying Foreign Securities”).  Different rules apply to interest that may be taken into income upon receipt (such as interest received from a non-OID debt by a cash method U.S.
Certificateholder) and interest that must be taken into income as it accrues (such as OID and “ordinary” interest in the case of an accrual method U.S. Certificateholder).

         Interest That May be Taken Into Income Upon Receipt (“Current Interest”).  In the case of Current
Interest paid in a foreign currency, the Certificateholder must determine (and include in income) the U.S. dollar value of the foreign currency payment on the date the payment is received, regardless of whether the payment is in fact converted into U.S. dollars at that time.  If the payment is retained in the form of the foreign currency, then the U.S. dollar value of the currency on the date of payment will be the U.S. Certificateholder’s tax basis in the foreign currency.  Any gain or loss subsequently realized by the U.S. Certificateholder on the sale or other disposition of the foreign currency (including its exchange into U.S. dollars or its use to purchase additional Certificates) will be ordinary income or loss.

         Interest That Must be Taken Into Income as it Accrues and Before Receipt (“Accrued Interest”).  A U.S.
Certificateholder must determine (and include in income) the U.S. dollar value of its Accrued Interest income by translating that income at the average rate of exchange for the accrual period or, if the accrual period spans two taxable years, by translating the income at the average rate for that part of the accrual period falling within the taxable year.  Alternatively, the U.S. Certificateholder may elect to translate Accrued Interest using the rate of exchange on the last day of the accrual period or, with respect to an accrual period that spans two taxable years, using the rate of exchange on the last day of the taxable year for that part of the accrual period falling within the taxable year.  In addition, if the last day of an accrual period is within five business days of the date of receipt of the Accrued Interest, a U.S. Certificateholder may translate the interest using the rate of exchange on the date of receipt.  Because the election will apply to other debt obligations held by the
U.S. Certificateholder and may not be changed without the consent of the Service, a U.S. Certificateholder should consult a tax advisor before making the above election.

         Receipt of Accrued Interest.  A U.S. Certificateholder will recognize exchange gain or loss (which will be treated as ordinary income or loss) on the date the Accrued Interest is received.  The amount of exchange gain or

                                                          46

loss recognized will equal the difference, if any, between the U.S. dollar value of the foreign currency payment received (determined on the date the payment is received) and the U.S. dollar value of the Accrued
Interest taken into income with respect to the accrual period.

         Acquisition of Foreign Currency Certificates With Foreign Currency. A U.S. Certificateholder who
purchases a Foreign Currency Certificate with previously acquired foreign currency will recognize ordinary income or loss equal to the difference (if any) between the Certificateholder’s tax basis in the foreign currency and the U.S. dollar fair market value of the foreign currency as determined on the date of purchase.

         Sale, Exchange or Retirement of a Foreign Currency Certificate.  Upon the disposition of a Foreign
Currency Certificate (whether by sale, exchange or redemption), a U.S. Certificateholder will recognize taxable gain or loss equal to the difference between the amounts realized with respect to its interests in the different
Underlying Foreign Securities and the U.S. Certificateholder’s adjusted tax basis in its interests in the different Underlying Foreign Securities.  See the discussion under “Sale or Exchange by Certificateholders.”  If the U.S. Certificateholder receives foreign currency on the disposition of the Foreign Currency Certificate, the amount realized will be based on the U.S. dollar value of the foreign currency on either the date the payment is received or the date the Foreign Currency Certificate is sold, exchanged or redeemed.

         To the extent gain or loss realized upon the disposition of a Foreign Currency Certificate is attributable to fluctuations in currency exchange rates, it will be treated as ordinary income or loss but will not be characterized as interest income or as an interest expense.  The amount of currency gain or loss will equal the difference between the U.S. dollar value of the principal amounts of the different Underlying Foreign
Securities, determined on the date the payment is received or the Foreign Currency Certificate is disposed of, and the U.S. dollar value of the foreign currency principal amount of the different Underlying Foreign
Securities, determined on the date the U.S. Certificateholder acquired the Foreign Currency Certificate.  Foreign currency gain or loss will be recognized only to the extent of the total gain or loss realized by the U.S.
Certificateholder on the disposition of the Foreign Currency Certificate.

         Market Discount.  If a U.S. Certificateholder’s share of a Foreign Currency Security is acquired at market discount, then the amount of market discount accrued in respect of that Foreign Currency Security is measured in terms of the foreign currency.  Market discount is deemed to accrue in all cases, but at a U.S.
Certificateholder’s election the amount accrued may be taken into income either (i) currently or (ii) upon the receipt of any partial principal payment on the Foreign Currency Security, or upon the sale, exchange, retirement or other disposition of the Foreign Currency Certificate.  (See the earlier discussion of market discount under the caption “Interests in the Underlying Securities in Full-Market Discount”).  Market discount that is taken into income currently, and before receipt, is treated like Accrued Interest and Market Discount that is not taken into account until received, is treated like Current Interest.

         Premium.  If a U.S. Certificateholder’s share of a Foreign Currency Security is acquired at a premium, then the amount of premium amortized in respect of any interest payment from that Foreign Currency Security is measured in terms of the foreign currency.  (See the earlier discussion of bond premium under the caption “Fixed
Rate and Floating Rate Certificates-Bond Premium.”)  At the time the corresponding interest payment is received, the portion of the interest payment equal to the amortized premium should be treated as a return of principal.  A
U.S. Certificateholder should then recognize exchange gain or loss on that portion based on the difference between the U.S. dollar value of such amount as measured on the date the interest payment is received and the
U.S. dollar cost of the amount as measured on the date the Certificate was acquired.  As to the treatment of the remaining amount of the interest payment, see the earlier discussions of Current Interest and Accrued Interest.

Income of Non-U.S. Certificateholders

         A Non-U.S. Certificateholder who is an individual or corporation (or an entity treated as a corporation for federal income tax purposes) holding the certificates on its own behalf will not be subject to United States federal income taxes on payments of principal, premium, interest or original issue discount on a certificate, unless the
Non-U.S. Certificateholder is (i) a direct or indirect 10% or greater shareholder of the issuer of the Underlying
Securities; (ii) a controlled foreign corporation related to the issuer of the Underlying Securities; or (iii) an individual who ceased being a U.S. citizen or long-term resident for tax avoidance purposes. To qualify for the exemption from

                                                          47

taxation, the Withholding Agent, as defined below, must have received a statement from the individual or corporation that:

o    is signed under penalties of perjury by the beneficial owner of the  certificate,

o    certifies that such owner is not a U.S. Certificateholder, and

o    provides the beneficial owner’s name and address.

         A “Withholding Agent” is the last United States payor (or a non-U.S. payor who is a qualified intermediary, U.S. branch of a foreign person, or withholding foreign partnership) in the chain of payment prior to payment to a Non-U.S. Certificateholder (which itself is not a Withholding Agent). Generally, this statement is made on an IRS Form W-8BEN (“W-8BEN”), which is effective for the remainder of the year of signature plus three full calendar years unless a change in circumstances makes any information on the form incorrect.
Notwithstanding the preceding sentence, a W-8BEN with a U.S. taxpayer identification number will remain effective until a change in circumstances makes any information on the form incorrect, provided that the Withholding Agent reports at least annually to the beneficial owner on IRS Form 1042-S. The beneficial owner must inform the
Withholding Agent within 30 days of such change and furnish a new W-8BEN. A Non-U.S. Certificateholder who is not
an individual or corporation (or an entity treated as a corporation for federal income tax purposes) holding the certificates on its own behalf may have substantially increased reporting requirements. In particular, in the case of  certificates held by a foreign partnership (or foreign trust), the partners (or beneficiaries) rather than the partnership (or trust) will be required to provide the certification discussed above, and the partnership (or trust) will be required to provide certain additional information.

         A Non-U.S. Certificateholder whose income with respect to its investment in a  certificate is effectively connected with the conduct of a U.S. trade or business would generally be taxed as if the certificateholder was a U.S. person provided the certificateholder provides to the Withholding Agent an IRS Form
W-8ECI.

         Certain securities clearing organizations, and other entities that are not beneficial owners, may be able to provide a signed statement to the Withholding Agent. However, in such case, the signed statement may require a copy of the beneficial owner’s W-8BEN (or a substitute form).

         Generally, a Non-U.S. Certificateholder will not be subject to federal income taxes on any amount which constitutes capital gain upon retirement or disposition of a  certificate, unless the Non-U.S. Certificateholder is an individual who is present in the United States for 183 days or more in the taxable year of the disposition and the gain is derived from sources within the United States. Certain other exceptions may be applicable, and a
Non-U.S. Certificateholder should consult its tax advisor in this regard.

         Estate Tax.  The  certificates will not be includible in the estate of a Non-U.S. Certificateholder unless (a) the individual is a direct or indirect 10% or greater shareholder of the Underlying Securities Issuer or, (b) at the time of such individual’s death, payments in respect of the certificates would have been effectively connected with the conduct by such individual of a trade or business in the United States, or (c) the certificateholder was an individual who ceased being a U.S. citizen or long-term resident for tax avoidance purposes.

Information Reporting and Backup Withholding

         Backup withholding of U.S. federal income tax may apply to payments made in respect of a  certificate to a registered owner who is not an “exempt recipient” and who fails to provide certain identifying information
(such as the registered owner’s taxpayer identification number) in the manner required. Generally, individuals are not exempt recipients whereas corporations and certain other entities are exempt recipients. Payments made in respect of a certificateholder must be reported to the Service, unless the certificateholder is an exempt recipient or otherwise establishes an exemption.  Compliance with the identification procedures (described in the preceding section) will also establish an exemption from backup withholding for a Non-U.S. Certificateholder who is not an exempt recipient.

                                                          48

         In addition, upon the sale of a  certificate to (or through) a broker, the broker must backup withhold on the entire purchase price, unless either (i) the broker determines that the seller is a corporation or other exempt recipient or (ii) the seller provides certain identifying information in the required manner, and in the case of a Non-U.S. Certificateholder certifies that the seller is a Non-U.S. Certificateholder (and certain other conditions are met).  The sale must also be reported by the broker to the Service, unless either (i) the broker determines that the seller is an exempt recipient or (ii) the seller certifies its non-U.S. status (and certain other conditions are met).

         Any amounts withheld under the backup withholding rules from a payment to a certificateholder will be allowed as a refund or a credit against such certificateholder’s U.S. federal income tax, provided that the required information is furnished to the Service.

Proposed Reporting Regulations

         In June 2002 the IRS and Treasury Department proposed new rules concerning the reporting of tax information with respect to “Widely Held Fixed Investment Trusts.”  If these rules are finalized in their current form, the Trustee may be compelled, or have an opportunity, to adopt new ways of calculating and reporting tax items (such as OID, market discount, sale proceeds and premium) to the certificateholders.  Any new method of calculating and reporting tax items to the certificateholders could have the effect of accelerating their income and delaying their deductions.

State and Local Tax Considerations

         Potential certificateholders should consider the state and local tax consequences of the purchase, ownership and disposition of the certificates. State and local tax laws may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the tax laws of any state or locality. Therefore, potential certificateholders should consult their tax advisors with respect to the various state and local tax consequences of an investment in the certificates.

Possible Alternative Treatment of the Underlying Securities

         Except as noted in the Supplement, the issuer of the Underlying Securities believes and has received an opinion of counsel to the effect that the Underlying Securities constitute indebtedness for federal income tax purposes.  If the Service successfully challenges that assertion, then a certificateholder’s interest in the
Underlying Securities may instead be treated as representing an interest in the stock of the Underlying
Securities issuer.  Treatment of the Underlying Securities as stock could have adverse tax consequences to certain holders.  For example, a Non-U.S. Holder might lose the benefit of treating the income on the certificate as interest not subject to federal withholding tax.

                                               PLAN OF DISTRIBUTION

         Certificates may be offered in any of three ways:

              o   through underwriters or dealers;

              o   directly to one or more purchasers; or

              o   through agents.

The  applicable  prospectus  supplement  will set forth the terms of the  offering  of any series of  certificates, which may include the names of any underwriters or initial  purchasers,  the purchase price of the certificates and
the  proceeds  to  the  Depositor  from  the  sale,  any  underwriting   discounts  and  other  items  constituting
underwriters’  compensation,  any initial public offering price, any discounts or concessions  allowed or reallowed or paid to dealers,  any securities  exchanges on which the  certificates  may be listed,  any  restrictions on the sale and  delivery of  certificates  in bearer form and the place and time of  delivery of the  certificates  to be offered by the applicable prospectus supplement.

                                                          49

         If underwriters are used in the sale, certificates will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.  Certificates may be offered to the public either through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate.  The managing underwriters or underwriters in the United States may include Wachovia Securities, an affiliate of the Depositor.  Unless otherwise set forth in the applicable prospectus supplement, the obligations of the underwriters to purchase the certificates will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all of the certificates if any certificates are purchased.  Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

         Certificates may also be sold through agents designated by the Depositor from time to time.  Any agent involved in the offer or sale of certificates will be named, and any commissions payable by the Depositor to such agent will be set forth, in the applicable prospectus supplement.  Unless otherwise indicated in the applicable prospectus supplement, any agent will act on a best efforts basis for the period of its appointment.

         If so indicated in the applicable prospectus supplement, the Depositor will authorize agents, underwriters or dealers to solicit offers by certain specified institutions to purchase certificates at the public offering price described in such prospectus supplement as required by delayed delivery contracts providing for payment and delivery on a future date specified in such prospectus supplement.  Such contracts will be subject only to those conditions set forth in the applicable prospectus supplement and such prospectus supplement will set forth the commissions payable for solicitation of such contracts.

         Any underwriters, dealers or agents participating in the distribution of certificates may be deemed to be underwriters and any discounts or commissions received by them on the sale or resale of certificates may be deemed to be underwriting discounts and commissions under the Securities Act.  Agents and underwriters may be entitled under agreements entered into with the Depositor to indemnification by the Depositor against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that the agents or underwriters may be required to make in respect of those liabilities.  Agents and underwriters may be customers of, engage in transactions with, or perform services for, the Depositor or its affiliates in the ordinary course of business.

         Wachovia Securities is an affiliate of the Depositor.  Wachovia Securities’ participation in the offer and sale of certificates complies with the requirements of Section 2720 of the Conduct Rules of the National
Association of Securities Dealers, Inc. regarding underwriting securities of an affiliate.

         As to each series of certificates, only those classes rated in one of the investment grade rating categories by a rating agency will be offered by this prospectus.  Any unrated classes or classes rated below investment grade may be retained by the Depositor or sold at any time to one or more purchasers.

         Affiliates of the underwriters may act as agents or underwriters in connection with the sale of the certificates.  Any affiliate of the underwriters so acting will be named, and its affiliation with the underwriters described, in the related prospectus supplement.  Also, affiliates of the underwriters may act as principals or agents in connection with market-making transactions relating to the certificates.

         The underwriters involved in the offering of any series of certificates may include Wachovia Securities, an affiliate of the Depositor, and may include other affiliates of the Depositor.  Wachovia Securities or other affiliates may be involved in any series as an underwriter or an agent.

         Wachovia Corporation conducts its investment banking, institutional, and capital markets businesses through its various bank, broker-dealer and non-bank subsidiaries (including Wachovia Capital Markets, LLC) under the trade name of Wachovia Securities.  Any references to Wachovia Securities in this prospectus Supplement, however, do not include Wachovia Securities, Inc., a member of NASD and SIPC, a separate broker-dealer subsidiary of Wachovia Corporation, and an affiliate of Wachovia Capital Markets, LLC.

                                                          50

                                                  LEGAL OPINIONS

     Certain legal matters relating to the Certificates will be passed upon for the Depositor and the
Underwriters by Orrick, Herrington & Sutcliffe LLP, Washington, D.C.  Certain tax matters will be passed upon by
Orrick, Herrington & Sutcliffe LLP, New York, New York, Special Tax Counsel.

                                                          51

                                                           $[            ]
                                          Structured Repackaged Asset-Backed Trust Securities
                                            (STRATS(SM)) Callable Certificates, Series 2007-2

                                   STRATS(SM) Trust for BNSF Funding Trust I Securities, Series 2007-2
                                                            Issuing Entity

                                                Synthetic Fixed-Income Securities, Inc.
                                                         Depositor and Sponsor

                                                    ______________________________

                                                         PROSPECTUS SUPPLEMENT

                                                            July     , 2007
                                                    ______________________________

                                                          Wachovia Securities

                                                          RBC Capital Markets

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the prospectus.  We have not authorized anyone to provide you with different information.

We are not offering the Certificates in any state where the offer is not permitted.

We do not claim the accuracy of the information in this prospectus supplement and the prospectus as of any date other than the dates stated on their respective covers.

Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the Certificates and with respect to their unsold allotments or subscriptions.  In addition, until the date which is 90 days after the date of this prospectus supplement, all dealers selling the Certificates will deliver a prospectus supplement and prospectus.  Such delivery obligations may be satisfied by filing the prospectus supplement and prospectus with the Securities and Exchange Commission.